SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934


Filed by the Registrant |X|

Filed by a Party other than the Registrant | |

Check the appropriate box:

|X|  Preliminary Proxy Statement
| | Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
| |  Definitive Proxy Statement
| |  Definitive Additional Materials
| |  Soliciting Material Pursuant to ss.240.14a-12


                             FIRST FINANCIAL BANCORP
                ________________________________________________
                (Name of Registrant as Specified In Its Charter)


    ________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

| |  No fee required

|X|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1) Title of each class of securities to which transaction applies: Common Stock, no par value, of the Registrant

     ___________________________________________________________________________

     (2) Aggregate number of securities to which transaction applies: 1,968,158 shares

     ___________________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Total aggregate consideration to be paid to registrant's shareholders is $50,000,000 in cash. No securities of the acquirer will be issued to the Registrant's shareholders.

     ___________________________________________________________________________

     (4) Proposed maximum aggregate value of transaction: $50,000,000

     ___________________________________________________________________________

     (5) Total fee paid: $10,000

     ___________________________________________________________________________

| |  Fee paid previously with preliminary materials.

| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     ___________________________________________________________________________

     (2) Form, Schedule or Registration Statement No.:

     ___________________________________________________________________________

     (3) Filing Party:

     ___________________________________________________________________________

     (4) Date Filed:

     ___________________________________________________________________________

                                                                PRELIMINARY COPY



                             FIRST FINANCIAL BANCORP
                               701 SOUTH HAM LANE
                             LODI, CALIFORNIA 95242

                               October ____, 2004


Dear Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders of First Financial Bancorp to be held on Wednesday, November 3, 2004, at 6:30 p.m., Pacific Time, at the Company's executive offices, 701 South Ham Lane, Lodi, California 95242.

At the meeting, shareholders will be asked to approve a cash merger and certain related transactions as more fully described in the accompanying proxy statement. First Financial Bancorp shareholders will receive $25.40 in cash for each share of First Financial Bancorp common stock owned at the time of the merger.

The board of directors of First Financial Bancorp recommends that you vote "FOR" approval of the merger.

It is important that your shares be represented at the meeting. AN ABSTENTION OR A FAILURE TO VOTE HAS THE SAME EFFECT AS A VOTE AGAINST THE MERGER. Accordingly, whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy promptly in the postage-paid envelope that has been provided for your convenience. If you wish to vote in accordance with the recommendation of your board of directors, it is not necessary to specify your choice; you may merely sign, date and return the enclosed proxy.

If you need any assistance in the voting of your proxy, please contact our proxy solicitors, MacKenzie Partners, Inc., toll free at (800) 322-2885 or via e-mail at proxy@mackenziepartners.com.

Sincerely,


Leon Zimmerman                                             Benjamin Goehring
President and Chief Executive Officer                      Chairman of the Board

                             FIRST FINANCIAL BANCORP
                               701 South Ham Lane
                             Lodi, California 95242

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO EACH SHAREHOLDER OF
FIRST FINANCIAL BANCORP:

You are invited to attend the Special Meeting of Shareholders of First Financial Bancorp, a California corporation (the "Company"), which will be held at the Company's executive offices, 701 South Ham Lane, Lodi, California 95242, on Wednesday, November 3, 2004, at 6:30 p.m., Pacific Time, for the following purposes:

1. To approve the Agreement and Plan of Merger dated September 7, 2004, by and among Placer Sierra Bancshares, its wholly-owned subsidiary Placer Sierra Bank, First Financial Bancorp and its wholly-owned subsidiary Bank of Lodi, N.A., attached as Annex A to this proxy statement, providing for the merger of First Financial Bancorp with and into Placer Sierra Bancshares and the merger of Bank of Lodi, N.A. with and into Placer Sierra Bank, and the transactions contemplated by the Agreement and Plan of Merger.

2. To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on October 1, 2004 are entitled to notice of and to vote at the meeting.

AN ABSTENTION OR A FAILURE TO VOTE HAS THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

If you need any assistance in the voting of your proxy, please contact our proxy solicitors, MacKenzie Partners, Inc., toll free at (800) 322-2885 or via e-mail at proxy@mackenziepartners.com.

All shareholders are cordially invited to attend the meeting in person. To ensure your representation at the meeting, you are requested to date, execute and return the enclosed proxy card, without delay, in the enclosed postage-paid envelope whether or not you plan to attend the meeting. Any shareholder present at the meeting may vote personally on all matters brought before the meeting. If you elect to vote personally at the meeting, your proxy will not be used.

If the merger is completed, shareholders of First Financial Bancorp common stock who do not vote "FOR" the merger may be entitled to certain dissenters' appraisal rights under Chapter 13 of the California Corporations Code as described in the proxy statement accompanying this notice. A copy of Chapter 13 is included as Annex B to the proxy statement.

                                        By Order of the Board of Directors,

                                        Allen R. Christenson
                                        Corporate Secretary

Lodi, California
October  ____, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                TABLE OF CONTENTS


PROXY STATEMENT ...............................................................3

QUESTIONS & ANSWERS............................................................3

SUMMARY........................................................................5
         Special Meeting.......................................................5
         The Companies.........................................................5
         Principal Terms of the Merger.........................................5
         Regulatory Approvals..................................................6
         Certain Federal Income Tax Consequences...............................6
         Recommendation of the Board...........................................6
         Reasons for the Merger................................................6
         Fairness Opinion of RBC Capital Markets Corporation...................7
         Interests of Certain Officers and Directors in the Merger.............7
         Dissenters' Rights of Appraisal.......................................7
         Vote Required to Approve Merger ......................................7


THE SPECIAL MEETING............................................................8
         Date, Time and Place..................................................8
         Proxy Solicitation....................................................8
         Outstanding Shares and Voting.........................................8

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS...............................10

THE MERGER....................................................................12
         Effectiveness of the Merger..........................................12
         Background of the Merger.............................................12
         Reasons for the Merger and Recommendation of the Board of Directors..14
         Opinion of First Financial Bancorp's Financial Advisor...............15
         Interests of Certain Officers and Directors of First Financial.........
            Bancorp in the Merger.............................................20
         Employee Benefit Plans...............................................22
         Regulatory Approvals We Must Obtain for the Merger to
            Occur.............................................................22
         Certain Federal Income Tax Consequences..............................23
         Dissenters' Rights of Appraisal......................................24


THE MERGER AGREEMENT..........................................................26
         Effectiveness of the Merger..........................................26
         Conversion of Shares of First Financial Bancorp Common Stock.........26
         Surrender of First Financial Bancorp Common Stock....................26
         Treatment of Stock Options...........................................26
         Representations and Warranties of the Parties........................26
         Covenants of the Parties; Conduct of Business Prior to the merger....28
         Conditions to Completion of the Merger...............................30
         Termination and Liquidated Damages...................................31
         Amendment of the Agreement and Plan of Merger; Waiver of Terms.......32
         Expenses.............................................................32


OTHER MATTERS.................................................................32

IMPORTANT NOTICE..............................................................32

ANNEXES
         A - Agreement and Plan of Merger....................................A-1

         B - California Corporations Code Chapter 13 - Dissenters' Rights....B-1
         C - Fairness Opinion of RBC Capital Markets Corporation.............C-1










































________________________________________________________________________________

                             FIRST FINANCIAL BANCORP
                               701 South Ham Lane
                             Lodi, California 95242
                                  209/367-2054

                                 PROXY STATEMENT
                               OCTOBER ______ 2004


                     QUESTIONS AND ANSWERS ABOUT THE MERGER


Q:       WHAT AM I BEING ASKED TO VOTE ON?

A: You are being asked to vote on a merger agreement which, when approved, will result in First Financial Bancorp being merged with and into Placer Sierra Bancshares, and Bank of Lodi, N.A., a wholly owned subsidiary of First Financial Bancorp, will be merged with and into Placer Sierra Bank, a wholly owned subsidiary of Placer Sierra Bancshares.

Q:       WHAT WILL I RECEIVE IN THE MERGER?

A: You will be entitled to receive $25.40 in cash, without interest, for each share of First Financial Bancorp common stock that you own.

         If you hold an option granted by First Financial Bancorp to acquire its common stock, you will no longer be permitted to exercise your stock option. Instead, for each share underlying your options, regardless of whether or not the options are currently exercisable, First Financial Bancorp will pay you a cash amount equal to the difference between the option exercise price and $25.40.

Q:       WHY IS THE MERGER PROPOSED?

A: The Board of Directors of First Financial Bancorp believes that the merger is fair and in the best interests of the shareholders, as well as its employees and the communities served by Bank of Lodi, N.A. Among other reasons, First Financial Bancorp is proposing the merger because its Board of Directors has concluded that a cash offer of $25.40 per share represents a significant premium over the historical trading range of First Financial Bancorp common stock. The Board is uncertain that, if First Financial Bancorp remained independent, the anticipated value of First Financial Bancorp common stock in the future, discounted to present value, would equal or exceed the cash amount that First Financial Bancorp shareholders will receive upon completion of the merger. Also, the ongoing dispute with certain dissident directors has been a distraction to First Financial Bancorp's management and staff and, as identified in First Financial Bancorp's earnings releases, has resulted in significant additional expense to the company. As a result of the negative publicity and the resulting adverse impact on the company's reputation and employee morale, First Financial Bancorp has lost important customers and staff. The Board also considered the factors which are discussed in this proxy statement under "The Merger-Reasons for the Merger."

Q:       DOES FIRST FINANCIAL BANCORP RECOMMEND VOTING IN FAVOR OF THE MERGER?

A: Yes. The First Financial Bancorp Board of Directors recommends that shareholders vote in favor of the merger.

Q:       HOW DO I VOTE?

A: Simply indicate on your proxy card how you want to vote and then sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the First Financial Bancorp meeting. You may also vote by attending the meeting and voting in person. You may also vote by internet or by telephone by following the instructions on the proxy card. Our legal counsel has advised that these internet and telephone voting procedures comply with applicable law.


________________________________________________________________________________

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will not vote your shares for you unless you provide instructions to your broker on how to vote. It is important therefore that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not tell your broker how to vote your shares, the effect will be the same as a vote against the merger.

Q:       CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You may change your vote at any time before your proxy is voted at the meeting. If your shares are held in your name you may do this in one of three ways. First, you may send a written notice stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to First Financial Bancorp at the address at the top of the notice of special meeting, directed to the attention of Allen R. Christenson, Corporate Secretary. Third, you may attend the meeting and vote in person if you tell the Secretary that you want to cancel your proxy and vote in person. Simply attending the First Financial Bancorp meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker regarding the procedure you must follow in order to change your vote or to vote at the meeting. You may also change your vote by submitting a new vote through the internet or by telephone, by following the instructions on the proxy card.

Q:       SHOULD I SEND IN MY CERTIFICATES NOW?

A: No. After the merger is completed, we will send you written instructions for surrendering your stock certificates.

Q:       WHEN DO YOU EXPECT THIS MERGER TO BE COMPLETED?

A: We are working toward completing this merger as quickly as possible. We currently expect to complete this merger by the end of December 2004 or in January of 2005. However, if all regulatory approvals have not been received and all other conditions to the effectiveness of the merger have not been fulfilled, the merger may not be completed.

Q:       WHY HAVE YOU SENT ME THIS DOCUMENT?

A: This proxy statement contains important information regarding this proposed merger, as well as information about First Financial Bancorp. It also contains important information about what the First Financial Bancorp Board of Directors and management considered in evaluating this proposed merger. We urge you to read this proxy statement carefully, including its annexes.


________________________________________________________________________________

                                     SUMMARY

         This summary, together with the "Questions and Answers" on the preceding pages, highlights important selected information from this proxy statement. To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this entire proxy statement and its annexes. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.


SPECIAL MEETING (PAGE 8)

         The Special Meeting of Shareholders will be held on Wednesday, November 3, 2004, at 6:30 p.m., Pacific Time. The meeting will be held at the headquarters of First Financial Bancorp at 701 South Ham Lane, Lodi, California 95242. Shareholders of record at the close of business on October 1, 2004 are entitled to vote at the meeting. As of that day, there were 1,824,929 shares of First Financial Bancorp common stock outstanding.


THE COMPANIES

         Placer Sierra Banchares is a California corporation and a registered bank holding company under the Federal Bank Holding Company Act. It operates as a bank holding company for Placer Sierra Bank, a California state-chartered commercial bank. Through its 23 Northern California branches, Placer Sierra Bank serves a five county area including Placer, Sacramento and El Dorado counties, commonly known as the greater Sacramento metropolitan region, and the adjacent counties of Sierra and Nevada. Through its nine Southern California branches, Placer Sierra Bank serves both Los Angeles and Orange counties. Placer Sierra Bank provides its customers the resources of a large financial institution together with the resourcefulness and superior customer service of a community bank. Placer Sierra Bank offers a broad array of deposit products and services for both commercial and consumer customers, including electronic banking, cash management services, electronic bill payment and investment services with an emphasis on relationship banking and focus on generating low cost deposits. In addition, Placer Sierra Bank provides competitive loan products such as commercial loans and lines of credit, commercial real estate loans, Small Business Administration loans, residential mortgage loans, home equity lines of credit and construction loans.

         First Financial Bancorp is a California corporation and a registered bank holding company under the Federal Bank Holding Company Act. It is the parent of Bank of Lodi, N.A., a locally owned community bank formed in 1982. Bank of Lodi, N.A. offers financial services via the web at www.bankoflodi.com, by phone at 888-265-8577, at any one of its nine branches located in the communities of Lodi, Woodbridge, Lockeford, Galt, Plymouth, San Andreas, Elk Grove, Folsom, and Sacramento or its loan production office located in Folsom, California.

PRINCIPAL TERMS OF THE MERGER  (PAGE 12)

         THE AGREEMENT AND PLAN OF MERGER IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT BECAUSE IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.

         EFFECT OF THE MERGER  (PAGE 12)

         In the merger, First Financial Bancorp will merge with and into Placer Sierra Bancshares, which will continue as the surviving corporation. All outstanding shares of First Financial Bancorp common stock will be canceled and you will have the right to receive $25.40 in cash for each share of First Financial Bancorp common stock you hold.

         If you hold an option granted by First Financial Bancorp to acquire its common stock, you will no longer be permitted to exercise your stock option. Instead, for each share underlying your option, regardless of whether or not the option is currently exercisable, First Financial Bancorp will pay you a cash amount equal to the difference between the option exercise price and $25.40.

         CONDITIONS TO THE MERGER  (PAGE 30)


________________________________________________________________________________

         The parties will not complete the merger unless a number of conditions are met. These include:

         o approval of the merger agreement by the shareholders of First Financial Bancorp,

         o receipt of all required regulatory approvals and consents of third parties,

         o absence of any order or decree of any court or regulatory agency prohibiting the merger,

         o absence of any material adverse change to First Financial Bancorp, and

         o the resignation of all of First Financial Bancorp's directors and executive officers.


REGULATORY APPROVALS  (PAGE 22)

         The merger requires the prior approval of the Federal Reserve Board and the California Department of Financial Institutions.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES  (PAGE 23)

         Because First Financial Bancorp shareholders will receive cash upon completion of the merger, they will recognize gain or loss to the extent the cash received is greater or less than their tax basis in their shares of First Financial Bancorp common stock. The gain or loss will generally be capital gain or loss, depending on an individual shareholder's holding period and other factors.


RECOMMENDATION OF THE BOARD  (PAGE 14)

         The Board of Directors of First Financial Bancorp recommends that you vote FOR the merger.

REASONS FOR THE MERGER  (PAGE 14)

         The Board of Directors of First Financial Bancorp believes that the merger is fair and in the best interests of the shareholders, as well as its employees and the communities served by Bank of Lodi, N.A. In approving the merger, First Financial Bancorp's Board of Directors considered a number of factors, including the fact that:

         o the cash offer of $25.40 per share represents a significant premium over the historical trading range of First Financial Bancorp common stock;

         o the Board is uncertain that, if First Financial Bancorp remained independent, the anticipated value of First Financial Bancorp common stock in the future, discounted to present value, would equal or exceed the cash amount that First Financial Bancorp shareholders will receive upon completion of the merger;

         o First Financial Bancorp's Financial adviser, RBC Capital Markets Corporation rendered its opinion that the consideration to be received by First Financial Bancorp's shareholders under the merger agreement is fair from a financial point of view to the shareholders of First Financial Bancorp; and

         o the ongoing dispute with certain dissident directors has been a distraction to First Financial Bancorp's management and staff and, as identified in First Financial Bancorp's earnings releases, has resulted in significant additional expense to the company. As a result of the negative publicity and the resulting adverse impact on the company's reputation and employee morale, First Financial Bancorp has lost important customers and staff. The dispute is ongoing and could be expected to result in additional substantial expense to First Financial Bancorp.


________________________________________________________________________________

FAIRNESS OPINION OF RBC CAPITAL MARKETS CORPORATION (PAGE 15 AND ANNEX C)

         First Financial Bancorp's financial adviser, RBC Capital Markets Corporation, has rendered its opinion that the consideration to be received by First Financial Bancorp's shareholders under the merger agreement is fair to First Financial Bancorp shareholders from a financial point of view.


INTERESTS OF CERTAIN OFFICERS AND DIRECTORS IN THE MERGER  (PAGE 20)

         In considering the recommendation of the Board of Directors of First Financial Bancorp to approve the merger agreement, you should be aware that certain officers and directors of First Financial Bancorp have certain interests in, and will receive benefits as a consequence of, the merger that are different from the benefits to First Financial Bancorp shareholders generally.

         o First Financial Bancorp's directors and executive officers holding options to purchase its common stock will receive for each option in cash the difference in cash between $25.40 and $9.54, which is the weighted average option exercise price for their outstanding options;

         o Placer Sierra Bancorp has agreed to honor existing employment agreements and related compensation arrangements under which certain payments will be made to directors and executive officers of First Financial Bancorp;

         o under the terms of the merger agreement, after the merger, First Financial Bancorp's directors and officers will be indemnified for certain liabilities by Placer Sierra Bancorp and a policy of insurance will be provided for them.

VOTE REQUIRED FOR APPROVAL

         In order for the merger to be approved, it must receive the affirmative vote of a majority of the shares of common stock outstanding on October 1, 2004, the record date for the special meeting, voting in person or by proxy.

DISSENTERS' RIGHTS OF APPRAISAL  (PAGE 24 AND ANNEX B)

         Shareholders who do not vote in favor of the merger agreement may be entitled to dissenters' rights of appraisal if they perfect their dissenters' rights in accordance with Chapter 13 of the California Corporations Code.


________________________________________________________________________________

                               THE SPECIAL MEETING

Date, Time and Place

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Financial Bancorp, a California corporation (the "Company"), for a special meeting of shareholders of the Company, to be held on Wednesday, November 3, 2004, at 6:30 p.m., Pacific Time, at the Company's executive offices, 701 South Ham Lane, Lodi, California 95242, and any adjournment or postponement thereof. The purposes of the meeting are set forth in the Notice of Special Meeting of Shareholders to which this Proxy Statement is attached. The Company anticipates mailing this Proxy Statement and form of proxy to its shareholders on or about [OCTOBER ___, 2004.]

Proxy Solicitation

         The Company will pay the cost of this solicitation. The solicitation of proxies will be made primarily via United States Postal Service. In addition, directors, officers and regular employees of the Company may make solicitations by telephone, facsimile, other electronic communications, or personal interviews, and may request banks, brokers, fiduciaries and other persons holding stock in their names, or in the names of their nominees, to forward proxies and proxy materials to their principals, and obtain authorization for the execution and return of such proxies to management. The Company will reimburse such banks, brokers and fiduciaries for their out-of-pocket expenses incurred in connection therewith. None of our directors, officers or employees will receive any extra compensation for soliciting you.

         In addition, the Company has retained MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, to assist in soliciting proxies. For MacKenzie Partners' services the Company will pay a fee of $20,000, plus out-of-pocket expenses.

         A proxy for use at the special meeting is enclosed. A shareholder may revoke any proxy given at any time before it is exercised by filing with the Secretary of the Company a notice in writing revoking it or by duly executing a proxy bearing a later date. Proxies may also be revoked by any shareholder present at the Special Meeting who expresses a desire to vote such shares in person. Subject to such revocation, all proxies duly executed and received prior to or at the time of the Special Meeting will be voted in accordance with the instructions on the proxy. If no specification is made, proxies will be voted "FOR" approval of the merger, and, at the proxyholders' discretion, on such other matters, if any, which may properly come before the meeting (including any shareholder proposal that was omitted from this proxy statement pursuant to the rules of the Securities and Exchange Commission, and any proposal to postpone or adjourn the meeting), which the Company did not have notice of a reasonable time before mailing this proxy statement.


Outstanding Shares and Voting

         There were issued and outstanding 1,824,929 shares of the Company's common stock, no par value, on October 1, 2004, which has been set as the record date for the purpose of determining the shareholders entitled to notice of and to vote at the special meeting.

         The presence in person or by proxy of a majority of the shares entitled to vote is necessary to constitute a quorum at the special meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum and will have the effect of a vote against the merger. "Broker non-votes" are shares held by brokers or nominees who are present in person or represented by proxy, but which are not voted on a particular matter because under applicable rules the broker cannot vote on the matter in the absence of instructions from the beneficial owner.


________________________________________________________________________________

         In order for the merger to be approved, it must receive the affirmative vote of a majority of the shares of common stock outstanding on the record date for the special meeting, voting in person or by proxy.

         On any matter submitted to a shareholder vote, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of stock outstanding in the holder's name on the books of the Company as of the record date.


________________________________________________________________________________

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following tables set forth certain information known to the Company with respect to beneficial ownership of our common stock as of the close of business on October 1, 2004 by:

         (i) each person known by the Company to be the beneficial owner of more than 5% of our common stock,

         (ii)  each of our directors and director-nominees,

         (iii) each of the executive officers who are named in the Summary Compensation Table below; and

         (iv)  all current directors and executive officers as a group.

         Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Except as otherwise indicated, each person or entity has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. The number of shares outstanding used in calculating the percentages for a person in the table below includes the shares underlying options held by such person that are exercisable within 60 days of October 1, 2004. Percentage of beneficial ownership is based on 1,824,929 shares outstanding as of October 1, 2004. The Company has only one class of shares, Common Stock, outstanding.


                                                                       COMMON STOCK BENEFICIALLY
                                                                      OWNED AS OF  OCTOBER 1, 2004
                                                                      ____________________________
                                                                       NUMBER OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                                SHARES         PERCENT
____________________________________                                   _________       _______

5% SHAREHOLDERS:
   Weldon D. Schumacher                                               148,455 (2)        8.13%
   Leon J. Zimmerman                                                  170,004 (3)        9.02%
   Bank of Lodi, Employee Stock Ownership Plan                        177,482 (4)        9.73%

   Raymond H. Coldani                                                 101,153 (5)        5.54%
   13199 N. Ray Road
   Lodi, CA 95242

EXECUTIVE OFFICERS AND DIRECTORS:
   Benjamin R. Goehring                                                49,175 (6)        2.68%
   Weldon D. Schumacher                                               148,455 (2)        8.13%
   David M. Philipp                                                    52,047 (7)        2.84%
   Robert H. Miller III                                                 6,474 (8)            *
   Daniel M. Lewis                                                      5,118 (9)            *
   Leon J. Zimmerman                                                  170,004 (3)        9.02%
   Robert H. Daneke                                                    41,703 (10)       2.25%
   Allen R. Christenson                                                27,536 (11)       1.49%
   Angelo J. Anagnos (16)                                              34,423 (12)       1.89%
   Steven M. Coldani (16)                                              62,205 (13)       3.41%
   Kevin Van Steenberge                                                 9,292 (14)           *

   All directors and executive officers as a group (11 persons)       606,432 (15)      30.86%
__________________


*     Less than 1%.

(1) Unless otherwise indicated, the address of each of the named individuals is c/o Bank of Lodi, N.A. 701 South Ham Lane, Lodi, CA 95242.

(2) Includes 7,081 shares held solely by Dr. Schumacher, 4,080 shares owned by Dr. Schumacher's wife, 135,281 shares held in trust by Dr. Schumacher and his wife and 2,013 shares subject to options that are exercisable as of October 1, 2004, or become exercisable within 60 days thereafter.


________________________________________________________________________________

                                       10




(3) Includes 11,024 shares owned by Mr. Zimmerman's wife, 16,381 shares held solely by Mr. Zimmerman, 66,611 shares held in trust by Mr. Zimmerman and his wife, 15,708 shares owned in the Bank of Lodi Employee Stock Ownership Plan and First Financial Bancorp 401k Profit Sharing Plan, and 60,280 shares subject to options that are exercisable as of October 1, 2004, or become exercisable within 60 days thereafter.

(4) Shares of Common Stock beneficially owned by the ESOP are allocated on an annual basis among ESOP participants. The Board of Directors of the Company has authority to appoint Trustees of the ESOP. The Trustees possess authority to manage all of the assets of the ESOP. As of the record date, Messrs. Ben Goehring, David Philipp and Robert Miller, III served as Trustees and Administrative Committee members of the ESOP.

(5) Includes 20,458 shares owned by Mr. Coldani's wife, 21,193 shares owned solely by Mr. Coldani, and 59,502 shares held as joint tenants with spouse.

(6) Includes 14,061 shares owned by Mr. Goehring's wife, 24,710 shares owned solely by Mr. Goehring, 1,684 shares owned by Mr. Goehring in joint tenancy with his children, and 8,720 shares subject to options that are exercisable as of October 1, 2004 or become exercisable within 60 days thereafter.

(7) Includes 1,430 shares owned by Mr. Philipp's wife, 121 shares held as custodian for minor children, 39,648 shares owned solely by Mr. Philipp, and 10,848 shares subject to options that are exercisable as of October 1, 2004 or become exercisable within 60 days thereafter.

(8) Includes 1,100 shares owned in joint tenancy with spouse, and 5,374 shares subject to options that are exercisable as of October 1, 2004, or become exercisable within 60 days thereafter.

(9) Includes 3,798 shares owned in joint tenancy with spouse, and 1,320 shares subject to options that are exercisable as of October 1, 2004, or become exercisable within 60 days thereafter.

(10) Includes 721 shares held in joint tenancy with spouse; 7,885 owned solely by Mr. Daneke, 3,278 shares owned in the Bank of Lodi Employee Stock Ownership Plan and First Financial Bancorp 401k Profit Sharing Plan, and 29,819 shares subject to options that are exercisable as of October 1, 2004, or become exercisable within 60 days thereafter.

(11) Includes 4,280 owned solely by Mr. Christenson, 1,672 shares owned in the Bank of Lodi Employee Stock Ownership Plan and First Financial Bancorp 401k Profit Sharing Plan, and 21,584 shares subject to options that are exercisable as of October 1, 2004, or become exercisable within 60 days thereafter.

(12) Includes 33,756 shares held in family trust by Mr. Anagnos and his wife, and 667 shares held as custodian for minor grandchildren.

(13) Includes 39,244 shares owned solely by Mr. Coldani, 7,968 shares held as community property or joint tenants by Mr. Coldani and his wife, 7,775 shares held as custodian for minor children, and 7,218 shares held jointly with his son.

(14) Includes 327 shares owned jointly with Lori Van Steenberge, 8,965 held in trust by Mr. Van Steenberge and his wife.

(15) Executive officers included in this total are the President and Chief Executive Officer, Executive Vice President and Chief Operating Officer, and Executive Vice President and Chief Financial Officer - in each case of the Company and the Bank. Shares include 139,958 shares subject to options that are exercisable as of October 1, 2004, or become exercisable within 60 days thereafter.

(16) Information obtained from individual's most recent Form 4 filed with the SEC adjusted to reflect the 10% stock dividend paid May 14, 2004.


________________________________________________________________________________

                                       11


                                   THE MERGER

Effect of the Merger

         The merger agreement provides that the following events will occur as a result of or in connection with the merger:

         o Bank of Lodi, N.A. will merge with and into Placer Sierra Bank and will cease to exist as a separate entity;

         o First Financial Bancorp will merge with a subsidiary of Placer Sierra Bancshares, with the subsidiary disappearing and First Financial Bancorp as the surviving entity. Subsequently, First Financial Bancorp will merge with and into Placer Sierra Bancshares and First Financial Bancorp will cease to exist as a separate entity; and

         o the outstanding shares of First Financial Bancorp (except dissenting shares) will be canceled and will be converted into the right to receive $25.40 per share in cash from Placer Sierra Bancshares.

         The merger is subject to the receipt of necessary regulatory approvals and the satisfaction of other conditions. See "--Conditions to Completion of the Merger."


Background of the Merger

         Throughout most of the year 2003 through the date of this proxy statement, First Financial Bancorp's Board of Directors has been bitterly divided as to many issues related to the company's operations. In particular, three directors have joined together to dissent from the remainder of the Board and have publicly criticized management and the remaining directors over First Financial Bancorp's performance, in the media, through the Internet and in meetings and written communications to First Financial Bancorp's shareholders. In addition, on August 20, 2003, the dissident directors advised the company of their intent to nominate an alternative slate of directors and to engage in a proxy contest seeking the election of its slate. On March 22, 2004, the dissidents made public a list of ten alternative nominees for directors in furtherance of their attempt to unseat the company's incumbent directors.

         The dispute with these dissident directors has been a distraction to First Financial Bancorp's management and staff and, as identified in First Financial Bancorp's earnings releases, has resulted in significant additional expense to the company. Additionally, as a result of the negative publicity and the resulting adverse impact on the company's reputation and employee morale, First Financial Bancorp has lost important customers and staff.

         On June 24, 2004, First Financial Bancorp's Executive Committee met to discuss the strategic issues that faced the company. The meeting included representatives of RBC Capital Markets Corporation, First Financial Bancorp's financial advisor, and Bingham McCutchen LLP, First Financial Bancorp's corporate counsel. RBC Capital Markets Corporation reported that the current trends in bank mergers provided a very favorable environment for the company to consider merger opportunities. During the meeting RBC Capital Markets Corporation also stated that, because of general awareness in the banking community of the ongoing internal dissension within First Financial Bancorp's Board, several financial institutions had expressed informal interest in acquiring the company. Mr. Zimmerman reported that the challenges of continuing to successfully operate First Financial Bancorp in accordance with the Board's business plan was becoming increasingly difficult in light of the turmoil caused by the dissident directors. The Executive Committee authorized RBC Capital Markets Corporation to explore the interest of other institutions as possible merger partners for First Financial Bancorp. The Executive Committee voted unanimously to do so.

         RBC Capital Markets Corporation contacted 13 institutions in California and Oregon to determine their level of interest. Six institutions indicated a possible interest in a transaction and executed confidentiality agreements and were provided with non-public data about the company. Two parties returned the materials expressing no interest in proceeding further. The remaining four institutions indicated a continuing interest, and proceeded to submit their indications of interest which were received by RBC Capital Markets Corporation on July 20, 2004. On July 24, 2004 the four indications of interest were presented to the Executive Committee by RBC Capital Markets Corporation. The Committee reviewed all four indications of interest and determined that one was insufficient. Therefore, the Committee instructed RBC Capital Markets Corporation to drop that institution from further consideration. The remaining three parties were invited to schedule their due


________________________________________________________________________________
diligence review of the company. During the due diligence evaluation, one of the remaining parties stated that it intended to reduce the amount of its proposed purchase price. As a result, the Executive Committee determined that it did not wish to continue to include that institution in the bidding process, and the institution was asked to cease due diligence.

         The remaining two parties completed their due diligence review and submitted their final bids which were reviewed by the Executive Committee on August 23, 2004. In its final bid, one party reduced the amount that it had originally offered and was informed that its bid was insufficient. Placer Sierra Bancshares's bid of $50,000,000 in cash was analyzed and viewed favorably by the Executive Committee and its advisors and the Executive Committee instructed counsel to commence the negotiation of a definitive agreement with Placer Sierra Bancshares. Those negotiations commenced immediately and continued through September 7, 2004.

         In the midst of the due diligence process with Placer Sierra Bancshares, another institution informed First Financial Bancorp that it understood that a merger process was proceeding and asked that it be provided confidential information with which to consider making an acquisition offer. On August 13, 2004, that institution sent a letter to First Financial Bancorp with copies to all of First Financial Bancorp's directors in which the institution stated that it could offer $51 million subject to a number of conditions, including due diligence and contingent upon the institution's success in securing appropriate financing of the purchase price. The Executive Committee requested that RBC Capital Markets Corporation and legal counsel meet with the institution to explore its expression of interest and report back to the Committee.

         That meeting took place on August 20, 2004. The participants exchanged information. Following the meeting First Financial Bancorp's financial and legal advisors met with the Executive Committee to present their conclusions as to whether this informal expression of interest should be considered further. The Executive Committee concluded that significant impediments existed to including this institution in further negotiations. These impediments included the following:

         o the fact that the price suggested by the institution was not meaningfully greater than the offers from the existing parties;

         o the concerns repeatedly expressed by the institution's chief executive officer that the price was subject to due diligence;

         o the concerns repeatedly expressed by the institution's chief executive officer that he believed that First Financial Bancorp's loan loss reserves are insufficient which would present a significant concern in the due diligence process;

         o the concerns repeatedly expressed by the institution's chief executive officer that numerous additional problem loans would need to be evaluated in the due diligence process;

         o the statement by the other institution's chief executive officer that its due diligence review would take 30 days, as opposed to the 5 days that the other institutions which conducted due diligence found to be sufficient;

         o the conclusion of First Financial Bancorp's advisors that, based on statements at the meeting, the other institution's bid would most probably be reduced as a result of its due diligence;

         o the conclusion of First Financial Bancorp's financial advisor that the other institution's stock is both illiquid and excessively valued and thus not fair to First Financial Bancorp's shareholders as alternative merger consideration;

         o the possibility that government regulators might delay or not grant regulatory approval of a proposed transaction with this institution;

         o the fact that an all cash transaction with First Financial Bancorp would be subject to material financing contingencies which would cause concerns about delay of completion of the merger;

         o the lack of a appropriate cultural fit between the two institutions which would result in the loss of staff and customers of First Financial Bancorp prior to completing the acquisition; and


________________________________________________________________________________

         o the fact that, in light of some of the above impediments, First Financial Bancorp would encounter severe obstacles in its attempt to convince many of its shareholders to support such a transaction.

         These reservations were communicated to the other institution by letter from Mr. Zimmerman and Chairman of the Board Goehring dated August 26, 2004. Subsequently, the other institution replied to these concerns and, in a letter dated September 3, 2004 received by First Financial Bancorp's financial advisor on Sunday, September 5, 2004, the other institution stated that it might be able to increase its bid to $53 million based on an assumption, made without conducting due diligence, that First Financial Bancorp's headquarters building had $2 million of excess value over its stated value on First Financial Bancorp's books.

         On September 7, 2004, First Financial Bancorp's Board of Directors and its financial and legal advisors met to consider the proposed definitive agreement with Placer Sierra Bancshares and to evaluate whether or not the other institution's expression of interest should be further pursued. First, the Board considered the expression of interest by the other institution. For the reasons cited above and because First Financial Bancorp did not believe that its headquarters building had excess value, the Board proceeded with full consideration of the Placer Sierra Bancshares definitive agreement. The Board received RBC Capital Market's opinion that the transaction was fair from a financial perspective to First Financial Bancorp's shareholders. First Financial Bancorp's legal counsel reviewed and answered questions about the definitive agreement. Following a full and complete evaluation of the Placer Sierra Bancshares proposal, the Board voted to proceed with the transaction. The dissident directors abstained from the vote.


Reasons for the Merger and Recommendation of the Board of Directors

         The Board of Directors of First Financial Bancorp believes that the merger is fair and in the best interests of the shareholders, as well as its employees and the communities served by Bank of Lodi, N.A. In reaching these conclusions, the Board considered the relative advantages and disadvantages of the alternatives of First Financial Bancorp remaining independent and of entering into the merger. In approving the merger, the First Financial Bancorp Board of Directors considered numerous factors, including the following:

         o the cash offer of $25.40 per share represented a significant premium over the historical trading range of First Financial Bancorp common stock and, in the opinion of management, compares favorably with the prices paid for independent banks both nationally and in California in 2003 and 2004. The cash offer represents a multiple of 2.27 times tangible book value and 28.2 times trailing earnings per share for the four quarters preceding the Board's approval of the merger;

         o the Board was uncertain that, if First Financial Bancorp remained independent, the anticipated value of its common stock in the future, discounted to present value, would equal or exceed the cash amount that First shareholders will receive upon completion of the merger. After carefully analyzing the alternative of remaining independent, the Board concluded that Placer Sierra Bancshares's cash offer is preferable to a transaction in which the shareholders would receive stock of another institution because cash allows shareholders to make their own investment decisions with the proceeds of the transaction;

         o some shareholders have expressed concerns about the lack of liquidity of First Financial Bancorp common stock. The cash offer addresses these concerns;

         o RBC Capital Markets Corporation rendered its opinion that the consideration to be received by First Financial Bancorp's shareholders under the merger agreement is fair from a financial point of view to the shareholders of First Financial Bancorp;

         o the Board believes that, in view of Placer Sierra Bancshares's financial resources and experience in the financial services industry, there is a reasonable probability that the merger and the related transactions will be approved by the appropriate banking regulators; and

         o the ongoing dispute with certain dissident directors has been a distraction to First Financial Bancorp's management and staff and, as identified in First Financial Bancorp's earnings releases, has resulted in significant additional expense to the company. As a result of the negative publicity and the resulting adverse impact on the company's reputation and employee morale, First Financial Bancorp


________________________________________________________________________________
           has lost important customers and staff. The dispute is ongoing and could be expected to result in additional substantial expense to First Financial Bancorp.


         The Board of Directors did not assign any specific or relative weight to these factors in making its determination.

         THE FIRST FINANCIAL BANCORP BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE MERGER.


Opinion of First Financial Bancorp's Financial Advisor

         By agreement dated July 9, 2004, First Financial Bancorp retained RBC Capital Markets Corporation as its financial advisor in connection with a possible business combinations involving other financial institutions. Pursuant to the terms of the agreement, to the extent a business combination was deemed advisable, RBC Capital Markets Corporation agreed to assist First Financial Bancorp in the formulation, structuring, analysis, evaluation and negotiation of a transaction. First Financial Bancorp selected RBC Capital Markets Corporation because RBC Capital Markets Corporation is an internationally recognized investment banking firm with substantial experience with transactions similar to the merger and is familiar with First Financial Bancorp and its business. As part of its investment banking business, RBC Capital Markets Corporation is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. As financial advisor to First Financial Bancorp, RBC Capital Markets Corporation was involved throughout all of preliminary preparations and internal discussions surrounding the exploration of a business combination, the discussions with the financial institutions that had expressed interest in a business combination with First Financial Bancorp, including the offer by Placer Sierra Bancshares, as well as the negotiations with Placer Sierra Bancshares that resulted in the merger agreement.

         On September 7, 2004, the Board of Directors of First Financial Bancorp met to evaluate the proposed merger with Placer Sierra Bancshares. At this meeting, RBC Capital Markets Corporation rendered its oral opinion (subsequently confirmed in writing) that as of the date of its opinion, the merger consideration offered by Placer Sierra Bancshares was fair from a financial point of view to the shareholders of First Financial Bancorp. Except as otherwise disclosed herein, there were no limitations imposed by First Financial Bancorp on RBC Capital Markets Corporation in connection with its rendering of the fairness opinion.

         The full text of RBC Capital Markets Corporation's written fairness opinion, which sets forth the assumptions made and matters considered, is attached as Annex C to this Proxy Statement-Prospectus. YOU SHOULD READ RBC CAPITAL MARKETS CORPORATION'S OPINION IN ITS ENTIRETY. You should also consider the following when reading the discussion of RBC Capital Markets Corporation's opinion in this document:

         o RBC Capital Markets Corporation's opinion is directed only to the consideration offered in the merger and does not constitute a recommendation to any First Financial Bancorp stockholder as to how such stockholder should vote on the proposed transaction;

         o The RBC Capital Markets Corporation opinion does not address the relative merits of the merger and the other business strategies considered by First Financial Bancorp's Board of Directors, nor does it address the Board's decision to proceed with the merger;

         o RBC Capital Markets Corporation expressed no opinion as to the prices at which the First Financial Bancorp common stock or the Placer Sierra Bancshares common stock will actually trade at any time;

         o The summary information regarding RBC Capital Markets Corporation's opinion and the procedures followed in rendering such opinion set forth in this Proxy Statement-Prospectus is qualified in its entirety by reference to the full text of such opinion.

         In arriving at the opinion, RBC Capital Markets Corporation, among other things:

         o reviewed financial and other information that was publicly available, including SEC and regulatory filings and related disclosures, for both First Financial Bancorp and Placer Sierra Bancshares;


________________________________________________________________________________

         o analyzed certain internal financial projections and other financial and operating data prepared by the management of First Financial Bancorp;

         o discussed with senior management of First Financial Bancorp their views on the company's past and current business operations, results thereof, financial condition and future prospects;

         o discussed with senior management Placer Sierra Bancshares the business and financial condition of Placer Sierra Bancshares;

         o compared the historical stock prices and trading volumes for First Financial Bancorp's common stock, as well as certain financial and market information for First Financial Bancorp, with similar information for certain other banking companies whose securities are publicly traded;

         o reviewed the financial terms of the merger agreement;

         o analyzed certain bank mergers and acquisitions of institutions deemed to be reasonably similar to First Financial Bancorp, and compared the proposed financial consideration in the merger with the consideration paid in other relevant mergers and acquisitions; and

         o conducted such other financial studies, analyses and investigations as RBC Capital Markets Corporation deemed appropriate for purposes of its opinion.

         In performing its review and arriving at its opinion, RBC Capital Markets Corporation assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information reviewed by and discussed with RBC Capital Markets Corporation. RBC Capital Markets Corporation did not make any independent evaluation or appraisal of specific assets or liabilities, the collateral securing the assets or the liabilities of Placer Sierra Bancshares or First Financial Bancorp or any of their subsidiaries, or the collectibility of any such assets (relying, where relevant, on the analyses and estimates of Placer Sierra Bancshares and First Financial Bancorp). RBC Capital Markets Corporation assumed, without independent verification, that the aggregate allowances for loan losses for Placer Sierra Bancshares and First Financial Bancorp are adequate to cover those losses. RBC Capital Markets Corporation also assumed the following with regard to its review:

         o the financial projections reviewed with management have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the future financial performance of First Financial Bancorp;

         o the merger would be consummated in accordance with the terms of the merger agreement, without material waiver or modification;

         o the representations and warranties of each party in the merger agreement and in all related documents referred to in the merger agreement are true and correct;

         o each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party in such documents;

         o the transaction will be a taxable reorganization to First Financial Bancorp shareholders for United States federal income tax purposes and all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on First Financial Bancorp or Placer Sierra Bancshares, or on the anticipated benefits of the merger;

         o there has been no material change in Placer Sierra Bancshares's or First Financial Bancorp's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to RBC Capital Markets Corporation.


         In connection with rendering its fairness opinion to the First Financial Bancorp Board of Directors, RBC Capital Markets Corporation performed a variety of financial analyses. The following is a summary of such analyses, but does not purport to be a complete description of the RBC Capital Markets Corporation analyses. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial


________________________________________________________________________________
analyses or summary description. RBC Capital Markets Corporation believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying RBC Capital Markets Corporation's opinion. You should also understand that the order of analyses (and results thereof) described does not represent relative importance or weight given to these analyses by RBC Capital Markets Corporation.

         In performing its analyses, RBC Capital Markets Corporation made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of First Financial Bancorp, Placer Sierra Bancshares or RBC Capital Markets Corporation. Any estimates contained in RBC Capital Markets Corporation's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. No company or transaction utilized in RBC Capital Markets Corporation's analyses was identical to First Financial Bancorp or Placer Sierra Bancshares or the merger. Because such estimates are inherently subject to uncertainty, RBC Capital Markets Corporation assumes no responsibility for their accuracy.

         The projections furnished to RBC Capital Markets Corporation by First Financial Bancorp were prepared by First Financial Bancorp management. As a matter of policy, First Financial Bancorp does not publicly disclose internal management forecasts, projections or estimates of the type furnished to RBC Capital Markets Corporation in connection with its analysis of the merger, and such forecasts, projections and estimates were not prepared with a view towards public disclosure. These forecasts, projections and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of First Financial Bancorp management, including, without limitation, general economic, regulatory and competitive conditions. Therefore, actual results may vary significantly from the projections.

         SUMMARY OF PROPOSAL. First Financial Bancorp shareholders and option holders will receive $50 million aggregate in cash for each share of First Financial Bancorp common stock and each stock option outstanding. Holders of First Financial Bancorp common stock options will receive a cash payment equal to the excess of the $25.40 per share implied transaction value over the exercise price per share of such options.

         At a value of $25.40 per share, Placer Sierra Bancshares's merger consideration represented a 32% premium above the trailing 30-day average First Financial Bancorp closing stock price of $19.32 per share and a 30% premium over the closing First Financial Bancorp stock price on September 3, 2004 of $19.50 per share. The consideration also represented a multiple of 28.2 times the trailing twelve month earnings of First Financial Bancorp, and a multiple of
2.20 times First Financial Bancorp's book value and 2.27 times First Financial Bancorp's tangible book value, as of June 30, 2004, prior to the merger-related adjustments for the shares in the Employee Stock Ownership Plan and the Recognition and Retention Plan. The merger consideration also represents a premium to core deposits of approximately 11.0%.

         STOCK TRADING HISTORY. RBC Capital Markets Corporation reviewed the history of reported trading prices and trading volumes for both First Financial Bancorp and Placer Sierra Bancshares common stock and the relationship between the movements in First Financial Bancorp's common stock relative to movements in certain stock indices, including the Standard & Poor's 500 Index, the Nasdaq Bank Index and the median performance of a First Financial Bancorp peer group of all publicly traded California-based financial institutions with market values of less than $80 million and total assets of less than $0.5 billion. For the one-year period ended September 3, 2004, the relative performance of First Financial Bancorp common stock to the indices mentioned were as follows:


________________________________________________________________________________

         First Financial Bancorp common stock            Increase of  11%
         S&P 500 Index                                   Increase of  11%
         Nasdaq Bank Index                               Increase of  13%
         First Financial Bancorp Peer Index              Increase of  29%


         DISCOUNTED CASH FLOW VALUATION. RBC Capital Markets Corporation performed a discounted cash flow valuation to estimate a range of present values per share of First Financial Bancorp common stock assuming First Financial Bancorp continued to operate as a stand-alone entity. RBC Capital Markets Corporation calculated the theoretical per share value of First Financial Bancorp common stock based on the present value of (i) an initial distribution to shareholders to reduce the tangible equity to tangible assets ratio of First Financial Bancorp to 7.25%, (ii) implied dividends per share over a five-year period, assuming First Financial Bancorp could dividend out all current earnings as long as its ratio of tangible equity to tangible assets remained at 7.25%, and (iii) the terminal value, or the theoretical value of a share of First Financial Bancorp common stock at the end of the five-year period, or calendar year 2008. RBC Capital Markets Corporation based the projected earnings per share of First Financial Bancorp common stock on internal management estimates. The terminal values are based upon a range of price-to-earnings multiples at which similarly sized banking institutions should trade over the long term of 10 to 12 times earnings. RBC Capital Markets Corporation used a range of discount rates of 12% to 16%, which it deemed appropriate for a company with First Financial Bancorp's risk characteristics. RBC Capital Markets Corporation determined that the value per share of First Financial Bancorp common stock ranged from $14.48 to $20.43 based on the price-to-earnings multiple assumptions for the terminal value as summarized below:

                          Terminal Value P/E Multiples

                                   10X          11X          12X
         DISCOUNT       12%       $17.03       $18.73       $20.43
          RATES         14%       $15.69       $17.26       $18.83
                        16%       $14.48       $15.93       $17.38

         The results of the discounted cash flow analysis using implied dividends does not purport to reflect the prices at which any securities may trade at the present time or at any time in the future. Discounted cash flow analysis is a widely used valuation method, but the results of this method are highly dependent upon numerous assumptions, including earnings growth rates, dividend payout rates, multiples to terminal stock prices and discount rates.

         COMPARABLE PUBLIC COMPANY ANALYSIS. RBC Capital Markets Corporation reviewed certain financial, operating and stock market performance data of 16 publicly traded banks headquartered in California, each with between $200 million and $500 million in total assets and a return on average assets of less than 1.1%, using data as of and for the three months ended June 30, 2004. The peer companies were as follows:

                  o        FCEN             1st Centennial Bancorp
                  o        ABNS             Alliance Bancshares California
                  o        CVCY             Central Valley Community
                  o        CWBC             Community West Bancshares
                  o        DCBK             Desert Community Bank
                  o        FTAB             First American Bank
                  o        FSLO             First Bancshares, Inc.
                  o        FCAA             First California Bank
                  o        FCST             First Coastal Bancshares
                  o        FNBG             FNB Bancorp
                  o        HEOP             Heritage Oaks Bancorp
                  o        MBLA             National Mercantile Bancorp
                  o        NCAL             NCAL Bancorp
                  o        PLBC             Plumas Bancorp
                  o        SLNB             Santa Lucia Bank
                  o        SWST             Sunwest Bank

         RBC Capital Markets Corporation analyzed the relative performance and value of First Financial Bancorp by comparing certain publicly available financial data of First Financial Bancorp with that of its peer companies, including tangible equity to tangible assets, loans to deposits, return on assets, return on equity, market price to last twelve months earnings per share, market price to assets, market price to book value and market price to tangible


________________________________________________________________________________
book value. All stock prices were closing prices as of September 3, 2004, three trading days prior to the acquisition announcement. The analyses yielded the following comparison of the medians for the peer companies with First Financial Bancorp, respectively:

                                                               FIRST FINANCIAL
                                             PEER MEDIAN           BANCORP

Tangible equity to tangible assets              7.11%                6.31%
Loans to deposits                               77.3%               74.6%
Return on average assets                        0.93%                0.55%
Return on average equity                       11.09%                8.41%
Market price to assets                         15.60%               10.71%
Market price to book value                     190.3%              169.1%
Market price to tangible book value            208.6%              174.6%
Market price to LTM earnings per share          18.7x               21.7x

         ANALYSIS OF SELECTED MERGER TRANSACTIONS. RBC Capital Markets Corporation reviewed the proposed consideration paid, or proposed to be paid, in other merger transactions since January 1, 2002 in California, and compared the consideration to be received in the merger to solely bank deals within this period. Specifically, RBC Capital Markets Corporation reviewed 16 acquisitions of banks in California over this time period. Deal values for all comparable transactions reviewed are between $20 million and $100 million. These transactions were as follows:

                                BANK ACQUISITIONS

       ACQUIRER                                          TARGET
American River Bankshares                         Bank of Amador
Community Bancorp, Inc.                           Cuyamaca Bank, N.A.
East West Bancorp, Inc.                           Trust Bancorp Inc.
North Valley Bancorp                              Yolo Community Bank
First Community Bancorp                           Harbor National Bank
PremierWest Bancorp                               Mid Valley Bank
Humboldt Bancorp                                  California Independent Bancorp
Boston Private Financial Holdings, Inc.           First State Bancorp
1867 Western Financial Corporation                Central Valley Bancorp
America Bancshares Inc.                           Sun Country Bank
LandAmerica Financial Group, Inc.                 Orange County Bancorp
First Community Bancorp                           Verdugo Banking Company
UCBH Holdings, Inc.                               First Continental Bank
TriCo Bancshares                                  North State National Bank
First Community Bancorp                           Marathon Bancorp
Hawthorne Financial Corporation                   First Fidelity Bancorp, Inc.


         In reviewing the comparable transactions, RBC Capital Markets Corporation examined the multiples at announcement of price paid relative to the last twelve months earnings of the seller, price to book value, price to tangible book value and premium to market value. These analyses yielded the following medians for comparative bank transactions:


                                                                  COMPARATIVE
                                                THE MERGER     BANK TRANSACTIONS

Price to earnings (LTM)                          28.2x             18.5x
Price to book value                              220.0%           220.4%
Price to tangible book value                     227.0%           220.4%
Premium to market value (trailing 30-day)        32.0%             23.7%

         AFFORDABILITY VALUATION ANALYSIS. RBC Capital Markets Corporation analyzed and calculated a range of values which a sophisticated buyer would assign to First Financial Bancorp assuming such buyer had a required internal rate of return of 13%, 14%, 15% and 16%. This valuation methodology is similar to the discounted cash flow approach used earlier, and uses the financial projections of First Financial Bancorp, the same terminal value price-to-earnings multiples of 10 to 12 times earnings, and the same target ratio of tangible equity to tangible assets of 7.25%. The analysis also uses


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


anticipated cost savings equal to 25% of First Financial Bancorp's non-interest expense.

         Based on these variables and inputs, a buyer could afford to pay the following price per share for First Financial Bancorp, assuming different required internal rates of return and different terminal price to earnings multiples:

                          Terminal Value P/E Multiples

                               10X           11X          12X
   REQUIRED         13%       $24.85       $27.35       $29.86
INTERNAL RATE       14%       $23.84       $26.25       $28.67
  OF RETURN         15%       $22.88       $25.21       $27.53
                    16%       $21.96       $24.20       $26.44


         CONSIDERATION TO RBC CAPITAL MARKETS CORPORATION. First Financial Bancorp agreed to pay RBC Capital Markets Corporation a transaction fee of 1.375% of the aggregate consideration to be paid by Placer Sierra Bancshares upon consummation of the merger. Of this fee, $25,000 was paid as a retainer upon signing of the engagement letter with RBC Capital Markets Corporation and $75,000 has been paid upon the rendering of RBC Capital Markets Corporation's fairness opinion to the First Financial Bancorp Board of Directors. First Financial Bancorp has also agreed to reimburse RBC Capital Markets Corporation, upon request, for reasonable out-of-pocket expenses incurred in connection with RBC Capital Markets Corporation's engagement as financial advisor to First Financial Bancorp in the merger. First Financial Bancorp has agreed to indemnify RBC Capital Markets Corporation and related persons against certain liabilities, including certain liabilities under the federal securities laws, from and arising out of or based upon RBC Capital Markets Corporation's engagement on First Financial Bancorp's behalf with regard to the merger.

         In the ordinary course of business, RBC Capital Markets Corporation may effect transactions, for its own account or for the accounts of customers, and hold at any time a long or short position in securities of First Financial Bancorp or Placer Sierra Bancshares. In the past four years, RBC Capital Markets Corporation has provided to First Financial Bancorp financial advisory, investment banking and other services unrelated to the proposed merger, and has received fees for the rendering of these services. RBC Capital Markets Corporation is a market maker in the common stock of Placer Sierra Bancshares.


Interests of Certain Officers and Directors in the Merger

         OWNERSHIP OF FIRST FINANCIAL BANCORP COMMON STOCK. At October 1, 2004, the directors and executive officers of First Financial Bancorp owned an aggregate of 466,474 shares of First Financial Bancorp common stock (excluding options which are exercisable within 60 days of October 1, 2004,) which, if owned by them on the effective date of the merger, would be converted into the right to receive an aggregate of $11,848,440. Directors and executive officers of First Financial Bancorp holding options to purchase First Financial Bancorp common stock will receive for each option in cash the difference in cash between $25.40 and $9.54, which is the weighted average option exercise price for their outstanding options, for an aggregate payment to all directors and officers of $2,915,039.

         INDEMNIFICATION. For six years after the merger or until such matters are resolved, the present and former officers, directors, employees and agents of First Financial Bancorp will be indemnified by Placer Sierra Bancshares and Placer Sierra Bank against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the merger. Also, Placer Sierra Bancshares will continue to provide First Financial Bancorp's present and former directors and officers' with directors and officers liability insurance and fiduciary liability insurance.

         EMPLOYMENT AGREEMENTS; SUPPLEMENTAL COMPENSATION AGREEMENTS. Placer Sierra Bancshares has agreed to honor the employment agreements entered into between First Financial Bancorp and Leon J. Zimmerman, Robert Daneke, and Allen Christenson, respectively, the President and Chief Executive Officer, the Executive Vice President and Chief Operating Officer and the Executive Vice President and Chief Financial Officer of First Financial Bancorp. Placer Sierra Bancshares has also agreed to honor all supplemental employment retirement agreements that First Financial Bancorp and Bank of Lodi, N.A. have entered into with its officers and directors, and all change in control benefits applicable to officers of Bank of Lodi, N.A.


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


         EMPLOYMENT AGREEMENTS

         Leon J. Zimmerman, President and Chief Executive Officer of First Financial Bancorp and Bank of Lodi, N.A., entered into an Employment Agreement with First Financial Bancorp, effective September 30, 1998, for a one-year term ending April 30, 1999, subject to automatic extensions for additional one-year periods and also subject to certain early termination provisions. The Agreement provides for a base salary of $140,000 per annum, with increases effective on the 1st of January each year, commencing with January 1, 1999, at the sole discretion of the Board of Directors based upon a review of his performance during the previous year and competitive factors. Salary also covers Mr. Zimmerman's service on the Board of Directors of the Company and the Bank. The Agreement also provides that Mr. Zimmerman shall participate in any officer bonus plan and he is entitled to the same group insurance plans and other benefits made available to employees generally, plus the use of an automobile. The Company may immediately terminate the Agreement if the termination is for cause. The Company may also terminate the Agreement without cause by giving Mr. Zimmerman thirty (30) days written notice. In the event the Company terminates Mr. Zimmerman's employment without cause, Mr. Zimmerman will be entitled to receive as severance compensation an amount equal to twelve months' salary. Upon a change in control, or if Mr. Zimmerman is terminated after a change in control or he voluntarily terminates his employment within two years after a change in control in response to a constructive termination, Mr. Zimmerman is entitled to receive as severance compensation an amount equal to two times his average annual compensation for the two years immediately preceding the change in control. The merger constitutes a change in control under this agreement. As a result of the merger, Mr. Zimmerman is entitled to a payment of $375,020.

         Except for the salaries and service on the Board of directors (Mr. Christenson does not serve on the Board of Directors), the terms of the employment agreements with Robert H. Daneke and Allen R. Christenson are substantially identical to Mr. Zimmerman's agreement. The term of each agreement is one year and is extended automatically for one year each January 1 unless either party gives written notice to the contrary. In addition to their salaries, each employee is entitled to various fringe benefits and a discretionary bonus. The merger constitutes a change in control under these agreements. As a result of the merger, Messrs. Daneke and Christenson are entitled to payments of, respectively, $234,400 and $220,000.

         SUPPLEMENTAL COMPENSATION AGREEMENTS

         Bank of Lodi, N.A. has entered into salary continuation agreements with its executive officers and directors. The executive officer agreement provides for the payment of certain benefits upon retirement (age 62 or older) or early retirement (prior to attaining age 62), upon death or disability prior to retirement, or in the event employment is terminated prior to retirement. If the employment of the executive officer is terminated prior to the officer attaining age 62, other than by reason of death, disability or retirement, then the entitlement of the executive officer to the benefits specified in his agreement will depend on whether the officer is terminated (i) without cause, or on account of or after a change in control of the Bank, in which case the designated benefits will be payable, or (ii) with cause, or by voluntary resignation of the officer prior to 100 percent vesting of his benefits, in which case all rights and benefits will be forfeited. The formula by which benefits are determined for the executive officer is based on a combination of the individual's position within the Bank and the age when retirement benefits become fully vested. The merger constitutes a change in control under these agreements. As a result of the merger, upon reaching age 62 Messrs. Zimmerman, Daneke and Christenson are entitled to annual payments of, respectively, $131,257, $70,320 and $60,500. According to the terms of the agreements, the amount paid will increase at a rate of 2% annually. In the event the executive officer elects early retirement (age 55, but before reaching age 62) then the amount the executive officer is entitled to received will be reduced by a percentage calculated by multiplying each year prior to reaching age 62 by a factor of 5. For example, a 35% reduction would occur in the event the executive officer elected to receive payments beginning at age 55 (62-55=7x5=35).

         The salary continuation agreement for directors provides for the payment of certain benefits, commencing after the expiration of the initial three-year period as Director Emeritus following retirement from the Board of Directors of the Bank, and continuing until the director's death. During service as Director Emeritus, the director will also be entitled to receive certain payments during the three-year period commencing upon retirement from the Board of Directors. The agreement also provides for the payment of certain benefits in the event the director becomes disabled while serving on the Board of Directors of the Bank, which benefits will continue until the director's death, and certain other benefits in the event the service of the director is terminated, other than by reason of death, disability or retirement, prior to age 65, which benefits depend on whether service is terminated (i) without cause, or on account of or after a change in control of the Bank, in which case the designated benefits will be payable, or (ii) with cause, or by voluntary


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                                       21
resignation of the Director prior to 100 percent vesting of benefits, in which case all rights and benefits will be forfeited.

         The specific benefits are defined in each Director Agreement. Upon a director's retirement, and assuming the director serves as a Director Emeritus, the Bank will pay to the director the sum of $7,500 per year for the first three years of such service. In any event, commencing on the third anniversary of the director's retirement, the Bank will begin paying to the director the sum of $7,500 per year. The payments continue until the director's death.

         The Bank has purchased single premium life insurance on the lives of the executive officers and certain directors who participate in the Plan ($13,863,000, $13,339,000 and $12,690,000 at December 31, 2003, 2002 and 2001,
respectively). The policies provide protection to the Company against the adverse financial effects from the death of an executive officer or director and provide the Company with income to offset expenses associated with the Salary Continuation Agreements as well as the Long Term Care Benefit (discussed above). The Bank's total accrued pension obligation under the Salary Continuation Agreements was $1,566,000, $1,243,000 and $948,000 as of December 31, 2003, 2002
and 2001, respectively. The Bank also entered into a Life Insurance Endorsement Method Split Dollar Plan Agreement with the executive officers and directors in order to provide for the division of death proceeds of such policies as between the Bank and the designated beneficiaries.

Employee Benefit Plans

         BANK OF LODI EMPLOYEE STOCK OWNERSHIP PLAN; FIRST FINANCIAL BANCORP 401(K) PROFIT SHARING PLAN. In connection with completion of the merger, First Financial Bancorp will terminate the Bank of Lodi Employee Stock Ownership Plan ("ESOP") and the First Financial Bancorp 401(k) Profit Sharing Plan ("401(k)"). All plan participants will be fully vested in the assets credited to their accounts. The account assets will be distributed to plan participants within six months after completion of the merger.

         WELFARE BENEFIT PLANS. First Financial Bancorp will terminate all life, health, dental and other benefit plans immediately prior to the completion of the merger. All such plans will continue thereafter as plans of Placer Sierra Bancshares or Placer Sierra Bank until former employees of First Financial Bancorp and its subsidiaries are integrated into available Placer Sierra Bancshares' employee benefit plans. Employees with receive full credit for prior service with First Financial Bancorp or any of its subsidiaries, will not be subject to waiting periods, evidence of insurability requirements, or application of any pre-existing condition limitations. Employees will also receive full credit for claims arising prior to the Effective Time, subject to compliance with the applicable terms of the plans, for purposes of deductibles, out of pocket maximums, benefit maximums, and all other similar limitations for the applicable plan year during which the merger is completed.

Regulatory Approvals We Must Obtain for the Merger to Occur

         The merger is subject to receipt of the following regulatory approvals:

         o the merger of Bank of Lodi, N.A. with and into Placer Sierra Bank requires the approval of the Federal Reserve Board under the Bank Merger Act;

         o the California Department of Financial Institutions must approve the merger of Bank of Lodi, N.A. with and into Placer Sierra Bank; and

         o the Federal Reserve Bank of San Francisco must grant a waiver from the provisions of the Bank Holding Company Act of 1956 to permit the merger of First Financial Bancorp into Placer Sierra Bancshares.


          Under the Bank Merger Act, the Federal Reserve Board must withhold approval of the holding company merger or the bank merger, as the case may be, if it finds that the transaction would tend to create a monopoly or would in any other manner be in restraint of trade, unless it finds that any such anti-competitive effects of the merger or the bank merger are clearly outweighed in the public interest by the probable effects of the merger or the bank merger in meeting the convenience and needs of the communities to be served. Also, the merger and the bank merger may not be completed for 30 days from the date of approval, during which time it could be challenged by the United States Department of Justice on antitrust grounds. With the approval of the Department of Justice, however, this waiting period may be reduced to no less than 15 days. The commencement of an antitrust action by the Department of Justice would stay the effectiveness of Federal Reserve Board approval of the merger or the bank merger unless a court specifically ordered otherwise.


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                                       22

          In deciding whether to approve the merger and the bank merger, the Federal Reserve Board will also take into consideration the financial and managerial resources and future prospects of the banking subsidiaries following the transactions. The Federal Reserve Board has indicated that it will not approve a significant acquisition unless the resulting institution has sufficient capitalization, taking into account, among other things, asset quality. The Federal Reserve Board will also take into consideration the effectiveness of each institution's compliance program with the Bank Secrecy Act and other anti-money laundering laws and regulations.

         In addition, under the Community Reinvestment Act of 1977 ("CRA"), the Federal Reserve Board must take into account the record of performance of each insured depository institution subsidiary of Placer Sierra Bancshares, including Placer Sierra Bank, in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by each company. As part of the review process for the merger and the bank merger, the Federal Reserve Board will solicit public comments regarding the applications. The Federal Reserve Board frequently receives in merger transactions protests from community groups and others regarding various aspects of the proposal and, in particular, the extent to which the applicants are complying with the CRA. Placer Sierra Bank and Bank of Lodi, N.A. have received, respectively, CRA ratings of "__________________" and "satisfactory" in their most recent CRA examinations by their respective federal regulators.

          The Federal Reserve Board is also authorized (but generally not required) to hold a public hearing or meeting in connection with an application for approval of a merger under the Bank Merger Act if it determines that such a hearing or meeting would be appropriate. A decision by the Federal Reserve Board to hold a public hearing or meeting regarding any such application could prolong the period during which that application is subject to review by the Federal Reserve Board.

          Placer Sierra Bancshares and Placer Sierra Bank filed an application seeking approval of the merger and the bank merger with the Federal Reserve Board on _________, 2004.

          The merger and bank merger will also be subject to the prior approval of the California Commissioner of Financial Institutions. The factors that the California Commissioner of Financial Institutions will consider in determining whether to grant his approval include the competitive effects of the merger and the bank merger, the principles of sound banking and the public interest and the needs of the communities served by the banks.

          Placer Sierra Bancshares and First Financial Bancorp filed an application seeking approval of the merger and the bank merger with the California Commissioner of Financial Institutions on _________, 2004. The parties anticipate that the California Commissioner of Financial Institutions will act on and approve the application by the end of the fourth quarter of 2004.

          Based on current precedents, Placer Sierra Bancshares and First Financial Bancorp believe that the merger will be approved by the appropriate regulatory agencies and will not be subject to challenge by the Department of Justice under the antitrust laws. However, no assurance can be provided that the regulatory agencies or the Department of Justice will concur in this assessment or that any approval by the regulatory agencies will not contain conditions which are materially burdensome to Placer Sierra Bancshares and First Financial Bancorp.

          Also, there can be no assurance as to whether or when any of the above-described regulatory approvals required for completion of the merger and the bank merger will be obtained or as to any conditions that may be imposed in connection with the granting of such approvals. See "The Merger
Agreement--Conditions to Completion of the Merger" on page 30.

Certain Federal Income Tax Consequences

         The following summary is a general discussion, based on current law, of certain of the expected federal income tax consequences applicable to shareholders of First Financial Bancorp common stock who receive cash in exchange for their shares of First Financial Bancorp common stock pursuant to the merger. This summary discusses only certain tax consequences to individuals and corporations who are citizens or residents of the United States and does not provide information about the tax consequences of the merger to other classes of taxpayers or under any state, local or foreign tax laws.

         The exchange of First Financial Bancorp common stock for cash pursuant to the merger will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended, and may also be a taxable


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                                       23
transaction under applicable state, local and foreign tax laws. A shareholder whose shares are converted into cash pursuant to the merger will realize gain or loss equal to the difference between the purchase price received pursuant to the merger agreement and the tax basis in such shares.

         A shareholder who is not a dealer in securities will recognize capital gain or loss on the sale of his or her First Financial Bancorp shares. For federal income tax purposes, the highest marginal tax rate for individuals on ordinary income is 35%, compared to 15% for capital gains on assets held more than 12 months. The highest marginal tax rate for corporations for federal income tax purposes is 35% on ordinary income and capital gain. A shareholder who acquired First Financial Bancorp's common stock in two or more increments will have a separate holding period and tax basis for each increment of such common stock. Capital losses are treated differently than ordinary losses. Generally, a capital loss for any taxable year may be deducted by a corporation in that year only to the extent of capital gain, and by an individual in that year only to the extent of capital gain plus up to $3,000 of ordinary income. Capital losses not deductible in the year they occur may be carried forward indefinitely by individuals and may be carried back up to three years and forward up to five years by corporations.

         If a First Financial Bancorp shareholder exercises statutory dissenters' rights and receives cash for all of his or her First Financial Bancorp common stock, such cash will be treated as having been received by the shareholder as a distribution in redemption of his or her stock subject to the provisions of Section 302 of the Internal Revenue Code. A dissenting First Financial Bancorp shareholder should consult his or her professional tax advisor for purposes of making the determination of the amount and character of gain or loss recognized.

         THE ABOVE IS NOT INTENDED TO BE A COMPREHENSIVE DISCUSSION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. FURTHER, A DISCUSSION OF STATE, LOCAL AND FOREIGN TAX CONSEQUENCES HAS NOT BEEN PROVIDED. SHAREHOLDERS SHOULD CONSULT THEIR OWN PROFESSIONAL TAX ADVISORS TO DETERMINE ALL TAX CONSEQUENCES. EXPENSES INCURRED BY ANY SHAREHOLDER ARISING FROM DISPUTES WITH THE INTERNAL REVENUE SERVICE OR ANY STATE, LOCAL OR FOREIGN TAX AUTHORITY OVER THE TAX CONSEQUENCES OF THE MERGER WILL NOT BE BORNE BY PLACER SIERRA BANCSHARES, PLACER SIERRA BANK, FIRST FINANCIAL BANCORP OR BANK OF LODI, N.A.

Dissenters' Rights of Appraisal

         If the merger agreement is approved by the required vote of shareholders and is not abandoned or terminated, shareholders who did not vote "FOR" the merger may be entitled to certain dissenters' appraisal rights under Chapter 13 of the California Corporations Code.

         The following discussion is not a complete statement of the California Corporations Code relating to dissenters' rights, and is qualified in its entirety by reference to sections 1300 through 1312 of the California Corporations Code attached to this proxy statement as Annex D and incorporated herein by this reference. This discussion and sections 1300 through 1312 of the California Corporations Code should be reviewed carefully by any First Financial Bancorp shareholder who wishes to exercise statutory dissenters' rights or wishes to preserve the right to do so, since failure to comply with the required procedures will result in the loss of such rights.

         If the merger is completed, those shareholders of First Financial Bancorp who elect to exercise their dissenters' rights and who in a timely and proper fashion perfect such rights will be entitled to receive the "fair market value" of their shares in cash. Pursuant to section 1300(a) of the California Corporations Code, such "fair market value" would be determined as of the day before the first announcement of the terms of the merger, excluding any appreciation or depreciation in consequence of the proposed merger, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

         Shares of First Financial Bancorp common stock must satisfy each of the following requirements to qualify as dissenting shares under the California Corporations Code: (i) the shares of First Financial Bancorp common stock must have been outstanding on the Record date; (ii) the shares of First Financial Bancorp common stock must not have been voted "FOR" the merger, and (iii) the holder of such shares of First Financial Bancorp common stock must make demand for payment and submit certificates for endorsement, as described below. ANY SHAREHOLDER VOTING "FOR" THE MERGER, BY PROXY OR OTHERWISE, WILL PERMANENTLY LOSE DISSENTERS' RIGHTS THAT MAY EXIST WITH RESPECT TO THE SHARES SO VOTED.

         If the merger is approved at the meeting, First Financial Bancorp will, within 10 days after such approval, mail to any shareholder who may have a right to require First Financial Bancorp to purchase his or her shares for cash as a result of making such a demand, a notice that the required shareholder approval and adoption of the merger agreement and the transactions contemplated thereby,


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                                       24
including the merger, was obtained (the "Notice of Approval") accompanied a copy of sections 1300 through 1304 of the California Corporations Code. The Notice of Approval will set forth the price determined by First Financial Bancorp to represent the "fair market value" of any dissenting shares and will set forth a brief description of the procedures to be followed by such shareholders who wish to exercise their dissenters' rights.

         Within 30 days after the date on which the Notice of Approval was mailed: (i) First Financial Bancorp or its transfer agent must receive the demand of the dissenting shareholder which is required by law to contain a statement concerning the number and class of shares of First Financial Bancorp common stock held of record by such dissenting shareholder which the dissenting shareholder demands that First Financial Bancorp purchase and a statement of what such dissenting shareholder claims to be the fair market value of the dissenting shares as of the day before the announcement of the proposed merger; and (ii) the dissenting shareholder must submit share certificates representing the dissenting shares to First Financial Bancorp at First Financial Bancorp's principal office or at the office of its transfer agent. The certificates will be stamped or endorsed with a statement that the shares are dissenting shares or will be exchanged for certificates of appropriate denomination so stamped or endorsed. If the price contained in the Notice of Approval is acceptable to the dissenting shareholder, the dissenting shareholder may demand the same price. THIS WOULD CONSTITUTE AN ACCEPTANCE OF THE OFFER BY FIRST FINANCIAL BANCORP TO PURCHASE THE DISSENTING SHAREHOLDER'S STOCK AT THE PRICE STATED IN THE NOTICE OF APPROVAL.

         If First Financial Bancorp and the dissenting shareholder agree upon the price to be paid for the dissenting shares, upon the dissenting shareholder's surrender of the certificates representing the dissenting shares, such price, with interest, is required by law to be paid to the dissenting shareholder within 30 days after such agreement or within 30 days after any statutory or contractual conditions to the merger are satisfied, whichever is later, subject to the surrender of the certificates therefor. If First Financial Bancorp and a dissenting shareholder disagree as to the price for such dissenting shares or disagree as to whether such dissenting shares are entitled to be classified as dissenting shares, such holder may, within six months after the Notice of Approval is mailed, file a complaint in the Superior Court of the proper county requesting the court to make such determinations or, alternatively, may intervene in any pending action brought by any other dissenting shareholder.

         The court action to determine the fair market value of the shares will be suspended if litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing the merger. Furthermore, no shareholder who has appraisal rights under Chapter 13 of the California Corporations Code has any right to attack the validity of the merger or to have the merger set aside or rescinded except in an action to test whether the number of shares required to authorize or approve the merger has been legally voted in favor of the merger.

         Dissenting shares may lose their status as dissenting shares and the right to demand payment will terminate if (i) the merger is abandoned; (ii) the dissenting shares are transferred before being submitted for endorsement or are surrendered for conversion into shares of another class; (iii) the dissenting shareholder and First Financial Bancorp do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares and the dissenting shareholder fails to file suit against First Financial Bancorp or intervene in a pending action within six months after the date on which the Notice of Approval was mailed to the shareholder; or (iv) the dissenting shareholder withdraws his or her demand for the purchase of the dissenting shares with the consent of First Financial Bancorp.


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                                       25

                              THE MERGER AGREEMENT

Effectiveness of the Merger

         The merger agreement provides that the merger will be effective on the date that a filing is made with the California Secretary of State. Although the parties have not adopted any formal timetable, they currently anticipate that the merger will be completed by the end of December 2004 or in January 2005, assuming all conditions set forth in the merger agreement are satisfied or waived.

Conversion of Shares of First Financial Bancorp Common Stock

         At the time of the merger, all of the outstanding shares of First Financial Bancorp common stock will be converted into the right to receive a payment in cash in the amount of $25.40 per share.

         After the merger, holders of certificates formerly representing First Financial Bancorp shares will no longer have any rights with respect thereto other than the right to receive a payment in cash as described above or under any dissenters' rights perfected pursuant to Chapter 13 of the California Corporations Code.

Surrender of First Financial Bancorp Common Stock

         Before the merger is completed, Placer Sierra Bancshares will appoint a bank or trust company to act as the exchange agent and payment agent for the purpose of receiving certificates representing First Financial Bancorp common stock and paying cash to First Financial Bancorp shareholders.

         At the Effective Time of the merger, Placer Sierra Bancshares and Placer Sierra Bank will deposit with the exchange agent, in cash, the amount of $50,000,000 to be paid to shareholders and option holders of First Financial Bancorp in the merger. Shortly after the merger, the exchange agent will mail to each former First Financial Bancorp shareholder of record a form letter of transmittal and instructions for use in surrendering First Financial Bancorp stock certificates in exchange for cash. After a shareholder properly delivers a First Financial Bancorp stock certificate, a properly completed letter of transmittal and any other required documents to the exchange agent, he or she will be entitled to receive a check representing $25.40 per share. No interest will be paid or accrued on the cash payable to holders of First Financial Bancorp stock certificates. First Financial Bancorp will notify the exchange agent of the names of and number of shares held by any dissenting shareholders. The exchange agent will return to Placer Sierra Bancorp any funds remaining one year after the effective date of the merger, except for funds representing the per share merger price payable to dissenting shares for which appraisal proceedings are continuing.

         First Financial Bancorp shareholders should not send their stock certificates for exchange until they have been notified that the merger has been completed and they have received a letter of transmittal.

Treatment of Stock Options

         If you hold an option granted by First Financial Bancorp to acquire shares of its common stock, you will no longer be permitted to exercise your stock option. Instead, for each share underlying your option, regardless of whether or not the option is currently exercisable, First Financial Bancorp will pay you a cash amount equal to the difference between the option exercise price and $25.40.

Representations and Warranties of the Parties

         In the merger agreement, Placer Sierra Bancshares, Placer Sierra Bank, First Financial Bancorp and Bank of Lodi, N.A. make certain customary representations, including those related to the following:


         o incorporation, valid existence and authority to conduct business;

         o authorization to enter into the merger agreement;

         o the absence of any material conflict between the merger agreement and other agreements to which each is a party, its charter documents or any law applicable to such party;


________________________________________________________________________________

         o capital structure;

         o the timeliness and accuracy of information in regulatory filings;

         o compliance with applicable laws;

         o possession of licenses and permits necessary to conduct their respective businesses;

         o the absence of certain material litigation involving it;

         o ability to obtain regulatory approvals within the time period anticipated by the merger agreement;

         o the absence of any change in the business or operations of any party that would be likely to have a material adverse effect on that party; and

         o the absence of any need on the part of Placer Sierra Bancshares to secure funding in order to pay the merger consideration.

First Financial Bancorp and Bank of Lodi, N.A. make additional representations concerning:

         o the absence of any anti-takeover statute that would prohibit or restrict the ability of First Financial Bancorp or Bank of Lodi, N.A. to complete the transactions contemplated by the merger agreement;

         o the absence of special purpose entities, other than as set forth in First Financial Bancorp's and Bank of Lodi, N.A.'s financial statements, in which First Financial Bancorp or Bank of Lodi, N.A. has an economic or management interest;

         o ownership by First Financial Bancorp of the outstanding shares of Bank of Lodi, N.A.;

         o the absence of a default under any material contract;

         o the accuracy of corporate books and records;

         o title to and condition of its assets and business;

         o the possession of licenses, certificates, permits, franchises and similar rights material to the conduct of their business;

         o compliance with ERISA;

         o status of certain derivatives contracts;

         o status of employee benefit plans and other compensation arrangements and related liabilities;

         o the absence of collective bargaining agreements and the status of relationships with employees;

         o documentation of loans and guarantee instruments in accordance with the policies of Bank of Lodi, N.A.;

         o the credit quality of Bank of Lodi, N.A.'s loan portfolio;

         o the quality of their internal control or internal compliance procedures;

         o the adequacy of Bank of Lodi, N.A.'s allowance for loan losses;

         o the absence of restrictions on investments, assets and collateral;


________________________________________________________________________________

         o the status of its insurance coverage and claims;

         o the filing of tax returns and payment of taxes;

         o the filing of required SEC reports and documents;

         o compliance with environmental laws;

         o the absence of hazardous materials on any of its properties;

         o extensions of credit to, deposit relationships or other contractual relationships with directors and certain officers of First Financial Bancorp and Bank of Lodi, N.A.;

         o the existence of certain contracts and agreements;

         o the obligation to continue to file reports with the SEC and the banking regulators;

         o receipt of a fairness opinion from its financial advisor;

         o the absence of undisclosed liabilities;

         o the use of brokers and finders;

         o the absence of a trust business;

         o any regulatory agreements affecting it; and

         o whether any claims or any basis for claims of indemnification by directors and officers exists.


Covenants of the Parties; Conduct of Business Prior to the merger

         COVENANTS OF FIRST FINANCIAL BANCORP AND BANK OF LODI, N.A. In the merger agreement First Financial Bancorp agrees that it will:

         o provide Placer Sierra Bancshares and Placer Sierra Bank with access to its books, records and properties;

         o allow a representative of Placer Sierra Bancshares to attend meetings of their directors;

         o use their reasonable efforts to cause the merger to be completed;

         o take steps to provide that the merger will be exempted from impacting First Financial Bancorp's shareholder rights plan; and

         o not issue any press release without consulting with Placer Sierra Bancshares and Placer Sierra Bank, except where necessary to comply with legal obligations.

         Pending completion of the merger, First Financial Bancorp and Bank of Lodi, N.A. have also agreed to conduct their business only in the ordinary course, and unless Placer Sierra Bank otherwise agrees or unless otherwise permitted by the merger agreement, have agreed:

         o not to amend their charter or bylaws;

         o not to issue additional securities or change their capitalization;

         o not to declare dividends;


________________________________________________________________________________

         o not to increase compensation payable to officers, directors or employees;

         o not to liquidate, merge, consolidate, restructure or otherwise alter their corporate status or acquire interests in other entities;

         o not to acquire any real property or become legally committed to any new capital expenditure requiring expenditures in excess of $100,000;

         o not to transfer, sell, lease, license, mortgage or create an encumbrance upon any of their assets or properties with a book value in excess of $100,000 in the aggregate or in a transaction that is not arms-length, except in the ordinary course of business;

         o except for deposit liabilities, repurchase agreements with a term of less than one year, purchases or sales of federal funds with a term of less than one year, and certificates of deposit, not to incur any indebtedness for borrowed money in an amount in excess of $50,000 individually or $100,000 in the aggregate, assume, or guarantee the obligations of any other person in an amount in excess of $50,000 individually or $100,000 in the aggregate or except in the ordinary course of business, cancel, release, assign, or modify any indebtedness of any other person owed to Bank of Lodi, N.A. or any of its subsidiaries in excess of $50,000 individually or $100,000 in the aggregate;

         o not to enter into, modify or extend any agreement, contract or commitment outside of the ordinary course of business or having a term in excess of one year and involving an expenditure in excess of $100,000, other than letters of credit, loan agreements, deposit agreements and other lending, credit and deposit documents made or incurred in the ordinary course of business and expenditures pursuant to projects consistent with the capital expenditure budget of Bank of Lodi, N.A.;

         o not to breach any material contracts;

         o not to solicit any acquisition proposal from any other person;

         o to maintain an adequate reserve for loan and lease losses;

         o at the direction of Placer Sierra Bancshares and consistent with generally accepted accounting principles and applicable banking regulations, to establish such additional accruals and reserves as may be requested by Placer Sierra Bancshares;

         o that immediately before the effective time of the merger, First Financial Bancorp will charge off all loans, receivables and other assets which are deemed uncollectible or classified as "loss;"

         o that Bank of Lodi, N.A. must sell certain investments;

         o that at least four business days prior to the completion of the merger, First Financial Bancorp will provide to Placer Sierra Bancshares with its consolidated financial statements as of the end of the previous month;

         o that immediately prior to the effective time of the merger, Bank of Lodi, N.A. will pay a special dividend to First Financial Bancorp in an amount requested by Placer Sierra Bancshares and permitted by law;

         o that First Financial Bancorp will terminate the ESOP immediately prior to the effective time of the merger, and fully vest all ESOP participants in their accounts, and liquidate the ESOP;

         o that First Financial Bancorp will terminate the 401(k) immediately prior to the effective time of the merger, and fully vest all 401(k) Plan participants in their accounts, and liquidate the 401(k) Plan;


________________________________________________________________________________

         o that prior to the effective time of the merger, First Financial Bancorp will terminate its welfare benefit plans; and

         o not to change their accounting methods unless required or permitted by generally accepted accounting principles or by its banking regulators.


         SHAREHOLDERS AGREEMENTS REGARDING VOTING OF FIRST FINANCIAL BANCORP SHARES; NON-COMPETITION AND NON-SOLICITATION AGREEMENTS. As required by the merger agreement, each of First Financial Bancorp's directors who voted to approve the merger have entered into director's agreements with Placer Sierra Bancshares agreeing to vote all shares of First Financial Bancorp common stock as to which they have or share the power to vote in favor of the merger. The agreements also prohibit each such director, for a period of eighteen months after the effective time of the merger, from owning more than 5% of, organizing, serving as an officer, director, employee, principal, agent or consultant to, any financial institution or its controlling person, whose deposits are insured by the Federal Deposit Insurance Corporation that has its head offices or a branch office within the counties of Sacramento and San Joaquin, California.

         In addition, as required by the merger agreement, each of First Financial Bancorp's directors who voted to approve the merger and certain of First Financial Bancorp's executive officers have entered into/must enter into a confidentiality and nonsolicitation agreement with Placer Sierra Bancshares agreeing to maintain the confidentiality of information gained during their employment and during their association with Placer Sierra Bank and for one year thereafter not to compete with Placer Sierra Bank or solicit its employees to leave.

Conditions to Completion of the Merger

         The obligations of Placer Sierra Bancshares, Placer Sierra Bank, First Financial Bancorp and Bank of Lodi, N.A. to complete the merger are subject to satisfaction of the following conditions:

         o the representations of the parties continue to be correct;

         o the parties have complied with their obligations under the merger agreement to be fulfilled prior to closing;

         o the parties have received the closing certificates of each other's officers to be delivered at closing;

         o the receipt of all required regulatory approvals without conditions that would materially and adversely affect the economic and business benefits of the merger to Placer Sierra Bancshares and Placer Sierra Bank; however this condition will not be unsatisfied if we fail to receive regulatory approval for the special dividend to be paid by Bank of Lodi, N.A. to First Financial Bancorp, unless Placer Sierra Bancshares has insufficient alternative resources with which to fund the merger consideration; and

         o there are no new laws or court orders which prohibit the completion of the merger.

         The obligation of Placer Sierra Bancshares and Placer Sierra Bank to complete the merger is also subject to the following conditions:

         o First Financial Bancorp and Bank of Lodi, N.A. have not suffered any material adverse change since December 31, 2003;

         o third party consents have been received without the imposition of any materially adverse conditions;

         o all directors of First Financial Bancorp who voted to approve the merger have delivered signed shareholder's agreements discussed above;


________________________________________________________________________________

         o all directors of First Financial Bancorp who voted to approve the merger and certain of First Financial Bancorp's executive officers have entered into a confidentiality and nonsolicitation agreement to Placer Sierra Bank;

         o the merger has not caused the rights to become exercisable under First Financial Bancorp's shareholder rights plan;

         o First Financial Bancorp's shareholders' equity is at least $20,500,000 and its allowance for loan and lease losses is at least $2,900,000 or 1.4% of its total outstanding loans;

         o the banking regulators have not imposed any non-standard or unduly burdensome condition on approval of the merger that would materially adversely affect the economic benefits of the merger to Placer Sierra Bancshares; and

         o First Financial Bancorp's current directors who voted to approve the merger and certain executive officers have resigned.

Termination and Liquidated Damages

         The merger agreement may be terminated:

         o by the mutual written agreement of the parties at any time, regardless of whether First Financial Bancorp shareholders have approved the merger;

         o by Placer Sierra Bancshares or First Financial Bancorp in the event of a determination by a court or regulatory agency that any material provision of the Agreement is illegal, invalid or unenforceable or denying approval of the merger;

         o by Placer Sierra Bancshares or First Financial Bancorp before June 30, 2005, if any of the conditions to the merger are impossible to satisfy by that date other than by reason of a breach by the party seeking to terminate;

         o by Placer Sierra Bancshares or First Financial Bancorp if the shareholders of First Financial Bancorp do not approve the merger;

         o by Placer Sierra Bancshares or First Financial Bancorp if there is a material breach by the other party of certain of the representations and warranties or agreements contained in the Agreement or schedules provided pursuant to the Agreement and the breach is not cured within 45 days of notice; or

         o by Placer Sierra Bancshares or First Financial Bancorp if the merger has not been completed by June 30, 2005, unless the failure was due to the fault of the party seeking to terminate.


         If the shareholders' meeting does not take place, First Financial Bancorp's Board fails to recommend approval of the merger to the shareholders or adversely changes its favorable recommendation, and the merger is not approved, and neither Placer Sierra Bancshares nor Placer Sierra Bank is in material breach of the merger agreement, then, upon termination of the merger agreement, First Financial Bancorp and Bank of Lodi, N.A. will pay Placer Sierra Bancshares $2,500,000.

         If another business combination proposal occurs before the special meeting and the shareholders fail to approve the merger despite the favorable recommendation of First Financial Bancorp's Board, and neither Placer Sierra Bancshares nor Placer Sierra Bank is in material breach of the merger agreement, then if a business combination proposal is executed by First Financial Bancorp or any of its subsidiaries, or a business combination proposal is completed, within 12 months after the termination of the merger agreement, then First Financial Bancorp and Bank of Lodi, N.A. will pay Placer Sierra Bancshares $2,500,000.


________________________________________________________________________________

         If the merger agreement is terminated by First Financial Bancorp or Placer Sierra Bancshares because the shareholders have failed to approve the merger agreement and the merger, then First Financial Bancorp and Bank of Lodi, N.A. will pay Placer Sierra Bancshares $1,250,000.


Amendment of the Merger Agreement; Waiver of Terms

         The merger agreement may be amended by the parties at any time before or after approval by the shareholders of First Financial Bancorp. However, after receipt of shareholder approval, no amendment may be made which changes the form of consideration or the value of the consideration to be received by the shareholders of First Financial Bancorp without their approval. The parties may make technical changes to the merger agreement, as may be required for regulatory approval or as needed to make any governmental filings. Other than the requirement of shareholder approval, the parties to the merger agreement may waive any term, provision or condition of the merger agreement. The parties may change the structure of the merger if appropriate provided the change will cause no delay in completion of the merger.


Expenses

         Placer Sierra Bancshares, Placer Sierra Bank, First Financial Bancorp and Bank of Lodi, N.A. have agreed to pay their own expenses in connection with the preparation of the merger agreement and the completion of the merger.


                                  OTHER MATTERS

         Other than the matters set forth above, the Board is not aware of any matters to come before the special meeting. If any other matters should be brought before the meeting or any adjournment thereof, upon which a vote properly may be taken, the proxy holders will vote in their discretion.

                                IMPORTANT NOTICE

         IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON AND ARE A SHAREHOLDER OF RECORD, BRING WITH YOU A FORM OF GOVERNMENT-ISSUED PERSONAL IDENTIFICATION BEARING YOUR RECENT PHOTOGRAPH (SUCH AS A DRIVER'S LICENSE, STATE-ISSUED IDENTIFICATION CARD OR PASSPORT) TO THE SPECIAL MEETING. IF YOU OWN STOCK THROUGH A BANK, BROKER OR OTHER NOMINEE YOU WILL NEED PROOF OF OWNERSHIP AS OF THE RECORD DATE TO ATTEND THE SPECIAL MEETING (WHICH YOU MUST ASK THEM OR THEIR AGENT TO PROVIDE YOU). NO CAMERAS, RECORDING EQUIPMENT OR OTHER ELECTRONIC DEVICES WILL BE ALLOWED IN THE MEETING ROOM. IF YOU DO NOT PROVIDE PHOTO IDENTIFICATION OR COMPLY WITH THE OTHER PROCEDURES OUTLINED ABOVE UPON REQUEST, YOU MAY NOT BE ADMITTED TO THE SPECIAL MEETING.



                                             By Order of the Board of Directors,



                                             Allen R. Christenson
                                             Corporate Secretary






Lodi, California
October ___, 2004


________________________________________________________________________________

                                    ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             FIRST FINANCIAL BANCORP

                               BANK OF LODI, N.A.

                            PLACER SIERRA BANCSHARES

                                       AND

                               PLACER SIERRA BANK

                                   DATED AS OF



                                SEPTEMBER 7, 2004

                          AGREEMENT AND PLAN OF MERGER



         THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") dated September 7, 2004, is by and among Placer Sierra Bancshares, a California corporation and a registered bank holding company under the Federal Bank Holding Company Act ("PARENT"), Placer Sierra Bank, a California banking corporation ("PARENT BANK"), First Financial Bancorp, a California corporation and a registered bank holding company under the Federal Bank Holding Company Act ("COMPANY") and Bank of Lodi, N.A., a national banking association ("COMPANY BANK").

         A. Parent Bank and Company Bank wish to provide for the terms and conditions of a business combination in which Company Bank will be merged (the "BANK MERGER") with and into Parent Bank with Parent Bank as the surviving institution. Simultaneously, Company will merge (the "MERGER") with an existing or to-be-formed subsidiary of Parent ("MERGER SUB") incorporated under the laws of the State of California, to be added as a party to this Agreement after the date hereof, with Company as the surviving corporation ("INTERIM RESULTING CORPORATION"). Immediately following the Merger, the Interim Resulting Corporation may be merged with and into Parent with Parent as the surviving corporation (the "FINAL MERGER").

         B. The parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         Accordingly, and in consideration of the representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                         THE MERGER AND RELATED MATTERS

         1.1   MERGER; SURVIVING CORPORATIONS AND RESULTING INSTITUTION.

               (a) MERGER. Subject to the terms and conditions of this Agreement, and pursuant to the provisions of the California General Corporation Law ("CGCL"), the California Financial Code, and the rules and regulations promulgated by the Board of Governors of the Federal Reserve under the Federal Reserve Act and the Bank Holding Company Act, the Office of the Comptroller of the Currency under the National Bank Act, the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act, and the California Department of Financial Institutions under the California Financial Code (collectively "BANK REGULATIONS"), at the Effective Time (as defined in Section
1.2 hereof), Merger Sub shall be merged with and into Company pursuant to the terms and conditions set forth herein. Upon the consummation of the Merger, the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation under the laws of the State of California. The name of Company as the surviving corporation of the Merger shall remain "First Financial Bancorp." From and after the Effective Time, Company, as the surviving corporation of the Merger, shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Company and Merger Sub, all as more fully described in the CGCL.

               (b) FINAL MERGER. Subject to the terms and conditions of this Agreement, and pursuant to the provisions of the CGCL, the California Financial Code, and the Bank Regulations, at the Final Merger Effective Time (as defined in Section 1.2 hereof), Company may be merged with and into Parent pursuant to the terms and conditions set forth herein. Upon the consummation of the Final Merger, the separate corporate existence of Company shall cease and Parent shall continue as the surviving corporation under the laws of the State of California. The name of Parent as the surviving corporation of the Final Merger shall remain "Placer Sierra Bancshares." From and after the Final Merger Effective Time, Parent, as the surviving corporation of the Final Merger, shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Parent and Company, all as more fully described in the CGCL.

         1.2   EFFECTIVE TIME OF THE MERGER.

               (a) MERGER EFFECTIVE TIME. As soon as practicable after each of the conditions set forth in Article VI hereof have been satisfied or waived, the parties will file, or cause to be filed with the California Secretary of State the Merger Agreement (the "MERGER AGREEMENT") in the form attached hereto as EXHIBIT A, and such certificates and other documents as Parent may deem necessary or appropriate for the Merger, which Merger Agreement and certificates and other documents shall in each case be in the form required by and executed in accordance with the applicable provisions of the CGCL. The Merger shall become effective at the time the Merger Agreement is filed with the California Secretary of State ("EFFECTIVE TIME"). The filing of the Merger Agreement shall take place on such date as Parent shall notify Company in writing. At the Effective Time the rights and obligations of Company shall be consummated hereunder and no action taken or not taken under Section 1.2(b) hereof shall have any effect on the rights and obligations of Company or Company Bank.

               (b) FINAL MERGER EFFECTIVE TIME. Following the Merger and as soon as practicable after each of the conditions set forth in Article VI hereof have been satisfied or waived, Parent may file, or cause to be filed with the California Secretary of State the Final Merger Agreement (the "FINAL MERGER AGREEMENT") in the form attached hereto as EXHIBIT B, and such certificates and other documents as Parent may deem necessary or appropriate for the Final Merger, which Final Merger Agreement and certificates and other documents shall in each case be in the form required by and executed in accordance with the applicable provisions of the CGCL. The Final Merger shall become effective at the time the Final Merger Agreement is filed with the California Secretary of State ("FINAL MERGER EFFECTIVE TIME").

         1.3   THE MERGER.

               (a) MERGER CONSIDERATION; CONVERSION OF COMPANY COMMON STOCK. At the Effective Time:

               (i) At the Effective Time, Parent and Parent Bank shall deliver to an exchange agent acceptable to Company, the merger consideration (the "MERGER CONSIDERATION") consisting of cash in the amount of $50,000,000 less (i) the Merger Consideration Adjustment, as defined below, and (ii) an amount equal to the number of Dissenting Shares multiplied by the Per Share Merger Consideration.

               (ii) The holders of certificates formerly representing shares of Company Common Stock shall cease to have any rights as shareholders of Company, except such rights, if any, as they may have pursuant to the CGCL. Except as provided above, until certificates representing shares of Company Common Stock are surrendered for exchange, the certificates of each holder shall, after the Effective Time, represent for all purposes only the right to receive the Per Share Merger Consideration.

         (b) DISSENTING SHARES. Any shares of common stock of Company and related Preferred Share Purchase Rights (collectively, "COMPANY COMMON STOCK") held by a holder who dissents from the Merger in accordance with Section 1300 of the CGCL shall be herein called "DISSENTING SHARES." Notwithstanding any other provision of this Agreement, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the CGCL.

         (c) EXCHANGE OF COMPANY COMMON STOCK AND PREFERRED SHARE PURCHASE
RIGHTS.

               (i) As soon as reasonably practicable after the Effective Time, holders of record of certificates formerly representing shares of Company Common Stock other than those representing Dissenting Shares ("CERTIFICATES") shall be instructed to tender such Certificates to an independent exchange agent reasonably acceptable to the parties (the "EXCHANGE AGENT") pursuant to a letter of transmittal that Parent shall deliver or cause to be delivered to such holders. Such letter of transmittal shall specify that risk of loss and title to Certificates shall pass only upon acceptance of such Certificates by Parent or the Exchange Agent.

               (ii) After the Effective Time, each holder of a Certificate that surrenders such Certificate to the Exchange Agent will, upon acceptance thereof, be entitled to the Per Share Merger Consideration payable in respect of the shares represented thereby. "PER SHARE MERGER CONSIDERATION" means an amount equal to "P" determined by using the formula below and rounding off the answer to four decimal places:

                        P = $50,000,000 - R - [Y * (P-A)]
                            _____________________________
                                        N

Where:                      P = Per Share Merger Consideration.

                            R = the total dollar amount paid by Company to redeem all Preferred Share Purchase Rights outstanding under the Rights Plan.

                            Y = the number of Company Stock Options outstanding as of the date of this Agreement.

                            A = weighted average exercise price of Company Stock Options outstanding as of the date of this Agreement ("AVERAGE EXERCISE PRICE").

                            N = the number of shares of Company Common Stock outstanding as of the Effective Time.


         The "MERGER CONSIDERATION ADJUSTMENT" shall be an amount equal to (x) the number of Company Stock Options outstanding as of the date of this Agreement times (y) the difference of the Per Share Merger Consideration less the Average Exercise Price.

               (iii) Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as Exchange Agent may reasonably require.

               (iv) Each outstanding Certificate, other than those representing Dissenting Shares, shall until duly surrendered to Parent or the Exchange Agent be deemed to evidence the right to receive the Merger Consideration.

               (v) After the Effective Time, holders of Certificates shall cease to have rights with respect to the Company Common Stock previously represented by such Certificates, and their sole rights (other than the holders of Certificates representing Dissenting Shares) shall be to exchange such Certificates for the Per Share Merger Consideration. At the Effective Time, Company shall deliver a certified copy of a list of its shareholders to Parent or the Exchange Agent. After the Effective Time, there shall be no further transfer on the records of Company of Certificates, and if such Certificates are presented to Company for transfer, they shall be canceled against delivery of the Per Share Merger Consideration. Parent shall not be obligated to deliver the Per Share Merger Consideration to any holder of Company Common Stock until such holder surrenders the Certificates as provided herein. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of Company Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Exchange Agent shall be entitled to rely upon the stock transfer books of Company to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Exchange Agent shall be entitled to deposit any consideration in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.


               (vi) If the Per Share Merger Consideration is to be issued to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to Exchange Agent any required transfer or other taxes or establish to the satisfaction of Exchange Agent that such tax has been paid or is not applicable.

               (vii) In the event any Certificate shall have been lost, stolen or destroyed, the owner of such lost, stolen or destroyed Certificate shall deliver to Exchange Agent an affidavit stating such fact, in form satisfactory to Parent, and, at Parent's discretion, a bond in such reasonable sum as Parent or the Exchange Agent may direct as indemnity against any claim that may be made against Parent or Company or its successor or any other party with respect to the Certificate alleged to have been lost, stolen or destroyed. Upon such delivery, the owner shall have the right to receive the Per Share Merger Consideration with respect to the shares represented by the lost, stolen or destroyed Certificate.

         (d) STOCK OPTIONS. Immediately upon execution of this Agreement, Company shall not permit the exercise of Company Stock Options and instead shall provide for the cash settlement of all of the Company Stock Options in accordance with this Section 1.3(d). Immediately before the Effective Time, the outstanding Stock Options shall be accelerated and the Company shall pay each Option Holder an amount equal to the Per Share Merger Consideration less the exercise price in respect of each Company Stock Option such Option Holder holds.

         (e) ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATIONS. The Articles of Incorporation and Bylaws of Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of Company, as the surviving corporation of the Merger, until either is thereafter amended in accordance with applicable law. The Articles of Incorporation and Bylaws of Parent, as in effect immediately prior to the Final Merger Effective Time, shall be the Articles of Incorporation and Bylaws of Parent, as the surviving corporation of the Final Merger, until either is thereafter amended in accordance with applicable law.

         (f) DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATIONS. The persons listed on Schedule 1.3(f) shall be directors and officers of Company, as the surviving corporation of the Merger, until their respective successors shall be duly elected and qualified or otherwise duly selected. The directors and officers of Parent immediately prior to the Final Merger Effective Time shall be the directors and officers of Parent, as the surviving corporation of the Final Merger, until their respective successors shall be duly elected and qualified or otherwise duly selected.

         (g) PRINCIPAL OFFICE. The location of the principal office of Company, as the surviving corporation of the Merger, and Parent, as the surviving corporation of the Final Merger, shall be 525 J Street, Sacramento, California 95814.

         1.4   BANK MERGER.

         (a) CANCELLATION OF COMPANY BANK COMMON STOCK. Contemporaneously with the Merger and the Final Merger (if any), Company Bank shall be merged with and into Parent Bank with Parent Bank as the surviving entity. The Bank Merger shall become effective at the time an Agreement of Merger, in substantially the form attached hereto as EXHIBIT C ("BANK MERGER AGREEMENT") is filed with the California Department of Financial Institutions and the California Secretary of State ("BANK MERGER EFFECTIVE TIME"). At the Bank Merger Effective Time, each share of common stock of Company Bank ("COMPANY BANK COMMON STOCK") issued and outstanding immediately prior thereto shall, by virtue of the Bank Merger, be canceled. No new shares of capital stock or other securities or obligations of Parent Bank shall be issued with respect to or in exchange for such canceled shares, and such canceled shares of Company Bank Common Stock shall not be converted into capital stock or other securities or obligations of Parent Bank.

         (b) ARTICLES AND BYLAWS OF THE RESULTING INSTITUTION. The Articles of Incorporation and Bylaws of Parent Bank, as in effect immediately prior to the Bank Merger Effective Time, shall, without any change, be the Articles of Incorporation and Bylaws of Parent Bank, as the resulting institution of the Bank Merger, until either is thereafter amended in accordance with applicable law.

         (c) DIRECTORS AND OFFICERS OF THE RESULTING INSTITUTION. The directors and officers of Parent Bank immediately prior to the Effective Time shall be the directors and officers of Parent Bank, as the surviving entity of the Bank Merger, until their respective successors shall be duly elected and qualified or otherwise duly selected.

         (d) OFFICES OF THE RESULTING INSTITUTION. The home and other offices of Parent Bank, as the resulting institution of the Bank Merger, shall be the home and other offices of Parent Bank immediately prior to the Bank Merger Effective Time plus the banking offices of Company Bank.

         1.5 CLOSING. The Closing shall take place on the fifth Business Day following receipt of all Required Regulatory Approvals at the Sacramento offices of Downey Brand LLP. The date on which the Closing actually occurs is herein referred to as the "CLOSING DATE."

         1.6 REVISION OF TRANSACTION. After consultation with Company and with Company's consent, which consent shall not be unreasonably withheld, Parent shall have the right to change the method of effecting the Merger and/or the Bank Merger (including, without limitation, the provisions of this Article I), to the extent permitted by applicable law and to the extent it deems such change to be desirable; PROVIDED, HOWEVER, that no such change shall (a) alter or change the amount or kind of the Merger Consideration, (b) diminish the benefits to be received by directors, officers or employees of Company or Company Bank as set forth in this Agreement or in any agreements involving the parties made in connection with this Agreement, (c) materially impede or delay the consummation of the Merger or Bank Merger, or increase the risk that it will be consummated or diminish the likelihood that the Required Regulatory Approvals will be received, or (d) adversely affect the tax treatment of Company shareholders as a result of receiving the Per Share Merger Consideration. Parent may exercise this right of revision (after consulting with Company and obtaining Company's consent) by giving written notice thereof in the manner provided in Section 8.2 of this Agreement.

         1.7 ADDITIONAL ACTIONS. If, at any time after the Effective Time, Parent or Parent Bank shall consider or be advised that any further deeds, assignments or assurances or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in Parent or Parent Bank its right, title or interest in, to or under any of the rights, properties or assets of Company or Company Bank, as the case may be, or (b) otherwise carry out the purposes of this Agreement, Company and Company Bank shall be deemed to have granted to Parent and Parent Bank, jointly and severally, an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances and to do all acts necessary or desirable to vest, perfect or confirm title and possession to such rights, properties or assets in Parent or Parent Bank, as the case may be, and otherwise carry out the purposes of this Agreement, an the officers and directors of Parent are authorized in the name of Company to take any and all such action.

                                   ARTICLE II
            REPRESENTATIONS AND WARRANTIES OF PARENT AND PARENT BANK


         Except as set forth in the Disclosure Schedule delivered by Parent and Parent Bank to Company and Company Bank simultaneously with the execution hereof, Parent and Parent Bank represent and warrant to Company and Company Bank that all of the statements contained in this Article II are true as of the date of this Agreement (or, if made as of a specified date, as of such date). For purposes of the representations and warranties of Parent and Parent Bank contained herein, disclosure in any section of the Disclosure Schedule of any facts or circumstances shall be deemed to be adequate response and disclosure of such facts or circumstances with respect to all representations or warranties by Parent and Parent Bank calling for disclosure of such information, whether or not such disclosure is specifically associated with or purports to respond to one or more of such representations or warranties, if it is reasonably apparent on the face of the Disclosure Schedule that such disclosure is applicable. The inclusion of any information in any section of the Disclosure Schedule or other document delivered by Parent and Parent Bank pursuant to this Agreement shall not be deemed to be an admission or evidence of the materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever.

         2.1 ORGANIZATION. Parent (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has all requisite corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns and (c) is duly qualified or licensed to do business and, if applicable, in good standing in every jurisdiction in which such qualification and, if applicable, good standing is required. Parent Bank is a state banking corporation, duly chartered and validly existing under the laws of the Sate of Caliornia and has all requisite power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns.

         2.2 AUTHORIZATION. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Boards of Directors of Parent and Parent Bank, and no other corporate action on their part is required to be taken. This Agreement has been duly executed and delivered by Parent and Parent Bank and constitutes the valid and binding obligation of each of them and is enforceable against each of them, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines.

         2.3   ARTICLES OF INCORPORATION AND BYLAWS.

         (a) Parent is a corporation organized and existing under the laws of the State of California. Parent has hereto furnished, or otherwise made available, to Company a complete and correct copy of the Articles of Incorporation and Bylaws, each as amended to the date hereof, of Parent. Such Articles of Incorporation and Bylaws are in full force and effect as of the date hereof. Parent is not in violation of any of the provisions of its Articles of Incorporation or Bylaws in any material respect.

         (b) Parent Bank is a California banking corporation existing under the laws of the State of California. Parent Bank has hereto furnished, or otherwise made available, to Company a complete and correct copy of the Articles of Incorporation and Bylaws, each as amended to the date hereof, of Parent Bank. Such Articles and Bylaws are in full force and effect as of the date hereof. Parent Bank is not in violation of any of the provisions of its Articles or Bylaws in any material respect.

         2.4   CONSENTS AND APPROVALS; NO VIOLATIONS.

         (a) None of the execution, delivery or performance of this Agreement by Parent and Parent Bank or the consummation by Parent and Parent Bank of the Closing require or will require any filing with, or notification, authorization, consent, order or approval of, or action by, any federal, state or local governmental agency, commission, or other entity ("GOVERNMENTAL ENTITY") except
(i) the Required Regulatory Approvals, (ii) where failure to obtain such authorization, consent, order, approval or action or to make such filings or notification would not, individually or in the aggregate, either (A) have a Material Adverse Effect on Parent or a material adverse effect on Parent's or Parent Bank's ability to consummate the Closing or perform the obligations under this Agreement or (B) impede in any material respect or delay the consummation of the Closing, or (iii) as set forth in this Agreement relating to the amendment, merger or termination, as determined pursuant to the terms of this Agreement in Parent's sole discretion, of any Company Benefit Plan prior or subsequent to the Effective Time.

         (b) Assuming that all consents, approvals, authorizations and other actions described in Section 2.2 and all Required Regulatory Approvals have been obtained, none of the execution, delivery or performance of this Agreement by Parent and Parent Bank or the consummation by Parent and Parent Bank of the Closing (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws or similar organizational document of Parent or Parent Bank, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent, Parent Bank or any of their Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate in any material respect any Law applicable to Parent, Parent Bank or any of their Subsidiaries or any of their respective properties or assets.

         2.5 FINANCING. Parent has available sufficient cash or other liquid assets or financing pursuant to binding agreements or commitments which may be used to fund the Merger and perform its other obligations hereunder. Parent's ability to consummate the transactions contemplated by this Agreement and the Agreement of Merger is not contingent on raising any equity capital, obtaining financing therefor, consent of any lender or any other matter with the exception of any Required Regulatory Approvals in connection with the payment of a cash dividend from Parent Bank to Parent and/or from Company Bank to Company in connection with the Merger.

         2.6 LITIGATION. There is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the Knowledge of Parent Bank and Parent, threatened, against or affecting Parent Bank, Parent or any Subsidiary of Parent and Parent Bank, except for those which are not, individually or in the aggregate, reasonably likely to materially impede or delay the ability of Parent or Parent Bank to consummate the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Parent Bank, or any Subsidiary of Parent and Parent Bank, which individually or in the aggregate would reasonably be likely to materially impede or delay the ability of Parent or Parent Bank to consummate the transactions contemplated hereby.

         2.7   COMPLIANCE WITH LAWS.

         (a) The businesses of Parent Bank, Parent and their Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, including any laws affecting financial institutions (including those pertaining to the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, anti-money laundering, bank secrecy, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and all other laws and regulations relating to employees and employee benefits, and any statutes or ordinances or other laws or regulations relating to the respective businesses conducted or the properties occupied or used by Parent Bank, Parent or any Subsidiary of Parent and Parent Bank, except (i) that the representations in this section with respect to employee benefits shall be limited to the Knowledge of Parent and Parent Bank, and (ii) for possible violations which either individually or in the aggregate do not and would not reasonably be likely to materially impede or delay the ability of Parent or Parent Bank to consummate the transactions contemplated hereby.

         (b) No investigation or review by any governmental entity with respect to Parent Bank, Parent or any Subsidiary of Parent and Parent Bank is pending or, to the Knowledge of Parent Bank and Parent, threatened, nor has any governmental entity indicated to Parent Bank, Parent or any Subsidiary of Parent and Parent Bank an intention to conduct the same, other than normal regulatory examinations and other investigations or reviews the outcome of which would not reasonably be likely to materially impede or delay the ability of Parent or Parent Bank to consummate the transactions contemplated hereby.

         (c) Parent Bank and Parent are in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 (the "CRA") and the regulations promulgated thereunder. As of the date of this Agreement, neither Parent Bank nor Parent has been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause Parent Bank or any of its Subsidiaries to fail to be in substantial compliance with such provisions. Parent Bank has not received a CRA rating from an applicable regulatory authority which is less than "satisfactory."

         2.8 REGULATORY APPROVALS AND OTHER CONDITIONS. To the Knowledge of Parent and Parent Bank, there is no reason relating specifically to Parent or any Parent Subsidiary why (a) the Required Regulatory Approvals should not be granted, (b) the Required Regulatory Approvals should be subject to a condition which would differ from conditions customarily imposed by such regulatory authorities in orders approving acquisitions of the type contemplated hereby or
(c) any of the conditions precedent as specified in Article VI hereof to the obligations of any of the parties hereto to consummate the transactions contemplated hereby are unlikely to be fulfilled within the applicable time period or periods required for satisfaction of such condition or conditions.

         2.9 MATERIAL ADVERSE EFFECT. Since the Balance Sheet Date, Parent has not experienced a Material Adverse Effect which would be likely to materially impede or delay the ability of Parent or Parent Bank to consummate the transactions contemplated hereby.

         2.10 BROKERS OR FINDERS. Neither Parent, Parent Bank nor any of their Subsidiaries or Affiliates has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

                                  ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF COMPANY AND COMPANY BANK


         Except as set forth in the Disclosure Schedule delivered by Company and Company Bank to Parent and Parent Bank simultaneously with the execution hereof, Company and Company Bank represent and warrant to Parent and Parent Bank that all of the statements contained in this Article III are true as of the date of this Agreement (or, if made as of a specified date, as of such date). For purposes of the representations and warranties of Company and Company Bank contained herein, disclosure in any section of the Disclosure Schedule of any facts or circumstances shall be deemed to be adequate response and disclosure of such facts or circumstances with respect to all representations or warranties by Company and Company Bank calling for disclosure of such information, whether or not such disclosure is specifically associated with or purports to respond to one or more of such representations or warranties, if it is reasonably apparent on the face of the Disclosure Schedule that such disclosure is applicable. The inclusion of any information in any section of the Disclosure Schedule or other document delivered by Company and Company Bank pursuant to this Agreement shall not be deemed to be an admission or evidence of the materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever.

         3.1 ORGANIZATION. Each of Company and Company Bank Subsidiaries (a)is a corporation or other legal entity duly organized, validly existing and, if applicable, in good standing under the laws of its jurisdiction of organization;
(b) has all requisite corporate or other legal entity power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and (c) is duly qualified or licensed to do business and, if applicable, in good standing in every jurisdiction in which such qualification and, if applicable, good standing is required. Company Bank is a national banking association, duly chartered and validly existing under the laws of the U.S. and has all requisite power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns. Company has heretofore made available to Parent Bank complete and correct copies of the Articles of Incorporation and Bylaws of Company, the Articles of Association and Bylaws of Company Bank and Articles of Incorporation and Bylaws for each Company Bank Subsidiary as currently in effect.

         3.2 AUTHORIZATION. Company and Company Bank have the requisite corporate power or the other legal entity power and authority to execute, deliver and perform this Agreement and to consummate the Closing. The execution, delivery and performance by Company and Company Bank of this Agreement and the consummation by Company and Company Bank of the Closing have been duly authorized by the board of directors of Company and Company Bank, and no other corporate action on the part of Company or Company Bank is necessary to authorize the execution, delivery and performance by Company and Company Bank of this Agreement or the consummation by Company and Company Bank of the Closing.

         3.3 EXECUTION; VALIDITY OF AGREEMENT. This Agreement has been duly executed and delivered by Company and Company Bank, and, assuming due authorization, execution and delivery hereof by Parent and Parent Bank, is a valid and binding obligation of Company and Company Bank, enforceable against Company and Company Bank in accordance with its terms.

         3.4 CONSENTS; NO VIOLATIONS.

         (a) None of the execution, delivery or performance of this Agreement by Company and Company Bank or the consummation by Company and Company Bank of the Closing require or will require any filing with, or notification, authorization, consent, order or approval of, or action by, any Governmental Entity except (i) the filing of reports by Company or its Affiliates under the Securities Act of 1933, as amended ("SECURITIES ACT"), (ii) filings, permits, authorizations, consents and approvals as may be required under other applicable requirements of state securities or blue sky laws, (iii) the Required Regulatory Approvals, (iv) where failure to obtain such authorization, consent, order, approval or action or to make such filings or notification would not, individually or in the aggregate, either (A) have a Material Adverse Effect on Company Bank or a material adverse effect on Company's or Company Bank's ability to consummate the Closing or perform the obligations under this Agreement or (B) impede in any material respect or delay the consummation of the Closing, (v) as may be necessary as a result of the business or activities in which Parent Bank is or proposes to be engaged or as a result of any acts or omissions by, or the status of any facts pertaining specifically to, Parent Bank or any of its Affiliates, or (vi) as set forth in this Agreement regarding the amendment, merger or termination, as determined pursuant to the terms of this Agreement in Parent's sole discretion, of any Company Benefit Plan prior or subsequent to the Effective Time.

         (b) Assuming that all consents, approvals, authorizations and other actions described in Section 3.2 have been obtained and all filings and notifications described in Section 3.4(a) have been made, none of the execution, delivery or performance of this Agreement by Company and Company Bank or the consummation by Company and Company Bank of the Closing (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Company or the federal stock charter or bylaws of Company Bank or of any organizational document of any Company Bank Subsidiary, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Company or any Material Contract to which Company Bank or any Company Bank Subsidiary is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate in any material respects any federal, state, local or foreign law, rule, regulation, judgment, injunction, decree or other requirement of any Governmental Entity ("LAW") applicable to Company, Company Bank or any of the Company Bank Subsidiaries or any of their respective properties or assets.

         3.5 OWNERSHIP AND POSSESSION OF SHARES. Company is the record and beneficial owner of all the issued and outstanding shares of Company Bank, free and clear of all Encumbrances whatsoever, except for any Encumbrances created by this Agreement and Encumbrances arising under the Securities Act or any applicable state securities laws

         3.6   CAPITALIZATION AND SHAREHOLDERS.


         (a) As of the date hereof, the authorized capital stock of Company consists of (i) 9,000,000 shares of Company Common Stock, of which 1,824,929 shares are issued and outstanding as of September 7, 2004 (ii) 1,000,000 shares of preferred stock, no par value per share, of which none are issued and outstanding. All of the issued and outstanding shares of Company Common Stock have been duly and validly authorized and issued, and are fully paid and non-assessable. None of the outstanding shares of Company Common Stock has been issued in violation of any preemptive rights of current or past shareholders or are subject to ally preemptive rights of the current or past shareholders of Company. All of the issued and outstanding shares of Company Common Stock will be entitled to vote to approve this Agreement and the Merger. Company is the record and beneficial owner of all the issued and outstanding shares of Company Bank, free and clear of all Encumbrances whatsoever, except for any Encumbrances created by this Agreement or Encumbrances arising under the Securities Act or applicable state securities laws.

         (b) Company had shares of Company Common Stock reserved for issuance under the Company stock option plans identified in Section 3.6(b) of the Company Disclosure Schedule (collectively, the "COMPANY STOCK OPTION PLAN") for the benefit of employees and directors of Company and the Company Subsidiaries, pursuant to which options covering shares of Company Common Stock are outstanding (the "COMPANY STOCK OPTIONS"). Except for the preferred share purchase rights ("PREFERRED SHARE PURCHASE RIGHTS") paid as a dividend to holders of Company Common Stock on July 6, 2001 pursuant to Company's preferred share purchase rights plan, as further described in that certain Rights Agreement between the Company and Mellon Investor Services, LLC, dated June 15, 2001 (the "RIGHTS PLAN"), there are no shares of capital stock or other equity securities of Company outstanding and no outstanding options warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Company, or contracts, commitments, understandings, or arrangements by which Company is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. There are no outstanding phantom stock rights or awards. Section 3.6(b) of the Company Disclosure Schedule sets forth the name of the holder of each Company Stock Option and the date of grant of, number of shares represented by, exercise price, vesting schedule, and expiration of, each Company Stock Option. No Preferred Share Purchase Rights have been separated from the Company Common Stock, no "Trigger Event" shall have occurred under the Rights Plan, and no Preferred Share Purchase Rights have been exercised.

         3.7 SUBSIDIARIES AND AFFILIATES. Section 3.7 of the Disclosure Schedule sets forth a complete list of all Company or Company Bank Subsidiaries. All the outstanding capital stock of each Company or Company Bank Subsidiary is owned directly by Company or Company Bank, in each case free and clear of all Encumbrances and is duly authorized, validly issued, fully paid and nonassessable. Neither Company nor Company Bank owns, directly or indirectly, any capital stock or other ownership interests, or has any obligations to acquire any capital stock or other ownership interest, in any corporation, partnership, joint venture or other entity that is not a Subsidiary of Company or Company Bank.

         3.8   COMPANY FINANCIAL STATEMENTS; MATERIAL CHANGES.

         (a) True and complete copies of Company's and Company Bank's audited financial statements as of December 31, 2003 (the "BALANCE SHEET DATE") and their subsequent quarter end unaudited interim financial statements have been made available to Parent. The audited financial statements and unaudited interim financial statements ("COMPANY FINANCIAL STATEMENTS") (i) have been prepared in accordance with the books of account and other financial records of Company and Company Bank, (ii) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as stated in the notes thereto) and (iii) on that basis, fairly presented, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows of Company and Company Bank as of the dates and for the periods referred to therein, subject, in the case of the unaudited interim financial statements, to normal recurring year-end adjustments. Other than as set forth in the audited financial statements or the notes thereto, there are no entities, including any special purpose entities, limited purpose entities or qualified special purpose entities, in which Company or Company Bank has an economic or management interest.

         (b) All of the liabilities of a nature that are required to be included in a consolidated balance sheet prepared in accordance with GAAP or in the notes thereto have, in the case of Company and Company Bank, been reflected or disclosed in the audited financial statements as of December 31, 2003, except for liabilities (contingent or otherwise) (a) incurred since December 31, 2003 in the ordinary course of business including pursuant to contracts entered into in the ordinary course of business, (b) in connection with the transactions contemplated hereby including with respect to expenses of Company's accountants, attorneys or investment bankers or (c) as would not reasonably be likely to be, individually or in the aggregate, material to Company and Company Bank, taken as a whole.

         3.9   COMPANY REPORTS.

         (a) Company and Company Bank have filed, and will continue to file, all reports and statements, together with any amendment required to be made with respect thereto, that it has, or will be, required to file with the SEC, the Bank Regulators and other applicable regulatory authorities (except filings which are not material to Company and Company Bank considered as a whole). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied or will comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the authority with which they were filed and, in the case of documents filed with the SEC, did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Other than normal examinations conducted by the IRS, state and local taxing authorities, or the Bank Regulators in the regular course of the business of Company and Company Bank, no Governmental Entity has initiated any proceeding or, to the Knowledge of Company or Company Bank, investigation into the business or operations of Company, or Company Bank since January 1, 2000. There is no unresolved violation or exception by the Bank Regulators, the SEC or other Governmental Entity that would reasonably be expected to result in a Material Adverse Effect on Company or Company Bank. In addition, Company has delivered or made available to Parent copies of all management or other letters delivered to Company or Company Bank by their independent accountants in connection with the audit of any of the Company's financial statements or by such accountants or any consultant regarding the internal controls or internal compliance procedures and systems of Company or Company Bank issued at any time since January 1, 2000, and will request that their independent accountants make available for inspection by Parent or its representatives, at such times and places as Parent may reasonably request, reports and working papers produced or developed by such accountants or consultants. Company and Company Bank have no liabilities (whether accrued, contingent, or otherwise) that are not disclosed on the Company Financial Statements, other than liabilities which would not have a Material Adverse Effect, and there have been no problems with Company's or Company Bank's internal controls or internal compliance procedures and systems known to Company or Company Bank or identified by accountants or consultants that as of the date hereof remain uncorrected.

         (b) Company has filed through the public EDGAR database of the SEC, each report, schedule, registration statement and definitive proxy statement that it was or will be required to file with the SEC pursuant to the Securities Act or the Exchange Act (other than reports filed pursuant to Section 13(g) of the Exchange Act), since January 1, 2000 (as such documents have since the time of their filing been amended, the "COMPANY SEC REPORTS"). As of their respective dates of filing with the SEC, the Company SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.10 ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date, no event, change or circumstance that would have a Material Adverse Effect on Company or Company Bank has occurred.

         3.11 LITIGATION. There is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the Knowledge of Company and Company Bank, threatened, against Company, Company Bank, any other Subsidiary of Company, or any of their respective officers, directors, employees or agents (in their capacities as such), seeking damages in excess of $100,000 or that could otherwise have an Adverse Material Effect on Company or Company Bank, nor is there any judgment, decree, injunction or order of any Governmental Entity outstanding against Company, Company Bank or any other Subsidiary of Company.

         3.12 LICENSES. Company and the Company Subsidiaries hold all licenses, certificates, permits, franchises and all patents, trademarks, service marks, trade names, copyrights or right thereto, and required authorizations, approvals, consents, licenses, clearances and orders or registrations with all appropriate federal, state or other authorities that are material to the conduct of their respective businesses as now conducted and as presently proposed to be conducted.

         3.13  TAXES.

         (a) Company and the Company Subsidiaries have each timely filed all tax and information returns required to be filed and have paid (or Company has paid on behalf of its Subsidiaries), or have accrued on their respective books and set up an adequate reserve for the payment of, all taxes reflected on such returns as required to be paid in respect of the periods covered by such returns and have accrued on their respective books and set up an adequate reserve for the payment of all income and other taxes anticipated to be payable in respect of periods through the end of the calendar month next preceding the date hereof. Neither Company nor any Company Subsidiary is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against Company or any Company Subsidiary that have not been resolved or settled and no requests for waivers of the time to assess any such tax are pending or have been agreed to. Neither Company nor any Company Subsidiary is a party to any action or proceeding by any Governmental Entity for the assessment or the collection of taxes. Deferred taxes of Company and the Company Subsidiaries have been accounted for in accordance with GAAP.

         (b) Company has not filed any consolidated federal income tax return with an "affiliated group" within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "CODE") where Company was not the common parent of the group. Neither Company nor any Company Subsidiary is, or has been, a party to any tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability to anyone other than Company or any Company Subsidiary. Neither Company nor any Company Subsidiary is required to include in income any adjustment pursuant to Section 481 (a) of the Code and no such adjustment has been proposed by the IRS.

         (c) Company and the Company Subsidiaries have each withheld amounts from its employees, shareholders, or holders of public deposit accounts in compliance with the tax withholding provisions of applicable federal, state and local laws, have filed all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made.

         3.14 INSURANCE. Company and Company Bank maintain insurance with insurers which in the judgment of management of Company are sound and reputable on their respective assets and upon their respective businesses and operations against loss or damage, risks, hazards and liabilities as in their judgment they deem appropriate. All material claims under all policies of insurance maintained by Company and Company Bank have been filed in due and timely fashion. Each of Company and Company Bank has taken all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time. Section 3.14 of the Company Disclosure Schedule includes a complete list of each policy of insurance maintained by Company or Company Bank.

         3.15  LOANS; INVESTMENTS.

         (a) The outstanding loans, including guarantees thereon, originated by Company Bank have been documented in all material respects in accordance with the policies of Company Bank and all loans purchased by or participated in by Company Bank are documented in a manner in all material respects consistent with such policies except in each case deviations in such policies that would not adversely affect Company Bank's ability to collect such loans.

         (b) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Company or any Company Subsidiary is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the Knowledge of Company and Company Bank, in accordance with then-customary practice and applicable rules, regulations and policies of bank regulatory authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations and are in full force and effect.

         (c) Except for pledges to secure public and trust deposits, none of the investments reflected in the Company audited financial statements dated as of December 31, 2003 under the heading "Investment Securities," and none of the investments made by Company and Company Bank since December 31, 2003, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of Company or Company Bank to freely dispose of such investment at any time, other than those restrictions imposed on securities held for investment under GAAP. With respect to all material repurchase agreements to which Company or Company Bank is a party, Company or Company Bank has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement. Except for a transaction involving less than $50,000, neither Company nor Company Bank has sold or otherwise disposed of any assets in a transaction in which the acquiror of such assets or other person has the right, either conditionally or absolutely, to require Company or Company Bank to repurchase or otherwise reacquire any such assets. Set forth in Section 3.15 of the Company Disclosure
Schedule is a complete and accurate list of each investment and debt security, mortgage-backed and related securities, marketable equity securities and securities purchased under agreements to resell owned by Company or Company Bank.

         (d) As of December 31, 2003, Company Bank is not a party to any loan agreement, note or borrowing arrangement, which, to the Knowledge of Company and Company Bank, violates any Law.

         3.16  ALLOWANCE FOR POSSIBLE LOAN LOSSES.

         (a) Company Bank's allowance for loan losses ("ALLL"), as reflected on the Company Financial Statements, has been calculated in compliance with GAAP and Company Bank's existing methodology for determining the adequacy of its ALLL, applied consistently.

         (b) Section 3.16(b) of the Disclosure Schedule includes a list of all Nonperforming Assets (as defined below) and all troubled debt restructurings (as defined under GAAP) as reflected on the books of Company Bank. "Nonperforming Assets" means (i) all loans and leases that have been classified "Special Mention," "Substandard," "Doubtful," "Loss" or the equivalent thereof by Company Bank, Company Bank's outside auditors or any regulatory authority, and (ii) all assets classified as REO and other assets acquired through foreclosure or repossession.

         3.17 COMPANY BENEFIT PLANS. Company has disclosed on the Company Disclosure Schedule each and every Benefit Plan of Company and Company Bank. For each Company Benefit Plan, fund or arrangement disclosed or required to be disclosed on Company Disclosure Schedule Section 3.17, each of the following is true.

         (a) All material obligations of Company and Company Bank for payment to trusts or other funds or to any governmental entity or to any individual, director, officer, employee or agent (or his or her heirs, legatees or legal representatives) with respect to compensation, vacation, holiday pay, bonuses and other forms of compensation, unemployment compensation benefits, Company Benefit Plans or social security benefits have been paid when due or properly accrued for the periods covered thereby on the Company Financial Statements.

         (b) Company and Company Bank have materially complied with all applicable federal and state statutes and regulations which govern workers' compensation, equal employment opportunity and equal pay, including, but not limited to, all civil rights laws, Presidential Executive Order 1124, the Fair

Labor Standards Act of 1938, as amended, and the Americans with Disabilities
Act.

         (c) There are no unfair labor practice complaints, strikes, slowdowns, stoppages or other controversies pending or, to the Knowledge of Company or Company Bank, any attempts to unionize or controversies threatened between Company or Company Bank and any of their employees that are likely to have a Material Adverse Effect on Company, Company Bank or its Affiliates taken as a whole.

         (d) Company and Company Bank are not now nor in the past were a party to any collective bargaining agreement with respect to any of their employees.

         (e) Company and Company are not parties to any oral or written employment contracts, supplemental employment retirement agreements, or change in control benefits with any of its officers or employees, and there are no understandings with respect to the employment of any officer or employee of Company or Company Bank which are not terminable by Company without liability on not more than thirty (30) days' notice.

         (f) Except as set forth in the Benefit Plans, Company and Company Bank are under no obligation to provide health or welfare benefits to present or future retirees or other former employees, directors or their dependents (other than rights under Section 4980B of the Code or section 601 of ERISA) or similar state laws. As to each such obligation, if any, information as to the number of current and vested future retirees, other former employees or directors and dependents entitled to such coverage and their ages, and the present value of any benefits to be provided thereto on Company Disclosure Schedule Section 3.17.

         (g) True and complete copies of each Company Benefit Plan, or similar benefit arrangement, including amendments thereto, have been previously delivered or made available to Parent, together with (i) all trust agreements regarding plan assets with respect to each Company Benefit Plan, (ii) a true and complete copy of the annual reports for the most recent three years (Form 5500 Series including applicable schedules) prepared in connection with each Company Benefit Plan, if applicable, (iii) if applicable, a copy of the most recent summary plan description of each Company Benefit Plan, together with any modifications thereto if applicable, and (iv) a copy of the most recent favorable determination letter (if applicable) from the Internal Revenue Service for each Company Benefit Plan which is intended to be qualified under Section 401(a) of the Code.

         (h) Except as would not have an Adverse Material Effect on Company or Company Bank, all required notices, reports and descriptions (including Form 5500 annual reports, summary annual reports, summary plan descriptions, and amendments thereof, have been timely filed and distributed as required by ERISA and the Code to each employee, participant or beneficiary entitled thereto for each Company Benefit Plan. To the Knowledge of Company and Company Bank, all such filings, as amended, were complete and accurate in all material respects as of the dates of such filings.

         (i) For each Company Benefit Plan which is an employee welfare benefit plan (within the meaning of ERISA section 3(1)), the following is true:

                  (i) Each that is a group health plan as such term is defined in Code section 5000(b)(l) complies and has complied in all material respects with any applicable requirements of section 601 through 608 of ERISA or section 4980B of the Code governing continuation coverage requirements for employee-provided group health plans.

                  (ii) No such plan is a voluntary employee beneficiary association within the meaning of Code Section 501(c)(9).

         (j) No Company Benefit Plan is a "multiemployer plan" as defined in section 3(37) of ERISA or a "multiple employer plan" as covered in Code section 412(c).

         (k) No Company Benefit Plan is subject to Title IV of ERISA.

         (l) Each Company Benefit Plan that is intended to be qualified under Code section 401(a) has received a determination letter from the Internal Revenue Service.

         (m) There is no pending or, to the Knowledge of Company or Company Bank, threatened litigation, audit by governmental agency or pending claim (other than routine benefit claims for benefits) with respect to any Company Benefit Plan or any fiduciary thereof in relation to such Benefit Plan.

         (n) To the Knowledge of Company and Company Bank, no action, whether formal or informal, is necessary or has been taken within the last five (5) years by the Company or Company Bank under any voluntary compliance programs sponsored by the Internal Revenue Service or the Department of Labor to preserve the qualification of any Company Benefit Plan.

         (o) All Company Benefit Plans (and their related trusts, insurance contracts or funds) are maintained, administered and operated in material compliance with their terms and with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the Code, applicable to such plans or arrangements.

         3.18  COMPLIANCE WITH ENVIRONMENTAL LAWS.

         (a) The operations of Company and Company Bank comply in all material respects with all applicable Environmental Laws, and neither Company nor Company Bank is subject to any judicial or administrative proceedings alleging the violation of any Environmental Law. Neither Company nor Company Bank has received written notice of any potential liability with respect to any federal, state, local or private investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance into the environment. Neither Company nor Company Bank is currently subject to any order, agreement or written directive of a governmental entity to conduct such investigation or remedial action, nor has Company or Company Bank agreed with a private party to conduct any such investigation or remediation. "Hazardous Substance" means any pollutant, contaminant, petroleum or any fraction thereof, by-product, asbestos or asbestos-containing material, polychlorinated biphenyls, urea formaldehyde foam, or any solid, hazardous or infectious waste, or any other material identified or regulated pursuant to any Environmental Law.

         (b) With respect to the real property currently or formerly owned or currently leased by Company or Company Bank ("COMPANY ENTITIES PREMISES") to the Knowledge of Company and Company Bank: (x) no part of the Company Entities Premises has been used for the generation, manufacture, handling, storage or disposal of Hazardous Substances except in compliance in all material respects with all applicable Environmental Laws; (y) the Company Entities Premises do not contain any underground storage tanks; and (z) there are no conditions known to be present at any of the Company Entities Premises that are reasonably expected to give rise under any Environmental Law to any material liability on the part of Company or any Company Bank that individually or in the aggregate would or could be reasonably be expected to result in a Material Adverse Effect on Company or Company Bank.

         3.19  CONTRACTS AND COMMITMENTS.

         (a) Section 3.19 of the Disclosure Schedule contains true, correct and complete lists of each of the following contracts and agreements of Company and Company Bank (such contracts and agreements being "Material Contracts"):

         (i) all contracts and agreements relating to Indebtedness for borrowed money of Company or Company Bank to a third party that are in excess of $100,000, other than Derivative Instruments and contracts relating to the creation of deposit liabilities, repurchase agreements, purchase or sale of federal funds, and certificates of deposit entered into in the ordinary course of business consistent with past practice;

         (ii) all Company or Company Bank Regulatory Agreements;

         (iii) all contracts and agreements that materially limit or purport to materially limit the ability of Company or Company Bank to compete in any line of business or with any Person or in any geographic area or during any period of time;

         (iv) all contracts and agreements between or among Company or Company Bank, on the one hand, and Company or any Affiliate of Company (other than the Company and Company Bank), on the other hand; and

         (v) all contracts and agreements relating to equipment leases, information technology and hardware and software, that require or could be expected to require the payment, or the rendering of services, by Company Bank or any Company Bank Subsidiary, subsequent to the date of this Agreement, of more than $100,000 per annum, that have an unexpired term exceeding one year and that may not be canceled without liability or penalty upon 60 days' notice.

         (b) Section 3.19(b) of the Disclosure Schedule contains a list of fees, salaries, bonuses and other forms of compensation including country club memberships, automobiles available for personal use and credit cards available for personal use, provided by Company or any Company Bank to any employee of Company or Company Bank employed by Company or Company Bank as of the date hereof, and any bonuses or commissions paid to such employees by Company or Company Bank in the immediately preceding fiscal year.

         (c) Section 3.19(c) of the Disclosure Schedule contains a list of all consulting, financial advisory, investment banking and professional services contracts to which Company or Company Bank is a party.

         (d) Section 3.19(d) of the Disclosure Schedule contains a list of each outstanding letter of credit and each commitment to issue a letter of credit in excess of $100,000 to which Company Bank is a party.

         (e) Section 3.19(e) of the Disclosure Schedule contains a list of each contract or agreement (not otherwise included in the Disclosure Schedule or specifically excluded therefrom in accordance with the terms of this Agreement) involving goods, services or occupancy and which has a term of one year or more and an annual value of at least $100,000 with any other Person for the purpose of marketing products or services other than products or services sold by Company Bank, including but not limited to:

         (i) each agreement of guaranty or indemnification running to any person;

         (ii) each agreement with respect to any license, permit and similar matter that is necessary to the operations of Company Bank or Company Bank Subsidiary;

         (iii) each mortgage forward commitment and similar agreement pursuant to which Company or Company Bank sells to others mortgages which it originates;

         (iv) as of March 31, 2004, each contract relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities and each interest rate swap agreement or other agreement relating to the hedging of interest rate risks (the "DERIVATIVE INSTRUMENTS"); and

         (v) each contract or agreement (with the exception of the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation's Company's Guide), including each contract or agreement pursuant to which Company or Company Bank has sold, transferred, assigned or agreed to service any loan, which provides for any recourse or indemnification obligation on the part of Company or Company Bank.

         (f) Section 3.19(f) of the Disclosure Schedule contains a list of all bank-owned life insurance policies insuring the life of any current or former officer, employee or director of Company Bank and naming Company or Company Bank as the beneficiary in the event of the death of the insured officer, employee or director.

         (g) There is not and, to the Knowledge of Company and Company Bank, there has not been claimed or alleged by any Person, with respect to any Material Contract, any existing default or event that, with notice or lapse of time or both, would constitute a default or event of default on the part of the Company or Company Bank, except such defaults, events of default and other events that would not have, individually or in the aggregate, a Material Adverse Effect on Company or Company Bank

         3.20  PROPERTY AND ASSETS.

         (a) Company and Company Bank have good title to, or a valid lease, license or right to use, all assets, properties and rights used by them except as would not have, individually or in the aggregate, a Material Adverse Effect on Company or Company Bank. Those real and other tangible properties purported to be owned by any of Company or Company Bank are held free and clear of all Encumbrances other than (i) Encumbrances for Taxes not yet due and payable, (ii) mechanics', materialmen's, carriers', workers', repairers', landlords' and similar Encumbrances arising or incurred in the ordinary course of business,
(iii) zoning, entitlement, building and other land use regulations that are not violated by current occupancy or use, (iv) customary covenants, conditions, restrictions, easements and similar restrictions of record affecting title that do not impair current occupancy or use and (v) other liens which do not materially interfere with Company's or Company Bank's use of the applicable property or materially detract from or diminish the value thereof (clauses (i) through (v) being "PERMITTED ENCUMBRANCES"). All material tangible assets owned or leased by Company Bank or any Company Bank Subsidiary are in satisfactory operating condition for the uses to which they are being put, subject to ordinary wear and tear and ordinary maintenance requirements. Section 3.20(a) of the Disclosure Schedule sets forth a complete list of all Real Property and specifies which Real Property is owned and which is leased.

         (b) Company and Company Bank beneficially hold all assets, properties and rights used by Company and Company Bank in the conduct of the business of Company and Company Bank.

         (c) Set forth on Section 3.20 of the Company Disclosure Schedule is an accurate list and general description of all real property owned ("COMPANY REAL PROPERTY") or leased by Company or Company Bank, including Other Real Estate Owned ("OREO").

         3.21 INSIDER INTERESTS. All outstanding loans and other contractual arrangements (including deposit relationships) between Company or Company Bank and any officer, director or employee of Company or Company Bank conform to the applicable rules and regulations and requirements of all applicable regulatory agencies which were in effect when such loans and other contractual arrangements were entered into. No officer, director or employee of Company or Company Bank has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of Company or Company Bank.

         3.22  LEGAL AND REGULATORY COMPLIANCE.

         (a) The businesses of Company Bank, Company and their Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, including any laws affecting financial institutions (including those pertaining to the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, anti-money laundering, bank secrecy, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and all other laws and regulations relating to employees and employee benefits, and any statutes or ordinances or other laws or regulations relating to the respective businesses conducted or the properties occupied or used by Company Bank, Company or any Subsidiary of Company and Company Bank, except for possible violations which either individually or in the aggregate do not and would not reasonably be likely to have a Material Adverse Effect on Company, Company Bank or any of their Subsidiaries.

         (b) No investigation or review by any governmental entity with respect to Company Bank, Company or any Subsidiary of Company and Company Bank is pending or, to the Knowledge of Company Bank and Company, threatened, nor has any governmental entity indicated to Company Bank, Company or any Subsidiary of Company and Company Bank an intention to conduct the same, other than normal regulatory examinations and other investigations or reviews that would have a Material Adverse Effect on Company, Company Bank or any of their Subsidiaries.

         (c) Neither Company nor Company Bank has any formal or informal agreements, arrangements or understanding with any Regulatory Agency that would materially impede or delay the ability of Company or Company Bank to obtain any governmental approvals or to consummate the transactions contemplated hereby.

         (d) Neither Company nor Company Bank is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by any Bank Regulator that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, a "COMPANY BANK REGULATORY AGREEMENT"), nor has Company or Company Bank been advised in writing by any Bank Regulator that such Bank Regulator is considering issuing or requesting any such Company Bank Regulatory Agreement.

         (e) Company Bank and Company are in substantial compliance with the applicable provisions of CRA and the regulations promulgated thereunder. As of the date of this Agreement, neither Company Bank nor Company has been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause Company Bank or any of its Subsidiaries to fail to be in substantial compliance with such provisions. Company Bank is rated a "satisfactory" or better under the CRA.

         3.23 BROKERS AND FINDERS. Except as set forth in the agreement with RBC Capital Markets Corporation dated July 9, 2004 (which agreement has not been amended since such date), a copy of which has previously been provided to Parent, neither Company nor Company Bank has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees, and no other broker or finder has acted directly or indirectly for Company or Company Bank in connection with this Agreement or the transactions contemplated hereby.

         3.24 FAIRNESS OPINION AND VALUATION RECOMMENDATION. Company has received from RBC Capital Markets, dated as of the date of this Agreement, a fairness opinion to the effect that the Merger Consideration is fair to the holders of Company Common Stock from a financial point of view. Company has received a recommendation from RBC Capital Markets of the fair market value of the shares of Company Common Stock under Chapter 13 of the California Corporations Code.

         3.25 GOVERNMENTAL APPROVALS AND OTHER CONDITIONS. To the Knowledge of Company and Company Bank, there is no reason relating specifically to Company or Company Bank why (a) the approvals that are required to be obtained from regulatory authorities having approval authority in connection with the transactions contemplated hereby should not be granted (the "REQUIRED REGULATORY APPROVALS"), (b) such regulatory approvals should be subject to a condition which would differ from conditions customarily imposed by such regulatory authorities in orders approving acquisitions of the type contemplated hereby or
(c) any of the conditions precedent as specified in Article VI hereof to the obligations of any of the parties hereto to consummate the transactions contemplated hereby are unlikely to be fulfilled within the applicable time period or periods required for satisfaction of such condition or conditions.

         3.26 CORPORATE RECORDS. The corporate record books, transfer books and stock ledgers of Company and Company Bank are complete and accurate in all material respects and reflect all meetings, consents and other material actions of the organizers, incorporators, shareholders, Boards of Directors and committees of the Boards of Directors of each, and all transactions in their respective capital stocks, since their respective inceptions.

         3.27 UNDISCLOSED LIABILITIES. Except for liabilities incurred in the ordinary course of business, liabilities reflected in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, and liabilities that would not be reasonably expected to have a Material Adverse Effect on Company or Company Bank, since December 31, 2003, neither Company nor any Company Subsidiary has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise that, if incurred prior to December 31, 2003, would have been required by GAAP to be recognized or disclosed on the Company Financial Statements on such date.

         3.28 IMPEDIMENTS TO PERFORMANCE. Neither Company nor any of its Subsidiaries has taken or agreed to take any action, or has Knowledge of any fact or circumstance not known to Parent, that would materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of the parties to obtain any Regulatory Approval or to perform their covenants and agreements under this Agreement.

         3.29 TRUST BUSINESS. Neither Company nor any of its Subsidiaries is licensed to engage in the trust business or serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor for any fiduciary accounts.

         3.30 ANTI-TAKEOVER PROVISIONS INAPPLICABLE. To the Knowledge of Company and Company Bank, no "business combination," "moratorium," "control share" or other state anti-takeover statute or regulation, (a) applies to the Merger, the Bank Merger or the Shareholder Agreements, (b) prohibits or restricts the ability of Company or Company Bank to perform their obligations under this Agreement or the ability of them to consummate the Merger or the Bank Merger, (c) would have the effect of invalidating or voiding this Agreement, any of the Shareholder Agreements or any provisions hereof or thereof, or (d) would subject Parent or Parent Bank to any material impediment or condition in connection with the exercise of any of its rights with respect to the Merger or any Shareholder Agreement.

         3.31 DISCLOSURE. No representation or warranty by the Company in this Agreement and no statement by the Company or any Subsidiary by any executive officer or other person contained in any document, certificate or other writing furnished by or on behalf of the Company to Placer in connection with this Agreement or the Merger contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact necessary to make it not misleading or to fully provide the information required to be provided in the document, certificate or other writing.


                                   ARTICLE IV
                      COVENANTS OF COMPANY AND COMPANY BANK

         4.1 BUSINESS IN ORDINARY COURSE. Except as contemplated by this Agreement, except as set forth in the Disclosure Schedule, except as required by applicable Law and except as may be consented to in writing by Parent Bank (such consent not to be unreasonably withheld or delayed), Company and Company Bank shall use commercially reasonable efforts to provide that, after the date hereof and prior to the Closing Date:

         (a) the business of the Company and Company Bank shall be conducted in the same manner as heretofore conducted and only in the ordinary course;

         (b) (i) neither the Company nor Company Bank shall amend its articles of incorporation or bylaws or similar organizational documents and (ii) neither the Company nor Company Bank shall (A) issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of its capital stock, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock, (B) declare, set aside or pay any cash or non-cash dividend or any other distribution payable in stock or property with respect to any shares of any class or series of its capital stock, (C) split, combine or reclassify any shares of any class or series of its stock or (D) except with respect to securities of wholly owned Subsidiaries of the Company Bank, redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares;

         (c) neither Company nor Company Bank shall (i) grant any increase in the salary or wages payable or to become payable to directors, officers or employees (except (A) as required by law, (B) to the extent required under any Company Benefit Plan or (C) for ordinary and normal increases consistent with past practices); or (ii) pay or agree to pay or accrue any bonus (except (A) as required by law, (B) to the extent required under any Company Benefit Plan, or
(C) in the ordinary course of business, consistent with past practice; or (iii) enter into or adopt any Benefit Plan or modify or make any change in any Company Benefit Plan that would materially increase the obligations to Company Bank Employees thereunder except as required by law;

         (d) neither the Company nor Company Bank shall adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other corporate reorganization of the Company or Company Bank or, outside of the ordinary course of business, shall acquire an interest in any Person or a substantial portion of the assets or business of any Person or any division or line of business thereof (other than in connection with foreclosures), or, outside of the ordinary course of business, otherwise acquire any material assets (other than in connection with foreclosures);

         (e) neither the Company nor Company Bank shall change in any material respect any of the accounting methods used by it unless required or permitted by applicable GAAP or any Bank Regulators;

         (f) neither the Company nor Company Bank shall acquire any real property or become legally committed to any new capital expenditure requiring expenditures after the execution of this Agreement in excess of $100,000 in the aggregate, except for expenditures pursuant to projects consistent with the capital expenditure budget of the Company Bank;

         (g) except in the ordinary course of business, neither the Company nor Company Bank shall transfer, sell, lease, license, mortgage or create an Encumbrance upon (other than Permitted Encumbrances) any of their respective assets or properties with a book value in excess of $100,000 in the aggregate or in a transaction that is not arms-length.

         (h) neither Company nor Company Bank shall knowingly take, or knowingly agree to or commit to take, any action that would result in any of the conditions to the Closing set forth in Article VI not being satisfied;

         (i) neither Company nor Company Bank shall, except by way of (i) creation of deposit liabilities, (ii) entering into repurchase agreements with a term of less than one year, (iii) purchases or sales of federal funds with a term of less than one year, and (iv) sales of certificates of deposit or otherwise in the ordinary course of business consistent with past practice, (A) incur any Indebtedness for borrowed money in an amount in excess of $50,000 individually or $100,000 in the aggregate, (B) assume, or guarantee the obligations of any other Person in an amount in excess of $50,000 individually or $100,000 in the aggregate or (C) except in the ordinary course of business, cancel, release, assign, or modify any indebtedness of any other Person owed to the Company Bank or any Subsidiary in an amount of such cancellation, release, assignment or modification in excess of $50,000 individually or $100,000 in the aggregate; and

         (j) neither Company nor Company Bank shall enter into, modify or extend any agreement, contract or commitment outside of the ordinary course of business or having a term in excess of one year and involving an expenditure in excess of $100,000, other than letters of credit, loan agreements, deposit agreements and other lending, credit and deposit documents made or incurred in the ordinary course of business and expenditures pursuant to projects consistent with the capital expenditure budget of Company Bank, and neither Company nor Company Bank shall knowingly and willfully commit any act or knowingly and willfully fail to commit any act which will cause a material breach of any Material Contract.

         4.2   CERTAIN ACTIONS.


         (a) Neither Company nor any of its Subsidiaries (1) shall solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate (including by way of the disclosing or furnishing of any information that it is not legally obligated to disclose or furnish) any inquiry or the making of any proposal relating to any Acquisition Proposal (as defined below) with respect to itself or any of its Subsidiaries or (ii) shall (A) solicit, initiate, participate in discussions of, or encourage or take ally other action to facilitate any inquiry or proposal, or (B) enter into any agreement, arrangement, or understanding (whether written or oral) regarding any proposal or transaction providing for or requiring it to abandon, terminate or fail to consummate the transactions contemplated by this Agreement, or any of its Subsidiaries under any of the instances described in this clause. Company and Company Bank shall immediately instruct and otherwise use their best efforts to cause their directors, officers, employees, agents, advisors (including, without limitation, any investment banker, attorney, or accountant retained by it or any of its Subsidiaries), consultants and other representatives to comply with such prohibitions. Company and Company Bank shall immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties conducted heretofore with respect to such activities. Notwithstanding the foregoing, Company may provide information at the request of or enter into negotiations with a third party with respect to an Acquisition Proposal if the Board of Directors of Company determines, in good faith after consultation with counsel, that the exercise of its fiduciary duties to Company's shareholders under applicable law requires it to take such action, and, provided further, that Company may not, in any event, provide to such third party any information which it has not provided to Parent. Company shall promptly notify Parent orally and in writing in the event it receives any such inquiry or proposal and shall provide reasonable detail of all relevant facts relating to such inquiries, This Section shall not prohibit accurate disclosure by Company in any document (including any proxy statement prepared by Company's in connection with the Company Shareholders' Meeting) or other disclosure under applicable law if in the opinion of the Board of Directors of Company, disclosure is appropriate under applicable law.

         (b) "ACQUISITION PROPOSAL" means, with respect to Company, any of the following (other than the Merger): (i) a merger or consolidation, or any similar transaction of any company with either Company or any Subsidiary of Company,
(ii) a purchase lease or other acquisition of substantially all of the assets of either Company or Company Bank, (iii) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Exchange Act) (including by way of merger, consolidation, share exchange, or otherwise) which would cause such person or group to become the beneficial owner of securities representing 25% or more of the voting power of either Company or any Subsidiary of Company, (iv) a tender or exchange offer to acquire securities representing 25% or more of the voting power of Company, (v) a public proxy or consent solicitation made to shareholders of Company seeking proxies in opposition to any proposal relating to any of the transactions contemplated by this Agreement, (vi) the filing of an application or notice with the OCC or any other federal or state regulatory authority (which application has been accepted for processing) seeking approval to engage in one or more of the transactions referenced in clauses (i) through
(iv) above, or (vii) the making of a bona fide offer to the Board of Directors Company or Company Bank by written communication, that is or becomes the subject of public disclosure, to engage in one or more of the transactions referenced in clauses (i) through (v) above.

         4.3 SHAREHOLDER APPROVAL. Company shall call a meeting of its shareholders (the "COMPANY SHAREHOLDERS' MEETING") as soon as reasonably practicable for the purpose of voting upon the transactions contemplated in this Agreement. In connection with the Company Shareholders' Meeting, (i) Company shall mail a proxy statement to its shareholders, (ii) subject to the fiduciary duties of the directors as set forth in Section 4.2(a) hereof, by at least a majority vote of the directors, the Board of Directors of Company shall recommend to its shareholders the approval of this Agreement and the Merger, and
(iii) Company shall retain a professional proxy solicitation firm.

         4.4 LOAN LOSS RESERVE. After the date of this Agreement through the Effective Time Company shall maintain an ALLL which is adequate to provide for all known and reasonably expected losses on loans, leases and other extensions of credit outstanding and other inherent risks in Company's portfolio of loans and leases in accordance with GAAP and applicable regulatory accounting principles and banking laws and regulations.

         4.5 ADDITIONAL ACCRUALS/APPRAISALS. After all of the conditions set forth in Article VI hereof have been or with reasonable certainty will be satisfied or waived, Company and Company Bank shall, at the direction of Parent consistent with GAAP and applicable banking regulations, establish such additional accruals and reserves as may be requested by Parent, including, without limitation, those necessary or appropriate (a) in connection with any severance benefits payable as a result of the Merger or the Bank Merger, or (b) to conform Company's accounting and credit and OREO loss reserve practices and methods to those of Parent, provided, however, that no accrual or reserve made by Company pursuant to this Section 4.5, or any litigation or regulatory proceeding arising out of any such accrual or reserve, or any other effect on Company resulting from Company's compliance with this Section 4.5, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. Such accruals shall be made as of the last day of the month immediately preceding the Closing Date.

         4.6 LOAN CHARGE OFF. Immediately before the Effective Time, Company shall charge off all loans, receivables and other assets, or portions thereof, deemed uncollectible in accordance with GAAP, regulatory accounting principles, applicable law or regulation and as otherwise directed by Parent, or which have been classified as "loss" or as directed by any regulatory authority, unless such classification or direction has been disregarded in good faith by Company, Company has submitted in writing to such regulatory authority the basis upon which it has so disregarded such classification or direction, and such regulatory authority retracts its direction requiring such charge-off.

         4.7 SALE OF CERTAIN INVESTMENTS. Subject to the indemnification set forth in Schedule 4.7 of this Agreement, within twenty-four (24) hours following the execution of this Agreement, Company Bank shall commence to sell the investments identified in Schedule 4.7 to this Agreement as soon as commercially practicable and in no event later than 30 days following the date of this Agreement.

         4.8 CLOSING FINANCIAL STATEMENT. At least four business days prior to the Closing, Company shall provide Parent with Company's consolidated financial statements presenting the financial condition of Company and its Subsidiaries as of the close of business on the last day of the last month ended prior to the Effective Time and their results of operations for the period January 1, 2004 through the close of business on the last day of the last month ended prior to the Effective Time (the "CLOSING FINANCIAL STATEMENTS"); provided, however, that if the Effective Time occurs on or before the fifth Business Day of the month, Company shall have provided financial statements as of and through the second month preceding the Effective Time (the date that such Closing Financial Statements are prepared as of shall sometimes be referred to herein as the "DETERMINATION DATE"). Such financial statements shall have been prepared in all material respects in accordance with GAAP and regulatory accounting principles and other applicable legal and accounting requirements, and reflect all period-end accruals and other adjustments. The Closing Financial Statements shall be accompanied by a certificate of Company's Chief Executive Officer and Chief Financial Officer, dated as of the Effective Time, to the foregoing effect and to the effect that such financial statements continue to reflect accurately, as of the date of the certificate, the financial condition of Company.

         4.9 PAYMENT OF SPECIAL DIVIDEND. Immediately prior to the Effective Time, Company Bank shall pay a special dividend to Company in an amount equal to the amount requested by Parent permissible by law and Banking Regulations. Promptly following execution of this Agreement, Company Bank shall file the regulatory applications or requests necessary to make the Special Dividend. The term "Required Regulatory Approvals" shall include all consents or approvals necessary or appropriate in connection with the payment of the Special Dividend.

         4.10 AMENDMENT, MERGER OR TERMINATION OF ESOP. Prior to the Effective Time, Company shall, as directed by Parent in its sole discretion, (a) adopt corporate resolutions that terminate the Bank of Lodi Employee Stock Ownership Plan ("ESOP") immediately prior to the Effective Time, subject to Closing; (b) prepare, execute and adopt any required amendments to the that terminates the ESOP as of the Effective Time and fully vests all ESOP participants as a result of such termination (if necessary); and (c) provide to Parent copies of the executed documents. Company will use its best efforts to, before the date that occurs six months from the Closing, (a) bring the ESOP into compliance with all applicable laws as of the Closing, (b) obtain a favorable determination letter from the Internal Revenue Service that the ESOP is qualified on termination; (c) take all curative action necessary to ensure that the ESOP qualified status is preserved until liquidation; and (d) liquidate the ESOP as soon as administratively feasible after receipt of a favorable determination letter. Nothing in this section shall obligate the Parent or Parent Bank to contribute to the ESOP or prevent the Parent or Parent Bank from amending or merging the ESOP with a plan of Parent or Parent Bank.

         4.11  AMENDMENT, MERGER OR TERMINATION OF FIRST FINANCIAL BANCORP 401
(K) PROFIT SHARING PLAN (401(K) PLAN). Prior to the Effective Time, Company shall, as directed in writing by Parent in its sole discretion, (a) adopt corporate resolutions that terminate the 401(k) Plan immediately prior to the Effective Time, subject to Closing; (b) prepare, execute and adopt any required amendments to the 401(k) Plan that terminates the 401(k) Plan and fully vests all 401(k) Plan participants as a result of such termination (if necessary); and
(c) provide to Parent satisfactory evidence of the executed documents. Company will use its best efforts to, before the date that occurs six months from the Closing, (a) bring the 401(k) Plan into compliance with all applicable laws as of the Closing; (b) obtain a favorable determination letter from the Internal Revenue Service that the 401(k) Plan is qualified on termination; (c) take all curative action necessary to ensure that the 401(k) Plan qualified status is preserved until liquidation; and (d) distribute the assets of the 401(k) Plan as soon as administratively feasible after receipt of a favorable determination letter. Nothing in this section shall obligate the Parent or Parent Bank to contribute to the 401(k) Plan or prevent the Parent or Parent Bank from amending or merging the 401(k) Plan with a plan of Parent or Parent Bank.

         4.12 TERMINATION OF WELFARE BENEFIT PLANS. Prior to the Effective Time, Company shall, as directed in writing by Parent in its sole discretion, adopt corporate resolutions that terminate any welfare benefit plan, subject to the terms hereof. Nothing in this section shall obligate the Parent or Parent Bank to contribute to or maintain any welfare benefit plan or prevent the Parent or Parent Bank from amending or merging the welfare benefit plan with a plan of Parent or Parent Bank.

                                   ARTICLE V
                              ADDITIONAL AGREEMENTS

         5.1   INSPECTION OF RECORDS; ATTENDANCE AT BOARD MEETINGS;
               CONFIDENTIALITY.

         (a) Company and Company Bank shall afford Parent, Parent Bank and their accountants, counsel and other representatives (and their Subsidiaries) full access during normal business hours during the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records, including all attorneys' responses to auditors' requests for information, and accountants' work papers, developed by either of them or their respective Subsidiaries or their respective accountants or attorneys, and will permit each other and their respective representatives to discuss such information directly with each other's officers, directors, employees, attorneys and accountants. Company and Company Bank shall each use their best efforts to furnish to Parent and Parent Bank all other information concerning its business, properties and personnel as such other party may reasonably request; however, such access may be limited by the party from whom access is sought so as to avoid unreasonable disruption or interference with such party's business operations, as such party may reasonably determine. Any failure to comply with this covenant shall be disregarded if promptly corrected without material adverse consequences to the other party. The availability or actual delivery of information shall not affect the representations, warranties, covenants, and agreements of the party providing such information that are contained in this Agreement or in any certificates or other documents delivered pursuant hereto.

         (b) Until the Effective Time, a representative of Parent shall be entitled and shall be invited to attend meetings of the Board of Directors of Company, Company Bank and all committees thereof. At least five (5) days' prior to written notice of the dates, times and places of such meetings shall be given to Parent except that in the case of special meetings Parent shall receive the same number of days' prior notice as the directors of Company or Company Bank, as the case may be, receive for such meetings; provided, however, that such representative shall excuse himself or herself from any portion of any such meetings that (i) relate to approval of, or the exercise of any rights under, this Agreement by Company or Company Bank, (ii) involve discussions between such Board of Directors or such Loan Committees and legal counsel for Company or Company Bank that are entitled to be protected from disclosure under an attorney-client privilege which would be lost due to the presence of such representative of Parent, or (iii) constitute the Executive Session of any Board of Directors meeting. Company and Company Bank shall furnish Parent, as soon as practicable, and in any event within five days after it is prepared, or concurrent with distribution to the Board of Directors or any committees thereof if prepared for such purpose, a copy of any report or agenda submitted to the Board of Directors of Company, Company Bank or any of their committees and access to the working papers and materials related thereto prepared for and distributed to the Board of Directors, whether prior to, at or subsequent to a meeting, provided, however, that Company and Company Bank need not furnish Parent any materials relating to deliberations of the Board of Directors of Company or Company Bank, as the case may be, with respect to its approval of this Agreement, communications of legal counsel of Company or Company Bank with the Board of Directors or officers of Company or Company Bank regarding Company's or Company Bank's rights against or obligations to Parent or its Subsidiaries under this Agreement, or books, records and documents covered by the attorney-client privilege or which are attorneys' work product. The Board or committee materials to be distributed to Parent pursuant to this Section 5.1(b) shall be delivered to Ronald W. Bachli at the address listed in Section 8.2 hereof.

         (c) All information disclosed by any party to any other party to this Agreement, whether prior or subsequent to the date of this Agreement including, without limitation, any information obtained pursuant to this Section 5.1, shall be kept confidential by such other party and shall not be used by such other party otherwise as herein contemplated. In the event that this Agreement is terminated, each party shall return all documents furnished hereunder, shall destroy all documents or portions thereof prepared by such other party that contain information furnished by another party pursuant hereto and, in any event, shall hold all information confidential unless or until such information is or becomes a matter of public knowledge.

         5.2 EXPENSES. Each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger.

         5.3   EFFORTS TO CAUSE CLOSING TO OCCUR; COOPERATION.

         (a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, Parent, Parent Bank, Company Bank and Company shall in good faith use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with each other in order to do, all things necessary, proper or advisable to consummate the Closing as promptly as practicable, including (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Closing and the taking of such actions as are necessary to obtain any Required Regulatory Approvals, (ii) defending all lawsuits and other proceedings by or before any Governmental Entity challenging this Agreement or the consummation of the Closing, and (iii) causing to be lifted or rescinded any injunction, decree, ruling, order or other action of any Governmental Entity adversely affecting the ability of the parties to consummate the Closing. The parties hereto agree to make, or cause to be made, all appropriate applications, filings, notifications and reports required to obtain the Required Regulatory Approvals within 15 Business Days after the date of this Agreement. In addition, no party hereto shall take any action after the date hereof that could reasonably be expected to materially delay the obtaining of, or result in not obtaining, any Required Regulatory Approvals.

         (b) If any party hereto or Affiliate thereof receives a request for information or documentary material from any Governmental Entity with respect to this Agreement or any of the transactions contemplated hereby in respect of a Required Regulatory Approval, or otherwise, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

         (c) The parties shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated hereby and work cooperatively in connection with obtaining the Required Regulatory Approvals, including:

         (i) cooperating with each other in connection with filings required to obtain the Required Regulatory Approvals;

         (ii) furnishing to the other party all responsive documents within its possession that is required for any application or other filing to be made by the other party in connection with obtaining the Required Regulatory Approvals;

         (iii) promptly notifying each other of any communications from or with any Governmental Entity with respect to the transactions contemplated by this Agreement;

         (iv) in the case of Parent Bank, effecting the sale or disposition of, or arranging to hold separate, assets or businesses, or categories of assets or businesses, or taking such other steps as necessary to avoid or eliminate each and every impediment under any Law that may be asserted by any Bank Regulators in connection with the Required Regulatory Approvals, in each case to the extent necessary or required to consummate the Closing; provided, that (A) any such sale, disposition or other steps with respect to any assets or business of Company Bank would not have, in the aggregate, a Material Adverse Effect on Company Bank or (B) any such sale, disposition or other steps with respect to any assets or business of Parent or Parent Bank would not have, in the aggregate, a Material Adverse Effect on Company Bank if taken with respect to a comparable amount of assets or business of Company Bank; and

         (v) consulting and cooperating with one another in connection with all analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings relating to the Required Regulatory Approvals.

         5.4 NOTICE. At all times prior to the Effective Time, each party shall promptly notify the other in writing of the occurrence of any event known to it which will or may result in the failure to satisfy any of the conditions specified in Sections 6.1 or 6.2 hereof. In the event that any party becomes aware of the occurrence or impending occurrence of any event which would constitute or cause a breach by it of any of its representations and warranties, covenants or agreements herein in any material respect, or would have constituted or caused a breach by it of its representations and warranties, covenants or agreements herein in any respect, had such an event occurred or been known prior to the date hereof, said party shall immediately give detailed and written notice thereof to the other parties, and shall, unless the same has been waived in writing by the other parties, use its reasonable efforts to remedy the same within 30 days, provided that such efforts, if not successful, shall not be deemed to satisfy any condition precedent to the Merger.

         5.5 PRESS RELEASE. Except as otherwise reasonably determined by a party to be necessary to comply with its legal obligations, at all times prior to the Effective Time, the parties shall mutually agree to the issuance of any press release or other information to the press or any third party for general circulation with respect to this Agreement or the transactions contemplated hereby.

         5.6 DELIVERY OF SUPPLEMENTS TO DISCLOSURE SCHEDULES. Five business days prior to the Closing, each party will supplement or amend its Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule or in any representation and warranty made by the disclosing party which has been rendered inaccurate thereby.

         5.7   WRITTEN AGREEMENTS WITH EMPLOYEES; BENEFITS AND RELATED MATTERS.

         (a) Parent shall honor: (i) the employment agreements entered into between Company and Leon J. Zimmerman, Robert Daneke, and Allen Christenson,
(ii) all supplemental employment retirement agreements that the Company and Company Bank have entered into with officers and directors, and (iii) all change in control benefits to officers of Company Bank.

         (b) Except as otherwise provided in Article IV of this Agreement, the Company Benefit Plans shall not be terminated by reason of the Merger but shall continue thereafter as plans of Parent or Parent Bank until such time as the employees of Company and the Company Subsidiaries are integrated into Parent's employee benefit plays that are available to other employees of Parent and Parent Subsidiaries, subject to the terms and conditions specified in such plans and to such changes therein as may be necessary to reflect the consummation of the Merger. Parent shall take such steps as are necessary or required to integrate the employees of Company and Company Bank into Parent or Parent Bank's employee benefit plans available to other employees of Parent and Parent Subsidiaries as soon as practicable after the Effective Time, (i) with full credit for prior service with Company or any of the Company Subsidiaries for all purposes, (ii) without any waiting periods, evidence of insurability, or application of any pre-existing condition limitations, and (iii) with full credit for claims arising prior to the Effective Time, subject to compliance with the applicable terms of the Company Benefit Plan, for purposes of deductibles, out of pocket maximums, benefit maximums, and all other similar limitations for the applicable plan year during which the Merger is consummated.

         5.8 DIRECTORS' AND OFFICERS' INDEMNIFICATION INSURANCE. Parent agrees that the Merger shall not affect or diminish any of Company's or Company Bank's duties and obligations of indemnification existing immediately prior to the Effective Time in favor of the directors, officers, employees and agents of Company or Company Bank arising by virtue of the Articles of Incorporation, Charter or Bylaws of Company or Company Bank in the form in effect at the date of this Agreement or arising by written agreement or operation of law, and such duties and obligations shall continue in full force and effect for so long as they would (but for the Merger) otherwise survive and continue in full force and effect. All provisions for indemnification and limitation of liability now existing in favor of the employees, agents, directors or officers of Company, Company Bank or Company Subsidiaries, as provided by law or regulation or in their respective Articles of Incorporation or Bylaws shall survive the Merger, shall be assumed by Parent and Parent Bank and shall continue in full force and, effect with respect to acts or omissions occurring prior to the Effective Time for a period of six years thereafter or in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved. Parent or Parent Bank, respectively, shall also purchase and keep in force for such six year period director's and officer's liability insurance and fiduciary liability insurance to provide coverage for acts or omissions of the type and in the amount currently covered by Company's existing directors and officers liability insurance and fiduciary liability insurance for acts or omissions occurring prior to the Effective Time, provided that the cost of such coverage does not exceed 250% of Company's present annual premium cost, and further provided that Parent may substitute or cause Company to substitute therefor single premium tail coverage with policy limits equal to Company Bank's existing annual coverage limits.

         5.9 TRADE NAME RIGHTS. From and after the Effective Time, Parent shall possess all rights with respect to any and all trade names used by Company or any Company Subsidiary including, without limitation, "Bank of Lodi" or any variant thereof.

         5.10 SHAREHOLDER RIGHTS PLAN. Company shall take such steps as are necessary to provide that the actions contemplated by this Agreement are exempted from its Shareholder Rights Plan.

         5.11 REAL PROPERTY. Company hereby grants to Parent and to its agents, engineers, contractors, consultants, representatives and employees ("PARENT'S AGENTS"), during the term of this Agreement, a license to enter upon the Company Entities Premises during normal business hours for purposes of performing, at Parent's expense, to conduct environmental reviews and studies (including, without limitation, phase I and phase II environmental studies). Parent and Parent Bank agree to repair any damage to the Company Real Property, caused by Parent, Parent Bank or Parents' Agents and reasonably restore the Company Real Property to substantially the same condition that it was in immediately before such studies. Parent shall indemnify, defend and hold Company harmless from all loss or liability (including, without limitation, attorneys fees) to the extent and arising out of such activities of Parent and Parent's Agents upon the Company Real Property from all mechanics', materialmen's and other liens resulting from any such conduct of Parent and Parent's Agents; provided, however, that Parent shall have no liability for that portion of any loss or damage attributable to (i) the acts or omissions of Company or Company Bank or their agents, employees, invitees or licensees, or (ii) resulting from latent defects or hazardous materials within, on or adjacent to the Company Real Property which were present before Parent's entry on the Company Real Property. Company will use commercially reasonable efforts to assist Parent in obtaining extended coverage ALTA owner's policy of title insurance (form B, 1970, without regional exceptions), or if Parent or Parent Bank elects, a CLTA/ALTA standard coverage, showing title to the real property being vested in Parent or Parent Bank upon consummation of the Merger and the Bank Merger, subject only to Permitted Encumbrances.

         5.12 KNOWLEDGE OF BREACH. If prior to the Closing, any party to this Agreement shall have actual Knowledge of any breach of a representation, warranty or covenant of another party to this Agreement, the party with such actual Knowledge shall promptly notify the other parties of its Knowledge, in reasonable detail.

                                   ARTICLE VI
                                   CONDITIONS

         6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE CLOSING. The obligation of each party to consummate the Closing shall be subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

         (a) No Law shall have been enacted or promulgated by any Governmental Entity in the United States which prohibits the consummation of the Closing; and there shall be no order or injunction of a court of competent jurisdiction in the United States in effect precluding consummation of the Closing.

         (b) The Required Regulatory Approvals shall have been obtained; PROVIDED, HOWEVER, that this condition shall not be considered to be unsatisfied in the event that a regulatory approval to pay a dividend contemplated by this Agreement is not obtained unless Parent is without alternative resources to fund the Merger Consideration.

         6.2 CONDITIONS TO THE OBLIGATIONS OF PARENT AND PARENT BANK. The obligation of Parent and Parent Bank to consummate the Closing shall be subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

         (a) Except for any inaccuracy that would not have a Material Adverse Effect on Company or Company Bank or a Material Adverse Effect on the ability of Company or Company Bank to perform obligations under this Agreement or to consummate the Closing, each representation and warranty in Article III either
(i) shall be accurate as of the Closing Date as though restated on and as of such date or (ii) if such representation and warranty, by its terms, is made as of a date specified therein, shall be accurate as of such date.

         (b) Company and Company Bank shall have performed and complied with all material agreements, covenants and obligations required by this Agreement to be performed or complied with by them prior to or at the Closing.

         (c) Since the Balance Sheet Date, neither Company nor Company Bank shall have experienced a Material Adverse Effect.

         (d) Parent or Parent Bank shall have received all third-party consents deemed necessary or appropriate in connection with the Merger or the Bank Merger, including, without limitation, the consents of all landlords under all leases to which Company or Company Bank are subject.

         (e) All directors who vote to approve this Agreement shall have delivered to Parent on the date of this Agreement, fully-executed Shareholder Agreements in the form attached hereto as EXHIBIT D ("SHAREHOLDER AGREEMENT").

         (f) Each of Company's directors who sign a Shareholder Agreement and each of the Company's officers specified on Schedule 6.2(f) shall have delivered to Parent prior to Closing a fully-executed Nonsolicitation and Confidentiality Agreement in the form attached hereto as EXHIBIT E, and shall have tendered their resignation effective as of the Closing to Company with a copy to Parent.

         (g) None of the Preferred Share Purchase Rights shall have separated from the Common Stock or been exercised. A "Triggering Event" shall not have occurred under the Rights Plan.

         (h) The shareholders' equity of the Company contained in the Closing Financial Statements shall not be less than $20,500,000 and the ALLL of the Company shall not be less than $2,900,000 or 1.4% of the total outstanding loans of Company as of the Determination Date; PROVIDED, HOWEVER, that the impact of any actions, transactions, or accounting adjustments taken or made solely as a result of this Agreement shall be disregarded for purposes of this Section 6.2(h).

         (i) No Governmental Entity shall have imposed any non-standard or unduly burdensome condition relating to the Merger or the Bank Merger that would materially adversely affect the economic benefits of the Merger to Parent.

         (j) Parent shall have received a certificate signed by the President and Chief Executive Officer and the Chief Financial Officer of Company and Company Bank, dated as of the Closing, that based upon his knowledge, the conditions set forth in Sections 6.2(a) - (i) have been satisfied.

         6.3 CONDITIONS TO THE OBLIGATIONS OF COMPANY AND COMPANY BANK. The obligations of Company and Company Bank to consummate the Closing shall be subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

         (a) Except for any inaccuracy that would not have a Material Adverse Effect on Parent or a material adverse effect on the ability of Parent or Parent Bank to perform obligations under this Agreement or to consummate the Closing, each representation and warranty in Article II either (i) shall be accurate as of the Closing Date as though restated on and as of such date or (ii) if such representation and warranty, by its terms, is made as of a date specified therein, shall be accurate as of such date.

         (b) Parent and Parent Bank shall have performed and complied with, in all material respects, all material agreements, covenants and obligations required by this Agreement to be performed or complied with by them prior to or at the Closing.

         (c) Company shall have received a certificate signed by the President and Chief Executive Officer of Parent and Parent Bank, dated as of the Closing, that based upon his best knowledge, the conditions set forth in Sections 6.3(a) and (b) have been satisfied.

                                  ARTICLE VII
                         TERMINATION; AMENDMENT; WAIVER

         7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

         (a) By the mutual written consent of the Boards of Directors of Parent and Company;

         (b) By Parent or Company if there shall have been a final judicial or regulatory determination (as to which all periods for appeal shall have expired and no appeal shall be pending) that any material provision of this Agreement is illegal, invalid or unenforceable (unless the enforcement thereof is waived by the affected party) or denying any regulatory application the approval of which is a condition precedent to a party's obligations hereunder;

         (c) By Parent or Company before the date specified in 7.1(f) hereof, in the event that any of the conditions precedent to the obligations of the other party to the Merger are rendered impossible to be satisfied or fulfilled by said date (other than by reason of a breach by the party seeking to terminate);

         (d) By Parent or Company at any time after the shareholders of Company fail to approve this Agreement and the Merger by the necessary vote at the Company Shareholders' Meeting;

         (e) By Parent or Company, in the event of a material breach by the other party of any representation, warranty, covenant or agreement contained herein or in any schedule or document delivered pursuant hereto, which breach would result in the failure to satisfy the closing condition set forth in
Section 6.2(a), (b), or (d) - (k) in the case of Parent, or Section 6.3(a) or 6.3(b) in the case of Company, and which breach cannot be or is not cured within 45 days after written notice of such breach is given by the non-breaching party to the party committing such breach; or

         (f) By Parent or Company on or after June 30, 2005, in the event the Merger has not been consummated by such date (provided, however, that the right to terminate under this Section 7.1(f) shall not be available to any party whose failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Merger to occur on or before such date).


In the event a party elects to effect any termination pursuant to Section 7.1(b) through 7.1(f) above, it shall give written notice to the other party hereto specifying the basis for such termination and certifying that such termination has been approved by the vote of a majority of the members of its Board of Directors.

         7.2   LIABILITIES AND REMEDIES.

         (a) In the event that this Agreement is terminated by a party (the "AGGRIEVED PARTY") solely by reason of the material breach by the other party ("BREACHING PARTY") of any of its representations, warranties, covenants or agreements contained herein then the Aggrieved Party shall be entitled to such remedies and relief against the Breaching Party as are available at law or in equity. Moreover, the Aggrieved Party without terminating this Agreement shall be entitled to specifically enforce the terms hereof against the Breaching Party in order to cause the Merger to be consummated. Each party acknowledges that there is not an adequate remedy at law to compensate the other parties relating to the non-consummation of the Merger. To this end, each party, to the extent permitted by law, irrevocably waives any defense it might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance, injunctive relief or other equitable relief.

         (b) In the event that the Company Shareholders' Meeting does not take place, the Board of Directors of Company fails to unanimously recommend approval of this Agreement and the Merger to the shareholders of Company, or such Board of Directors shall adversely alter or modify its favorable recommendation of this Agreement and the Merger to the shareholders of Company, and this Agreement and the Merger is not approved by the shareholders of Company by the necessary vote, and neither Parent nor Parent Bank is, as of the date of such event, in material breach of this Agreement, then, upon termination of this Agreement, Company and Company Bank shall jointly and severally pay Parent in immediately available funds an additional cash amount of $2,500,000 as agreed upon liquidated damages and as the sole and exclusive remedy of Parent and Parent Bank. In order to obtain the benefit of the expense reimbursement and liquidated damages provided in this Section 7.2(b), Parent and Parent Bank shall be required to execute a waiver of their rights under Section 7.2(a) above, and shall not have taken any action to enforce any right that they might have under
Section 7.2(a) hereof.

         (c) In the event that an Acquisition Proposal occurs between the date of this Agreement and the time of the Company Shareholders' Meeting and the shareholders of Company fail to approve this Agreement and the Merger under circumstances where the Board of Directors of Company continuously maintained its favorable recommendation of this Agreement and the Merger, and neither Parent nor Parent Bank was, as of the date of such action, in material breach of this Agreement, then if a definitive agreement relating to an Acquisition Proposal is executed by Company or any Company Subsidiary, or an Acquisition Proposal is consummated, in either case within 12 months after the termination of this Agreement, then upon the happening of such event Company and Company Bank shall be jointly and severally obligated to pay Parent a cash amount of $2,500,000 as an agreed upon break up fee and as the sole and exclusive remedy of Parent and Parent Bank. In order to obtain the benefit of the break-up fees provided in this Section 7.2(c), Parent and Parent Bank shall be required to execute a waiver of their rights under Section 7.2(a) above, and shall not have taken any action to enforce any right that they might have under Section 7.2(a) hereof

         (d) In the event that this Agreement is terminated by Company or Parent pursuant to Section 7.1(d), then Company and Company Bank shall be jointly and severally obligated to pay Parent a cash amount of $1,250,000 as an agreed upon break up fee and as the sole and exclusive remedy of Parent and Parent Bank. In order to obtain the benefit of the break-up fees provided in this Section 7.2(d), Parent and Parent Bank shall be required to execute a waiver of their rights under Section 7.2(a) above, and shall not have taken any action to enforce any right that they might have under Section 7.2(a) hereof. In the event that Parent and Parent Bank shall be entitled to a break up fee under this
Section 7.2(d) and Section 7.2(b) or 7.2(c), Parent and Parent Bank shall receive only the break up fee contemplated by Section 7.2(b) or 7.2(c), as the case may be.

         7.3 SURVIVAL OF AGREEMENTS. In the event of termination of this Agreement by either Parent or Company as provided in Section 7.1, this Agreement shall forthwith become void and have no effect except that the agreements contained in Sections 5.1 (b) 5.4 and 7.2 hereof shall survive the termination hereof.

         7.4 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by their respective Boards of Directors at any time before or after approval hereof by the shareholders of Company but, after such approval, no amendment shall be made which changes the form of consideration or the value of the consideration to be received by the shareholders of Company without the approval of the shareholders of Company. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The parties may, without approval of their respective Boards of Directors, make such technical changes to this Agreement, not inconsistent with the purposes hereof as may be required to effect or facilitate any regulatory approval or acceptance of the Merger or of this Agreement or to effect or facilitate any regulatory or governmental filing or recording required for the consummation of any of the transactions contemplated hereby.

         7.5 WAIVER. Any term, provision or condition of this Agreement (other than the requirement of Company shareholder approval) may be waived in writing at any time by the party which is entitled to the benefits hereof Each and every right granted to any party hereunder, or under any other document delivered in connection herewith or therewith, and each and every right allowed it by law or equity, shall be cumulative and may be exercised from time to time. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of a condition or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty of this Agreement. No investigation, review or audit by a party of another party prior to or after the date hereof shall stop or prevent such party from exercising any right hereunder or be deemed to be a waiver of any such right.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.1 SURVIVAL. All representations, warranties, covenants and agreements of the parties in this Agreement or in any instrument delivered by the parties pursuant to this Agreement (other than the agreements, covenants and obligations set forth herein which are contemplated to be performed after the Effective
Time) shall not survive the Effective Time.

         8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile transmission or by registered or certified mail to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be deemed to be delivered on the date so delivered: if to Parent or Parent Bank:


         (a)      if to Parent or Parent Bank:

                  Placer Sierra Bancshares
                  525 J Street
                  Sacramento, California 95814
                  Attention: Ronald W. Bachli, CEO
                  copy to:
                  Downey Brand LLP
                  555 Capitol Mall, 10th Floor
                  Sacramento, California 95814
                  Attention:  James K. Dyer, Jr., Esq.

         (b)      if to Company or Company Bank:

                  First Financial Bancorp
                  701 South Ham Lane
                  Lodi, CA  95242
                  Attention:  Leon Zimmerman, CEO

                  copy to:
                  Bingham McCutchen LLP
                  3 Embarcadero Center
                  San Francisco, CA 94111
                  Attention: James M.  Rockett, Esq.

         8.3 APPLICABLE LAW. This Agreement shall be construed and interpreted according to the laws of the State of California without regard to conflicts of laws principles thereof, except to the extent that the federal laws of the United States apply.

         8.4 HEADINGS, ETC. The article headings and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.5 SEVERABILITY. If any term, provision, covenant, or restriction contained in this Agreement is held by a final and unappealable order of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated unless the effect would be to cause this Agreement to not achieve its essential purposes.

         8.6 ENTIRE AGREEMENT; BINDING EFFECT; NON-ASSIGNMENT; COUNTERPARTS. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement between the parties hereto and supersedes all other prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof; and (b) is not intended to confer upon any other person any rights or remedies hereunder except as specifically provided herein. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party hereto. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

                                   ARTICLE IX
                                   DEFINITIONS

         9.1   TERMS DEFINED ELSEWHERE.

         The following terms are defined in the following sections of this
Agreement:

         DEFINED TERM                                              SECTION

         Acquisition Proposal                                      4.2(b)
         Affiliate                                                 9.2
         Agreement                                                 Preamble
         Aggrieved Party                                           7.2(a)
         ALLL                                                      3.16(a)
         Balance Sheet Date                                        3.8(a)
         Bank Merger                                               Preamble
         Bank Merger Effective Time                                1.4(a)
         Bank Regulations                                          1.1
         Bank Regulators                                           9.2
         Breaching Party                                           7.2(a)
         Certificates                                              1.3(c)(i)
         CGLC                                                      1.1(a)
         Change of Control Benefit                                 3.17(e)
         Closing                                                   1.5
         Closing Date                                              1.5
         Closing Financial Statements                              4.8
         Code                                                      3.13(b)
         Company                                                   Preamble
         Company Bank                                              Preamble
         Company Bank Common Stock                                 1.4(a)
         Company Common Stock                                      1.3(b)
         Company Entities Premises                                 3.18(b)
         Company Real Property                                     3.20(c)
         Company SEC Reports                                       3.9(b)
         Company Shareholders' Meeting                             4.3
         Company Stock Option Plan                                 3.6(b)
         Company Stock Options                                     3.6(b)
         Company Bank Regulatory Agreement                         3.22(b)
         CRA                                                       2.7(c)
         Derivative Instruments                                    3.19(e)(iv)
         Determination Date                                        4.8
         Dissenting Shares                                         1.3(b)
         Effective Time                                            1.2
         Encumbrance                                               9.2
         Environmental Laws                                        9.2
         Exchange Agent                                            1.3(c)(i)
         Exchange Act                                              3.4(a)

         GAAP                                                      3.8(a)
         Governmental Entity                                       2.4(a)
         Hazardous Substance                                       3.19(a)
         Knowledge                                                 9.2
         Law                                                       3.4(b)
         Material Adverse Effect                                   9.2
         Material Contract                                         3.19(a)
         Merger                                                    Preamble
         Merger Agreement                                          1.2
         Merger Consideration                                      1.3(a)(i)
         Merger Consideration Adjustment                           1.3(c)(ii)
         Parent                                                    Preamble
         Parent's Agents                                           5.11
         Parent SEC Reports                                        2.6(a)
         Permitted Encumbrances                                    3.20(a)
         Per Share Merger Consideration                            1.3(c)(ii)
         Person                                                    9.2
         Preferred Share Purchase Rights                           3.6(b)
         Required Regulatory Approvals                             3.25
         Rights Plan                                               3.6(b)
         Securities Act                                            3.5
         Shareholder Agreement                                     6.2(e)
         Subsidiary                                                9.2

         9.2 TERMS DEFINED IN THIS ARTICLE 9. As used in this Agreement, the following terms have the respective meanings set forth below:

         AFFILIATE means a Person (1) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, another Person, or (2) that beneficially owns or holds 5% or more of any class of the voting stock of another Person, or (3) 5% or more of the voting stock (or in the case of a Person that is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by another Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

         BANK REGULATORS means the Board of Governors of the Federal Reserve System or any applicable Reserve Bank, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the California Department of Financial Institutions.

         BENEFIT PLAN means any benefit plan, fund or arrangement, whether qualified or nonqualified under the applicable provisions of the Code, any consulting, employment, termination or collective bargaining agreement, each stock option, stock purchase, stock appreciation right, restricted stock, employee stock ownership plan, life, health, accident or other insurance or welfare benefit or program, bonus, deferred or incentive compensation, director emeritus, severance or separation agreement, agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, including, but not limited to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), covering any employee, former employee, director or former director of Company, Company Bank or its Subsidiaries, or his or her spouse, dependents or beneficiaries, which Company, Company Bank or its Subsidiaries maintains or contributes to pursuant to which any liability of Company, Company Bank or its Subsidiaries exists or is reasonably likely to occur. As used in this Agreement, "COMPANY BENEFIT PLAN" also refers to any Benefit Plans of Company Bank or Subsidiaries of Company or Company Bank.

         BUSINESS DAY means any day, other than a Saturday, Sunday or any other day, such as a legal holiday, on which California state banks in California are not open for substantially all their banking business.

         ENCUMBRANCE means any mortgage, deed of trust, lien, security interest, retention of title or lease for security purposes, pledge, charge, encumbrance, equity, claim, easement, right of way, covenant, condition or restriction, leasehold interest or any right of any kind of any other Person in or with respect to any Asset.

         ENVIRONMENTAL LAWS means any common law or federal, state, local or foreign statute, treaty, ordinance, rule, regulation, policy, guidelines, standards, Permit or Order, and all amendments thereto, relating to the protection of human health, safety, wildlife or the environment, including, without limitation, all requirements pertaining to: (i) the manufacture, processing, distribution, use, handling, treatment, storage and disposal of Hazardous Materials; (ii) the reporting, investigation and remediation of Releases of Hazardous Materials into any media, including soil, groundwater, surface water and air; (iii) the health and safety of employees in the workplace or of any member of the public; (iv) natural resources; (v) wetlands; and (vi) endangered or threatened species or habitats.

         FEDERAL BANK HOLDING COMPANY ACT means the Bank Holding Company Act of 1956, as amended.

         KNOWLEDGE means with respect to any representation or warranty contained in this Agreement, the actual knowledge, after reasonable inquiry, of any executive officer of Parent, Parent Bank, Company or Company Bank.

         MATERIAL ADVERSE EFFECT means with respect to any Person, a material adverse effect on the business, financial condition or results of operations of such Person; provided, however, that the effects of events, changes and circumstances relating to (a) changes in economic conditions affecting financial institutions generally, except to the extent such changes disproportionately affect such Person, (b) changes in Law, generally accepted accounting principles or official interpretations of the foregoing, or (c) actions taken or delayed solely at the request of one party to this Agreement, including any financial change resulting from adjustments required under this Agreement.

         PERSON means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a Governmental Agency.

         SUBSIDIARY means any Person in which the applicable Person holds directly or indirectly a majority of the voting power or the ability directly or indirectly to designate, appoint or elect a majority of the directors or Persons performing similar functions, or that the applicable Person effectively controls directly or indirectly by any means or that is or under GAAP should be treated as a subsidiary in the applicable Person's financial statements.







































                            [SIGNATURE PAGE FOLLOWS]

         The undersigned have caused this Agreement to be executed as of the day and year first above written.

                                          PLACER SIERRA BANCSHARES


                                          By /s/ RONALD W. BACHLI
                                             ___________________________________
                                                 Ronald W. Bachli
                                                 President and CEO



                                          PLACER SIERRA BANK


                                          By /s/ RONALD W. BACHLI
                                             ___________________________________
                                                 Ronald W. Bachli
                                                 President and CEO



                                          FIRST FINANCIAL BANCORP


                                          By /s/ LEON J. ZIMMERMAN
                                             ___________________________________
                                                 Leon J. Zimmerman
                                                 President and Chief Executive
                                                 Officer



                                          BANK OF LODI, N.A.


                                          By /s/ LEON J. ZIMMERMAN
                                             ___________________________________
                                                 Leon J. Zimmerman
                                                 President and Chief Executive
                                                 Officer

                                    EXHIBIT A

                            FORM OF MERGER AGREEMENT

                               AGREEMENT OF MERGER

         This Agreement of Merger is entered into among PLACER SIERRA BANCSHARES, a California corporation (herein "Parent"), [PLACER SIERRA MERGER SUBSIDIARY], a California corporation (herein "Subsidiary") and FIRST FINANCIAL BANCORP., a California corporation (herein "FFB").

         1. FFB is a California corporation organized on May 13, 1982 and has _______ shares of its common stock and no shares of its preferred stock outstanding.

         2. Subsidiary is a California corporation organized on ________, 2004 and has _____ shares of its common stock outstanding all of which are owned by Parent.

         3. Parent is a California corporation organized on __________, ____ and has _____ authorized and outstanding shares of common stock.

         4. Subsidiary shall be merged into FFB.

         5. Upon such merger, each outstanding share of FFB, other than shares held by shareholders who perfect their rights as dissenting shareholders under California law, shall be converted into and become the right to receive from Parent the Per Share Merger Consideration, (as defined in the formula set forth below) per share in cash, without interest.

                        P = $50,000,000 - R - [Y * (P-A)]
                            _____________________________
                                        N

Where:                      P = Per Share Merger Consideration.

                            R = The total dollar amount paid by FFB to redeem all preferred share purchase rights outstanding as a result of the payment of a dividend to holders of FFB common stock on July 6, 2001 pursuant to FFB's preferred share purchase rights plan, as further described in that certain Rights Agreement between the Company and Mellon Investor Services, LLC, dated June 15, 2001.

                            Y = The number of FFB stock options for the purchase of FFB common stock outstanding as of _________, 2004 [INSERT DATE OF AGREEMENT AND PLAN OF MERGER] issued for the benefit of employees and directors of FFB or its subsidiaries ("FFB Stock Options").

                            A = Weighted average exercise price of FFB Stock Options outstanding as of ___________, 2004. [INSERT DATE OF AGREEMENT AND PLAN OF MERGER]

                            N = The number of shares of FFB common stock outstanding as of the date of the filing of this Agreement with the Secretary of State of the State of California.


         6. Upon such merger, the outstanding shares of Subsidiary shall be converted into ______ shares of common stock of FFB.

         7. FFB shall from time to time, as and when requested by Parent, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this merger.

         8. The effect of the merger is as prescribed by law.

         9. The effective date of the merger shall be the date on which this Agreement is filed with the Secretary of State of the State of California.

         IN WITNESS WHEREOF the parties have executed this Agreement _________ ___, 2004.

                                                 PLACER SIERRA BANCSHARES


                                                 By:____________________________
                                                    Ronald W. Bachli,
                                                    President and CEO


                                                 By:____________________________
                                                    Judy J. Reithmeier,
                                                    Assistant Secretary

                                    EXHIBIT B

                         FORM OF FINAL MERGER AGREEMENT

                            CERTIFICATE OF OWNERSHIP

Ronald W. Bachli and Judy J. Reithmeier certify that:

     1. They are the President and CEO and Assistant Secretary, respectively, of PLACER SIERRA BANCSHARES, a California corporation ("Corporation").

     2. This Corporation owns all of the outstanding shares of FIRST FINANCIAL BANCORP, a California corporation.

     3. The following resolutions were duly adopted by the Board of Directors of the Corporation:

WHEREAS, the sole shareholder of the outstanding stock and all of the Directors of FIRST FINANCIAL BANCORP, have voted unanimously to merge FIRST FINANCIAL BANCORP with and into the Corporation; and

WHEREAS, it is deemed in the best interests of the Corporation and its shareholders that the Corporation merge FIRST FINANCIAL BANCORP into itself and assume all of its obligations, it is:

RESOLVED, that the Corporation merge FIRST FINANCIAL BANCORP into itself as of ___________ ___, 2004, and assume all obligations of the merged corporation pursuant to Section 1110 of the California Corporations Code.

RESOLVED FURTHER, that the Chairman of the Board and Assistant Secretary of the Corporation are directed to execute and file a Certificate of Ownership pursuant to Section 1110 of the California Corporations Code and to take such further actions as may be necessary or proper to accomplish such merger.

     4. Executed on ____________________, 2004, at Sacramento, California.

         We declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

                                              PLACER SIERRA BANCSHARES


                                              By:_______________________________
                                                 Ronald W. Bachli,
                                                 President and CEO


                                              By:_______________________________
                                                 Judy J. Reithmeier,
                                                 Assistant Secretary

                                    EXHIBIT C

                          FORM OF BANK MERGER AGREEMENT

                               AGREEMENT OF MERGER

         This Agreement of Merger is entered into between PLACER SIERRA BANK, a California banking corporation (herein "Surviving Corporation") and Bank of Lodi, N.A., a national banking association (herein "Merging Corporation").

         1. Merging Corporation shall be merged into Surviving Corporation.

         2. Each outstanding share of Merging Corporation shall be canceled without consideration.

         3. The outstanding shares of Surviving Corporation shall remain outstanding and are not affected by the merger.

         4. Merging Corporation shall from time to time, as and when requested by Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this merger.

         5. The effect of the merger and the effective date of the merger are as prescribed by law.

         IN WITNESS WHEREOF the parties have executed this Agreement _________ ___, 2004.

                                           PLACER SIERRA BANK


                                           By:__________________________________
                                              Ronald W. Bachli,
                                              President and CEO


                                           By:__________________________________
                                              Judy J. Reithmeier,
                                              Assistant Secretary


                                           BANK OF LODI, N.A.


                                           By:__________________________________
                                              ____________,
                                              President and Chief Executive
                                              Officer


                                           By:__________________________________
                                              _____________,
                                              Secretary

                                    EXHIBIT D

                         FORM OF SHAREHOLDER'S AGREEMENT

         THIS SHAREHOLDER'S AGREEMENT ("AGREEMENT"), dated as of _______, _____ is entered into by and between Placer Sierra Bancshares, a California corporation ("PLACER"), and the undersigned director and shareholder of First Financial Bancorp ("SHAREHOLDER").

                                    RECITALS

         A. Placer, Placer Sierra Bank, a California banking corporation ("PLACER BANK"), First Financial Bancorp, a California corporation and a registered bank holding company under the Federal Bank Holding Company Act ("FFB"), and Bank of Lodi, N.A., a national banking association ("BANK OF LODI"), entered into that certain Agreement and Plan of Merger dated as of _________, 2004 (the "REORGANIZATION AGREEMENT"). Pursuant to the Reorganization Agreement, FFB shall be merged with and into Placer and Bank of Lodi will be merged into Placer Bank ("MERGER").

         B. Shareholder is a member of the Board of Directors of FFB and owns shares of the common stock, no par value, of FFB ("FFB STOCK").

         C. Shareholder is willing to agree to vote or cause to be voted all shares of FFB Stock with respect to which Shareholder has voting power, except in a fiduciary capacity, on the date hereof or hereafter acquired to approve the Reorganization Agreement and the transactions contemplated thereby and all requisite matters related thereto.

         D. Shareholder is willing to agree to not compete with, use trade secrets or solicit customers or employees of Placer or any of Placer's Subsidiaries, or FFB as set forth in this Agreement.

         E. Unless otherwise provided in this Agreement, capitalized terms shall have the meanings given to them in the Reorganization Agreement.

         NOW THEREFORE, in consideration of the premises and of the respective representations, warranties and covenants, agreements and conditions contained herein and in the Reorganization Agreement, and intending to be legally bound hereby, Placer and Shareholder agree as follows:

                                    ARTICLE I
                        DIRECTOR-SHAREHOLDER'S AGREEMENT

         1.1 AGREEMENT TO VOTE. Shareholder shall vote or cause to be voted at any meeting of shareholders of FFB to approve the Reorganization Agreement and the transactions contemplated thereby (the "Shareholders' Meeting"), all of the shares of FFB Stock over which Shareholder has voting authority except in a fiduciary capacity (the "Shares"), as of the record date established to determine shareholders who have the right to vote at any such Shareholders'

Meeting or to give consent to action in writing (the "Record Date"), to approve the Reorganization Agreement, the Agreement of Merger and the transactions contemplated thereby, including the principal terms of the Merger. For purposes of this Agreement, shares held in a revocable trust in which the Shareholder has voting authority and is either a settlor, trustee or beneficiary shall not be considered shares held in a fiduciary capacity and shall be considered Shares for all intents and purposes under this Agreement.

         1.2 LEGEND. Shareholder agrees to stamp, print or type on the face of his or her certificates of FFB Stock evidencing the Shares the following legend:

                  "THE VOTING, SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A SHAREHOLDER'S AGREEMENT DATED AS OF ____________, 200___ BY AND BETWEEN PLACER SIERRA BANCSHARES, AND THE DIRECTOR AND SHAREHOLDER IN WHOSE NAME THIS CERTIFICATE IS REGISTERED, COPIES OF WHICH ARE ON FILE AT THE OFFICES OF PLACER SIERRA BANCSHARES."

         1.3 RESTRICTIONS ON DISPOSITIONS. Shareholder agrees that, from and after the date of this Agreement and during the term of this Agreement, he or she will not take any action that will adversely affect his or her ability to comply with the obligations imposed by this Agreement to vote the Shares, except
(i) with the prior written consent of Placer or (ii) to change such right from that of a shared right of Shareholder to vote the Shares to a sole right of Shareholder to vote the Shares.

         1.4 SHAREHOLDER APPROVAL. Shareholder shall (i) recommend shareholder approval of the Reorganization Agreement, the Agreement of Merger and the transactions contemplated thereby by the FFB shareholders at the Shareholders' Meeting and (ii) advise the FFB shareholders to reject any subsequent proposal or offer received by FFB relating to any purchase, sale, acquisition, merger or other form of business combination involving FFB or any of its assets, equity securities or debt securities and to proceed with the transactions contemplated by the Reorganization Agreement; provided, however, that Shareholder shall not be obligated to take any action specified above if the Board of Directors of FFB is advised in writing by outside legal counsel that, in the exercise of his or her fiduciary duties, a director of FFB should not take such action.

         1.5 NONCOMPETITION. Other than serving as a director, executive officer or shareholder of Placer or its subsidiaries, for a period of eighteen months after the Effective Time of the Merger, Shareholder agrees not to, without the prior consent of Placer, own more than 5% of, organize, or otherwise be connected as an officer, director, employee, principal, agent or consultant to any financial institution (or any company directly or indirectly controlled by, in control of or in common control with a financial institution), other than Placer or its subsidiaries, whose deposits are insured by the Federal Deposit Insurance Corporation that has its head offices or a branch office within the Counties of Sacramento and San Joaquin, California.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

         Shareholder represents and warrants to Placer that the statements set forth below are true and correct as of the date of this Agreement, except those that are specifically as of a different date:

         2.1    OWNERSHIP AND RELATED MATTERS.

         (a) SCHEDULE 2.1(A) hereto correctly sets forth the number of Shares and the nature of Shareholder's voting power with respect thereto as of the date hereof. Within five business days after the Record Date, Shareholder shall amend said Schedule 2.1(a) to correctly reflect the number of Shares and the nature of Shareholder's voting power with respect thereto as of the Record Date.

         (b) There are no proxies, voting trusts or other agreements or understandings to or by which Shareholder or his or her spouse is a party or bound or that expressly requires that any of the Shares be voted in any specific manner other than as provided in this Agreement.

         2.2 AUTHORIZATION; BINDING AGREEMENT. Shareholder has the legal right, power, capacity and authority to execute, deliver and perform this Agreement, and this Agreement is the valid and binding obligation of Shareholder enforceable in accordance with its terms, except as the enforcement thereof may be limited by general principles of equity.

         2.3 NONCONTRAVENTION. The execution, delivery and performance of this Agreement by Shareholder will not (a) require any third party consents; (b) result in the creation or imposition of any encumbrance on any of the Shares; or
(c) violate any applicable laws or rules to which Shareholder or his or her spouse is subject.

                                   ARTICLE III
                                     GENERAL

         3.1 AMENDMENTS. To the fullest extent permitted by law, this Agreement and any schedule or exhibit attached hereto may be amended by agreement in writing of the parties hereto at any time.

         3.2 INTEGRATION. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and (except for the Reorganization Agreement if executed by Shareholder) supersedes all prior agreements and understandings of the parties in connection therewith.

         3.3 SPECIFIC PERFORMANCE. Shareholder and Placer each expressly acknowledge that, in view of the uniqueness of the obligations of Shareholder contemplated hereby, Placer would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed by Shareholder in accordance with its terms, and therefore Shareholder and Placer agree that

Placer shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled at law or in equity.

         3.4 TERMINATION. This Agreement shall terminate automatically without further action at the termination of the Reorganization Agreement in accordance with its terms except as provided in Sections 1.2 and 1.5 of this Agreement. Upon termination of this Agreement as provided herein, the respective obligations of the parties hereto shall immediately become void and have no further force and effect.

         3.5 NO ASSIGNMENT. Neither this Agreement nor any rights, duties or obligations hereunder shall be assignable by Placer or Shareholder, in whole or in part. Any attempted assignment in violation of this prohibition shall be null and void. Subject to the foregoing, all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the successors of the parties hereto.

         3.6 HEADINGS. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         3.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto.

         3.8 GENDER, NUMBER, AND TENSE. Throughout this Agreement, unless the context otherwise requires,

         (i) the masculine, feminine and neuter genders each includes the other;

         (ii) the singular includes the plural, and the plural includes the singular; and

         (iii) the past tense includes the present, and the present tense includes the past.

         3.9 NOTICES. Any notice or communication required or permitted hereunder, shall be deemed to have been given if in writing and (a) delivered in person, (b) delivered by confirmed facsimile transmission, or (c) mailed by certified or registered mail, postage prepaid with return receipt requested, addressed as follows:

IF TO PLACER:

                  Placer Sierra Bancshares
                  525 J Street
                  Sacramento, California 95814
                  Attention:

WITH A COPY TO:
                  Downey Brand LLP
                  Attention: James K. Dyer, Jr., Esq.
                  555 Capitol Mall, 10th Floor
                  Sacramento, CA  95814

IF TO SHAREHOLDER:
                  ____________________________

                  ____________________________

                  ____________________________

         WITH A COPY TO:

                  Bingham McCutchen LLP
                  Attention: James M. Rockett, Esq.
                  3 Embarcadero Center, Number 1800
                  San Francisco, CA  94111

or at such other address and to the attention of such other person as a party may notice to the other in accordance with this Section 3.9. Any such notice or communication shall be deemed received on the date delivered personally or delivered by confirmed facsimile transmission or on the third Business Day after it was sent by certified or registered mail, postage prepaid with return receipt requested.

         3.10 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California, except to the extent preempted by the laws of the United States.

         3.11 NOT IN DIRECTOR CAPACITY. Except to the extent set forth in
Section 1.4, no person executing this Agreement who is, during the term hereof, a director of FFB, makes any agreement or understanding herein in his or her capacity as such director. The parties sign solely in their capacities as owners of or holders of the power to vote shares of FFB Stock.

         3.12 ATTORNEYS' FEES. If any legal action or any arbitration upon mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, breach or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

         3.13 REGULATORY COMPLIANCE. Each of the provisions of this Agreement is subject to compliance with all applicable regulatory requirements and conditions.

         IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.

                                              PLACER SIERRA BANCSHARES

                                              By:
                                                 _______________________________

                                              Title:


                                              SHAREHOLDER

                                              __________________________________

                                              Name:_____________________________

                                 SPOUSAL CONSENT

         I am the spouse of ___________________, Shareholder in the above Agreement. I understand that I may consult independent legal counsel as to the effect of this Agreement and the consequences of my execution of this Agreement and, to the extent I felt it necessary, I have discussed it with legal counsel. I hereby confirm this Agreement and agree that it shall bind my interest in the Shares, if any.
                                              __________________________________
                                                (Shareholder's Spouse's Name)

                                    EXHIBIT E

              FORM OF CONFIDENTIALITY AND NONSOLICITATION AGREEMENT

         THIS CONFIDENTIALITY AND NONSOLICITATION AGREEMENT ("AGREEMENT") entered into as of the date set forth below by and between Placer Sierra Bancshares, a California corporation and a registered bank holding company under the Federal Bank Holding Company Act ("PLACER"), as successor to First Financial Bancorp, a California corporation and a registered bank holding company under the Federal Bank Holding Company Act ("FFB") and the undersigned employee of FFB ("Employee"). The term "Placer Bank" includes all subsidiary, parent or related corporations or predecessors of Placer Bank, including, without limitation, Bank of Lodi, N.A., a national banking association ("BANK OF LODI"), a subsidiary of FFB.

                                    RECITALS

         A. Placer, Placer Sierra Bank, a California banking corporation ("PLACER BANK"), FFB, and Bank of Lodi entered into that certain Agreement and Plan of Merger dated as of _________, 2004 (the "REORGANIZATION AGREEMENT"). Pursuant to the Reorganization Agreement, FFB shall be merged with and into Placer and Bank of Lodi will be merged into Placer Bank ("MERGER").

         B. Employee acknowledges that Employee's employment by Placer Bank creates a relationship of confidence and trust between Employee and Placer Bank with respect to all Confidential Information (as defined below) of Placer Bank.

         NOW THEREFORE, in consideration of the premises and of the respective representations, warranties and covenants, agreements and conditions contained herein, and in consideration of and as a condition of Employee's employment and continued employment by Placer Bank, it is hereby agreed as follows:

                                   ARTICLE 1
                            CONFIDENTIAL INFORMATION.

         1.1 CONFIDENTIALITY. Except as provided in Section 1.1 of this Agreement, Employee agrees that during AND AFTER termination of his or her employment with Placer Bank, he or she shall keep Confidential Information (as defined below) confidential and shall not directly or indirectly, use, divulge, publish or otherwise disclose or allow to be disclosed any aspect of Confidential Information without Placer Bank's prior written consent; "CONFIDENTIAL INFORMATION" includes but is not limited to trade secrets, confidential information, knowledge or data of Placer Bank, or any of its clients, customers, consultants, shareholders, licensees, licensors, vendors or affiliates, that Employee may produce, obtain or otherwise acquire or have access to during the course of his or her employment by Placer Bank (whether before or after the date of this Agreement), including but not limited to: business plans, records, and affairs; customer files and lists; sales practices; methods and techniques; sources of supply and vendors; special business relationships with vendors and agents; financial matters; mergers; acquisitions; personnel matters including compensation packages; product specifications;

pricing information; technical data; operations and production costs; and other similar matters which are confidential. All Confidential Information and all tangible materials containing Confidential Information are and shall remain the sole property of Placer Bank.

         1.2 LIMITATION. Employee shall have no obligation under this Agreement to maintain in confidence any information that (i) is in the public domain at the time of disclosure, (ii) though originally Confidential Information, subsequently enters the public domain other than by breach of Employee's obligations hereunder, or (iii) is shown to have been known by Employee prior to disclosure to Employee by Placer Bank.

         1.3 FORMER EMPLOYER INFORMATION. Employee agrees that he or she has not and will not, during the term of his or her employment, (i) improperly use or disclose any proprietary information or trade secrets of any former employer or other person or entity with which Employee has an agreement or duty to keep in confidence information acquired by Employee, if any, or (ii) bring onto the premises of Placer Bank any document or confidential or proprietary information belonging to such employer, person or entity unless consented to in writing by such employer, person or entity; provided however that this Section 1.3 shall not prevent Employee from making proper use of Confidential Information in the ordinary course of business during the term of his or her employment with Placer Bank and in accordance with the terms of his or her employment.

         1.4 CONFLICTING ACTIVITIES. While employed by Placer Bank, Employee will not work as an employee or consultant of any other organization or engage in any other activities that conflict with Employee's obligations to Placer Bank, without the express prior written approval of Placer Bank.

         1.5 TRADE NAMES AND STYLES. The undersigned acknowledges and agrees that any and all trade names and styles used by FFB or Bank of Lodi, including, but not limited to, the terms "Bank of Lodi" and all trademarks, visual designs and logos under which FFB or Bank of Lodi did business (collectively, the "MARKS"), are valuable trade names and service marks, the ownership of which will pass, for valuable consideration, to Placer Bank upon the Merger. The undersigned agrees that use by any entity, other than Placer Bank, of the Marks in Amador, Calaveras, Sacramento or San Joaquin Counties or in California generally would both cause public and customer confusion, and dilute the value of Placer Bank's investment in the Merger. Therefore, the undersigned unconditionally agrees that he or she will not enter into any business arrangement or agreement, whether formal or informal, directly or indirectly, where the term "Bank of Lodi," or any other Mark, is used for the purpose of doing business as a financial services provider, or in connection with the sale, promotion or marketing of financial services to the public in Amador, Calaveras, Sacramento or San Joaquin Counties or in California generally.

         1.6 RETURN OF CONFIDENTIAL MATERIAL AND CERTIFICATION OF COMPLIANCE. In the event of Employee's termination of employment with Placer Bank for any reason whatsoever, Employee agrees promptly to surrender and deliver to Placer Bank all records, materials, equipment, drawings, documents and data of any nature pertaining to any Confidential Information or to his or her employment, and Employee will not retain or take with him any tangible materials or electronically stored data, containing or pertaining to any Confidential

Information that Employee may produce, acquire or obtain access to during the course of his or her employment.

ARTICLE 2
                                 NONSOLICITATION

         2.1 NONSOLICITATION. Employee agrees that during the period of his or her employment with Placer Bank and for one year after the date of termination of his or her employment with Placer Bank, he or she will not:

         2.1.1 induce, solicit, recruit or encourage any employee of Placer Bank to leave the employ of Placer Bank, which means that he or she will not:

         (a) disclose to any third party the names, backgrounds or qualifications of any employees or otherwise identify them as potential candidates for employment with a competitor; or

         (b) personally or through any other person approach, recruit, interview or otherwise solicit employees to work for any other competitor.

                                       OR:

         2.1.2 solicit, either on behalf of Employee or any third party, the business of any client or customer of Placer Bank:

         (a) whose account Employee has been assigned to or whose account Employee has serviced during the one-year period prior to the date of Employee's termination of employment with Placer Bank, or

         (b) using any Confidential Information of Placer Bank, either on behalf of Employee or any third party

                  OR:

         2.1.3 solicit the business of any prospective customer or client of Placer Bank:

         (a) whose business Employee was involved in soliciting or recruiting while employed by Placer Bank, or

         (b) using any Confidential Information of Placer Bank.

                                   ARTICLE 3
                                EQUITABLE RELIEF

         3.1 EQUITABLE RELIEF. Employee agrees that it would be impossible or inadequate to measure and calculate Placer Bank's damages from any breach of the covenants set forth in this Agreement. Accordingly, Employee agrees that if Employee breaches this Agreement, Placer Bank will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. Employee further agrees that no bond or other security shall be required in obtaining such equitable relief and Employee hereby consents to such injunction's issuance and to the ordering of specific performance. In any legal proceeding commenced under this Section 3.1, the losing party shall pay the prevailing party's actual attorneys' fees and expenses incurred in the preparation for, conduct of or appeal or enforcement of judgment from the proceeding. The phrase "prevailing party" shall mean the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default or otherwise.

                                    ARTICLE 4
                                     GENERAL

         4.1 GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by the laws of the State of California, without regard to the choice of law provisions thereof. Employee hereby expressly consents to the personal jurisdiction of the state and federal courts located in California for any lawsuit arising from or relating to this Agreement.

         4.2 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between Placer Bank and Employee relating to the subject matter herein and merges all prior discussions and agreements between the parties with respect that subject matter. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless signed in writing by the Employee and Placer Bank.

         4.3 SEVERABILITY. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

         4.4 NOT EMPLOYMENT CONTRACT. This Agreement is not an employment agreement and nothing in this Agreement shall confer upon Employee any right to continue in the employ of Placer Bank.

         IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year set forth below.



Date:   _______________, 2004                 PLACER SIERRA BANCSHARES

                                              By:_______________________________

                                              Name: ____________________________
                                              Its:______________________________



                                              EMPLOYEE

                                              __________________________________

                                              Name:_____________________________

                                     ANNEX B
                          CALIFORNIA CORPORATIONS CODE
                              TITLE 1. CORPORATIONS
                       DIVISION 1. GENERAL CORPORATION LAW
                         CHAPTER 13. DISSENTERS' RIGHTS

SS. 1300. REORGANIZATION OR SHORT FORM MERGER; DISSENTING SHARES; CORPORATE PURCHASE AT THE FAIR MARKET VALUE; DEFINITIONS

       (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

       (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

              (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
         Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

              (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by
         Section 1201 is sought by written consent rather than at a meeting.

              (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with
         Section 1301.

              (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

       (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SS. 1301. NOTICE TO HOLDERS OF DISSENTING SHARES IN REORGANIZATIONS; DEMAND FOR PURCHASE; TIME; CONTENTS

       (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

       (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

       (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SS. 1302. SUBMISSION OF SHARE CERTIFICATES FOR ENDORSEMENT; UNCERTIFICATED SECURITIES

       Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SS. 1303. PAYMENT OF AGREED PRICE WITH INTEREST; AGREEMENT FIXING FAIR MARKET VALUE; FILING; TIME OF PAYMENT

       (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

       (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SS. 1304. ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR MARKET VALUE; LIMITATION; JOINDER; CONSOLIDATION; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS

       (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

       (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

       (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SS. 1305. REPORT OF APPRAISERS; CONFIRMATION; DETERMINATION BY COURT; JUDGMENT; PAYMENT; APPEAL; COSTS

       (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

       (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

       (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

       (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

       (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

SS. 1306. PREVENTION OF IMMEDIATE PAYMENT; STATUS AS CREDITORS; INTEREST

       To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

SS. 1307. DIVIDENDS ON DISSENTING SHARES

       Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SS. 1308. RIGHTS OF DISSENTING SHAREHOLDERS PENDING VALUATION; WITHDRAWAL AND DEMAND FOR PAYMENT

       Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SS. 1309. TERMINATION OF DISSENTING SHAREHOLDER STATUS

       Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

       (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

       (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

       (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

       (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

SS. 1310. SUSPENSION OF RIGHT TO COMPENSATION OR VALUATION PROCEEDINGS; LITIGATION OF SHAREHOLDERS' APPROVAL

       If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

SS. 1311. EXEMPT SHARES

       This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

SS. 1312. RIGHT OF DISSENTING SHAREHOLDER TO ATTACK, SET ASIDE OR RESCIND MERGER OR REORGANIZATION; RESTRAINING ORDER OR INJUNCTION; CONDITIONS

       (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

       (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

       (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                     ANNEX C
               FAIRNESS OPINION OF RBC CAPITAL MARKETS CORPORATION









September 8, 2004


CONFIDENTIAL
The Board of Directors
First Financial Bancorp
701 South Ham Lane
Lodi, California 95242

Members of the Board:


         You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of First Financial Bancorp (the "Company"), of the consideration to be paid (the "Merger Consideration") pursuant to the terms of the proposed Agreement and Plan of Merger dated as of September 8, 2004 (the "Agreement"), by and among the Company, Bank of Lodi, N.A., a wholly owned subsidiary of the Company, Placer Sierra Bancshares (the "Buyer") and Placer Sierra Bank, a wholly owned subsidiary of the Buyer. Capitalized terms used herein shall have the meanings used in the Agreement, unless otherwise defined herein.

         Pursuant to the Agreement the Company will merge (the "Merger") with and into the Buyer. The Buyer will pay the shareholders and the holders of stock options issued by the Company a Merger Consideration of $50 million in aggregate consisting of 100% cash. The Merger Consideration shall be paid to the holders of Company common stock and holders of Company common stock options pursuant to the terms specified in the Agreement. The terms and conditions of the Merger are set forth more fully in the Agreement.

         RBC Capital Markets Corporation ("RBC"), a member company of RBC Financial Group, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We are acting as financial advisor to the Company in connection with the Merger, and we will receive a fee for our services. This fee (the "Transaction Fee") is contingent upon the consummation of the Merger or a similar transaction involving the Company.

First Financial Bancorp
September 8, 2004
Page 2


We will also receive a fee for providing this opinion. The opinion fee is not contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of our engagement. In the ordinary course of business, RBC and/or its affiliates act as a market maker and broker in the publicly traded securities of the Company and receives customary compensation in connection therewith, and also actively trades securities of the Company for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. In its capacity as a broker of publicly traded securities, RBC and/or its affiliates may, for its own account or for the accounts of its customers, hold a long or short position in the securities of the Buyer.

         In connection with our review of the Merger, and in arriving at our opinion, we have undertaken such review and inquiries as we deemed necessary or appropriate under the circumstances, including the following: (i) reviewed and analyzed the financial terms in the draft Agreement dated September 8, 2004;
(ii) reviewed and analyzed certain publicly available financial and other data with respect to the Company and the Buyer and certain other historical operating data relating to the Company and the Buyer made available to us from published sources and from the internal records of the Company and the Buyer; (iii) conducted discussions with members of the senior management of the Company with respect to the business prospects and financial outlook of the Company; (iv) conducted discussions with members of the senior management of the Buyer with respect to the business and financial condition of the Buyer; (v) received and reviewed financial forecasts prepared by the Company's management on the potential future performance of the Company as a stand-alone entity; (vi) reviewed the publicly reported prices and trading activity for the Company common stock; (vii) compared the financial performance of the Company and the prices of the Company common stock with that of certain other publicly traded companies and their securities that we have deemed comparable; and (viii) reviewed the financial terms, to the extent publicly available, of certain merger transactions that we have deemed comparable. In addition, we have conducted such other analyses and examinations and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.

         With respect to the data and discussions relating to the business prospects and financial outlook of the Company, upon advice of the Company, we have assumed that such data have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company, and that the Company will perform substantially in accordance with such financial data and estimates. We express no opinion as to such financial data and estimates or the assumptions on which they were based.

First Financial Bancorp
September 8, 2004
Page 3

         In rendering our opinion, we have assumed and relied upon the accuracy and completeness of the financial, legal, tax, operating and other information provided to us by the Company and the Buyer (including, without limitation, the financial statements and related notes thereto of the Company and the Buyer, as well as other publicly available information with respect to the Company and the Buyer), and have not assumed responsibility for independently verifying and have not independently verified such information. We have not assumed any responsibility to perform, and have not performed, an independent evaluation or appraisal of any of the respective assets or liabilities, contingent or other, of the Company or the Buyer, and we have not been furnished with any such valuations or appraisals. We express no opinion regarding the liquidation value of any entity. In addition, we have (i) not assumed any obligation to conduct, and have not conducted, any physical inspection of the property or facilities of the Company or the Buyer, (ii) not made an independent evaluation of the adequacy of the allowance for loan losses of the Company or the Buyer, and (iii) not reviewed the individual credit files relating to the Company or the Buyer. Additionally, we have not been asked to consider and did not consider the possible effects of any litigation or other legal claims. With respect to all legal matters relating to the Company and the Buyer, we have relied on the advice of legal counsel to the Company.

         We have assumed that the executed Agreement will be in all material respects identical to the last draft reviewed by us. We have also assumed the Merger will be consummated pursuant to the terms of the Agreement, without amendments thereto and without waiver by any party of any conditions or obligations thereunder. We have assumed in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, and that each party will perform all of the covenants and agreements required to be performed by it under the Agreement. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Merger.

         Our opinion speaks only as of the date hereof, is based on the conditions as they exist and information which we have been supplied as of the date hereof, and is without regard to any market, economic, financial, legal or other circumstances or event of any kind or nature which may exist or occur after such date. It should be understood that although subsequent developments may affect our opinion, we do not have any obligation to update, revise or reaffirm our opinion and we expressly disclaim any responsibility to do so.

         This opinion is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Merger. This opinion shall not be otherwise relied upon, published or otherwise used, nor shall any public references to us be made without our prior written approval, except as set forth in our engagement letter with you dated September 8, 2004.

First Financial Bancorp
September 8, 2004
Page 4

         Our opinion addresses solely the fairness of the Merger Consideration to be paid in the Merger, from a financial point of view, to the shareholders of the Company. We have not reviewed, nor does our opinion in any way address, other Merger terms or arrangements, including without limitation the financial or other terms of any employment or non-competition agreement with Company management or any break-up or termination fee. Further, our opinion does not address, nor should it be construed to address, the relative merits of the underlying decision by the Board of Directors of the Company to authorize the Company to engage in the Merger compared to any alternative business strategies or transaction in which the Company might engage. Our opinion does not constitute a recommendation to any stockholder of the Company to take any action in connection with the Merger or otherwise.

         Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Merger Consideration to be paid in the Merger is fair, from a financial point of view, to the shareholders of the Company.





                                              Very truly yours,



                                              /s/RBC Capital Markets Corporation
                                              RBC CAPITAL MARKETS CORPORATION

                                PRELIMINARY COPY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           OF FIRST FINANCIAL BANCORP
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 3, 2004


The undersigned holder of Common Stock of First Financial Bancorp acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders of First Financial Bancorp and the accompanying Proxy Statement dated October __, 2004, and revoking any Proxy heretofore given, hereby constitutes and appoints Benjamin R. Goehring and David M. Philipp, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of Common Stock of First Financial Bancorp, a California corporation, outstanding in the name of the undersigned which the undersigned could vote if personally present and acting at the Special Meeting of Shareholders of First Financial Bancorp, to be held at the Company's executive offices, 701 South Ham Lane, Lodi, California 95242 at 6:30 p.m., Pacific Time, on Wednesday, November 3, 2004, or at any adjournments or postponements thereof, upon the following items as set forth in the Notice of Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the meeting or any adjournments or postponements thereof.

Please mark votes as indicated in this example [X]

1. To approve the Agreement and Plan of Merger dated September 7, 2004, by and among Placer Sierra Bancshares, its wholly-owned subsidiary Placer Sierra Bank, First Financial Bancorp and its wholly-owned subsidiary Bank of Lodi, N.A., attached as Annex A to the proxy statement, providing for the merger of First Financial Bancorp with and into Placer Sierra Bancshares and the merger of Bank of Lodi, N.A. with and into Placer Sierra Bank, and the transactions contemplated by the Agreement and Plan of Merger.


                         FOR [ ] AGAINST [ ] ABSTAIN [ ]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NUMBER 1. THE PROXY, WHEN PROPERTY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" PROPOSAL NUMBER 1.

I/We do [ ] or do not [ ]expect to attend this meeting.

SHAREHOLDER(S)                                          No. of Common Shares

_____________________________________________           ________________________

_____________________________________________           ________________________

_____________________________________________           ________________________

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE.

Signature(s) _____________________________     Date ___________, 2004

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS SHOULD SIGN.

                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

    INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11:59 PM EASTERN TIME
                     THE DAY PRIOR TO SPECIAL MEETING DAY.

YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
   IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.




__________________________________         ________________________________          _______________________________

             INTERNET                                  TELEPHONE                                  MAIL
                                                     1-800-435-6710
     HTTP://WWW.EPROXY.COM/XXX                                                             Mark, sign and date
                                           Use any touch-tone telephone to                   your proxy card
Use the Internet to vote your              vote your proxy. Have your proxy                        and
proxy. Have your proxy card in        OR   card in hand when you call.         OR           return it in the
hand when you access the web site.                                                   enclosed postage-paid envelope.
__________________________________         ________________________________          _______________________________



               IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.


Our legal counsel has advised that these internet and telephone voting procedures comply with applicable law.


YOU CAN VIEW THE PROXY STATEMENT
ON THE INTERNET AT WWW.XXXXXXXXX.COM


__________________________________                                                   _______________________________

BAR CODE AREA RESTRICTED                                                                CONTROL NUMBER
                                                                                        RESTRICTED AREA
__________________________________                                                   _______________________________
